    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1999.

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                          FORMUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4812                         84-1362218
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
              of                 Classification Code Number)         Identification No.)
incorporation or organization)

                     720 S. COLORADO BLVD., SUITE 600 NORTH
                             DENVER, COLORADO 80246
                                 (303) 504-3200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ------------------

                               BERNARD G. DVORAK
                     720 S. COLORADO BLVD., SUITE 600 NORTH
                             DENVER, COLORADO 80246
                                 (303) 504-3200
                              FAX: (303) 504-3201
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

           GARTH B. JENSEN, ESQ.                         NICHOLAS P. SAGGESE, ESQ.
          HOLME ROBERTS & OWEN LLP                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          1700 LINCOLN, SUITE 4100                   300 SOUTH GRAND AVENUE, SUITE 3400
           DENVER, COLORADO 80203                      LOS ANGELES, CALIFORNIA 90071
               (303) 861-7000                                  (213) 687-5000
             FAX (303) 866-0200                              FAX (213) 687-5600

                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM              AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   AGGREGATE OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value per share....        $150,000,000                 $41,700
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION -- OCTOBER 7, 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROSPECTUS
------------, 1999

                               [FORMUS.NET LOGO]

                         SHARES OF CLASS A COMMON STOCK
--------------------------------------------------------------------------------

FORMUS COMMUNICATIONS, INC.:

- We provide broadband telecommunications services to business customers in selected European countries.

- 720 S. Colorado Blvd., Suite 600 North Denver, Colorado 80246
  Phone: (303) 504-3200

PROPOSED SYMBOL AND MARKET:

- FMUS/Nasdaq National Market

THE OFFERING:

- We are offering      shares of our Class A common stock.

- The underwriters have an option to purchase an additional      shares from us
  to cover over-allotments.

- This is our initial public offering, and no public market currently exists for our Class A common stock. We anticipate that the initial public offering price
  of the shares will be between $          and $     per share.

- Closing:             , 1999

----------------------------------------------------------------------------------
                                                              Per Share    Total
----------------------------------------------------------------------------------
Public offering price:                                        $           $
Underwriting fees:
Proceeds to Formus:
----------------------------------------------------------------------------------

    This investment involves risks. See "Risk Factors" beginning on page 6.
--------------------------------------------------------------------------------
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. NOR HAVE THEY MADE, OR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                          DONALDSON, LUFKIN & JENRETTE

                                 DLJDIRECT INC.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

[Diagram illustrating fixed wireless radio technology, including a central network operations facility and the fibre connections to the Internet; microwave point to point and point to multipoint links; rooftop and tower hub stations; and, dedicated and multipoint channels for three types of customers.]

[Map of Europe identifying the Formus markets, by country and city, and offered services.]

                               TABLE OF CONTENTS

Prospectus Summary....................    1
Risk Factors..........................    6
Use of Proceeds.......................   14
Dividend Policy.......................   14
Dilution..............................   15
Capitalization........................   16
Unaudited Pro Forma Condensed
  Consolidated Financial Data.........   17
Selected Consolidated Financial
  Data................................   21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   23
Business..............................   32
Management............................   50
Certain Transactions..................   57
Principal Stockholders................   58
Description of Our Capital Stock......   61
Certain Federal Income Tax
  Considerations for Non-U.S.
  Investors...........................   64
Underwriting..........................   66
Shares Eligible for Future Sale.......   68
Legal Matters.........................   69
Experts...............................   69
Additional Information................   70
Index to Consolidated Financial
  Statements..........................  F-1

     Other than in the United States, we and the underwriters have not taken any action in any jurisdiction that would permit a public offering of our Class A common stock. No offer or sale of shares of our Class A common stock may be made in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws of that jurisdiction. We and the underwriters require persons to whom this prospectus comes to inform themselves about, and to observe, any restrictions as to the offering of shares of our Class A common stock and the distribution of this prospectus in jurisdictions outside the United States.

                               PROSPECTUS SUMMARY

     The following summarizes information in other sections of our prospectus, including our consolidated financial statements and the notes to those statements. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read the entire prospectus carefully, especially the risks of investing in the shares discussed under "Risk Factors." References to "Formus," "we," "us" and "our" mean Formus Communications, Inc. and our subsidiaries. Descriptions of our operations in Poland include CEL Polska Sp. z o.o., which we currently manage and have agreed to acquire, subject to government approval. See
"Business -- Poland." Certain currency amounts listed in this prospectus have been converted into U.S. dollars at the applicable exchange rate in effect on June 30, 1999. References to common stock mean our Class A common stock and our Class B common stock unless otherwise indicated.

                             FORMUS COMMUNICATIONS

     We provide broadband (i.e., high-capacity, high-speed) and other telecommunications services to business customers in selected European markets using primarily wireless networks. We plan to offer a full suite of telecommunications services to our customers, including broadband Internet access and data transport to connect geographically dispersed offices on local-area and wide-area computer networks. We also plan to offer value-added Internet, voice and video services such as web hosting, e-commerce, private network voice service and video conferencing. We believe that substantial opportunities exist to provide broadband telecommunications connections to business customers that traditionally have used copper-wire networks. We target business customers that do not have broadband telecommunications services either because the cost of available broadband access is prohibitive or because the businesses are located in areas with inadequate telecommunications infrastructure.

     Wireless networks utilize radio spectrum, which is government-regulated and licensed to service providers. We currently have radio spectrum licenses in Germany, Poland, Finland and New Zealand, have trial licenses in France and Hungary, and have been notified of our right to a license in Ireland. In addition to our radio spectrum licenses, we hold other nationwide telecommunications licenses that allow us to provide voice and data transmission services over land line networks in Austria and Germany. We have filed radio spectrum license applications in two additional European countries, and have begun the application process in several other European countries that have recently initiated their licensing application procedures. We expect that the continued liberalization of the telecommunications industry in Europe will create additional license opportunities for us. In addition, we may acquire companies that hold telecommunications licenses or other strategic assets.

     The following table includes information, based on our estimates, regarding our telecommunications licenses. The population and businesses listed under other telecommunications licenses includes the population and businesses also covered by our radio spectrum licenses.

                                                                               OTHER
                                            RADIO SPECTRUM              TELECOMMUNICATIONS
                                           LICENSE COVERAGE              LICENSE COVERAGE
                                       -------------------------     -------------------------
                                       POPULATION     BUSINESSES     POPULATION     BUSINESSES
                                       ----------     ----------     ----------     ----------
                                                           (IN THOUSANDS)
Austria..............................        --             --          8,100           360
Finland..............................     2,000             85             --            --
Germany..............................    35,000            860         82,000         2,600
Ireland(1)...........................     3,600            146             --            --
New Zealand..........................     3,700            261             --            --
Poland...............................    39,000            600             --            --
                                         ------         ------         ------         -----
          Total......................    83,300          1,952         90,100         2,960

---------------

(1) We have been informed of our right to receive this radio spectrum license, but it has not yet been formally issued.

     In Poland, we have a nationwide license that we are using to provide leased capacity on 38 broadband connections to transport data for seven telecommunications providers and have agreements with two other customers to lease 90 connections. This license allows us to establish specific broadband connections upon the filing of requisite documentation. We have additional radio spectrum licenses for the 10 largest cities in Poland. We currently provide broadband Internet access to 70 business customers in Warsaw and have agreements to service an additional 91 businesses. In addition, we offer business customers data transport services and value added telecommunications services such as e-mail and Internet domain name registration. In an effort to increase our customer base, we recently entered into an agreement with one of our stockholders, Intel Corporation, to enable us to market our services in Poland through certain of Intel's reseller channels. In Germany, we currently offer switched long-distance voice services and were recently awarded licenses that allow us to offer broadband telecommunications services. These are the first two markets in which we have launched commercial operations. In France and Hungary, we offer virtual private voice and computer networks, using dedicated lines, broadband Internet access and Internet-based voice services on a trial basis.

     We expect to offer services in the first half of 2000 under our license in Finland and license to be awarded in Ireland and are considering various strategic alternatives for our New Zealand license. In addition to our licenses, we hold a 22.5% equity interest in VeloCom Inc., which provides competitive voice services and broadband telecommunications services in Argentina and Brazil and holds radio spectrum licenses in Colombia and Peru.

THE EUROPEAN MARKET OPPORTUNITY

     The dramatic growth of the Internet, e-commerce and data intensive computer applications has drastically increased demand for broadband telecommunications connections. Industry analysts expect that usage of these services will continue to accelerate. For example, Ovum, Inc. projects total peak hour traffic for voice, Internet and corporate data in Europe will grow 87% annually, from 43,631 Mbps in 1999 to 1,866,353 Mbps in 2005. Ovum estimates data traffic to be 76% of 1999's peak hour traffic and to grow to over 97% by 2005. Until recently, Europe's telecommunications markets have been dominated by government-owned telephone monopolies that generally have not provided broadband access at competitive rates. We believe that many businesses in our target markets do not receive the telecommunications services they need and want. In European countries where broadband telecommunications services are not available or are expensive, we believe that there is significant unmet demand for broadband data transmission services and Internet access. In these markets, we intend to target businesses of all sizes. In European markets where broadband telecommunications services are available today but are not widely used, we plan to target small- and medium-sized businesses that we believe are not currently offered reliable broadband services at attractive rates.

BROADBAND WIRELESS TECHNOLOGY

     We deliver our broadband services primarily through wireless networks using radio equipment to transmit and receive high frequency radio waves. These radio waves transmit data, voice and video at speeds up to 530 times greater than the fastest traditional dial-up modems. We primarily use broadband wireless technology because it provides a quickly deployed, cost-effective and high quality alternative to existing telephone, data and video delivery systems. Radio equipment is easily installed by placing two-way antennae at different locations and can be easily reconfigured or moved to more efficient or profitable locations. We do not have to lay cable to establish broadband connections to customer buildings. Consequently, our installation and labor costs are significantly lower compared to copper and fiber-based systems, and we can reach customer buildings more quickly. In addition, our capital expenditures are success-based, meaning that we do not incur significant capital expenditures until we have identified sufficient customer demand. In some markets, we may supplement our broadband wireless network with other access technologies.

     Broadband wireless technology is based on coverage areas, the size of which depends on the frequency used. In most markets, we intend to use a two-tiered network to maximize our customer base in these coverage areas. The first tier operates in the 24 GHz to 38 GHz spectrum range. These frequencies have a high data carrying capacity, but can effectively transmit only relatively short distances, typically 3 to 5 kilometers, and work well in dense urban areas. The second tier operates in the 2.4 GHz to 10.5 GHz range. While these lower frequencies do not have as much capacity as higher frequencies, they transmit over greater distances, typically 10 to 12 kilometers, and work effectively in suburban areas.

OUR BUSINESS STRATEGY

     To grow our revenues we intend to capitalize on the increasing demand for Internet access and broadband telecommunications services. To meet this objective, we will focus on the following strategies:

     - Obtain telecommunications licenses in additional European markets;

     - Rapidly and cost-effectively deploy our wireless networks;

     - Connect businesses to our local broadband network;

     - Develop strategic relationships with strong local partners; and

     - Pursue acquisitions in attractive markets to accelerate growth.

FUNDING AND MANAGEMENT

     To date, we have raised $202.5 million of cash from the sale of our equity securities. In addition, we have obtained E120 million in financing, supported by Alcatel, for our build-out in Poland. Our stockholders, including The Centennial Funds, Chase Capital Partners, HarbourVest International Private Equity Partners III-Direct Fund L.P., M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Part'Com, Spectrum Equity Investors II, L.P. and Telecom Partners II L.P., have extensive telecommunications experience. Intel Corporation, another of our stockholders, has extensive Internet networking and e-commerce experience. In addition, our senior management team includes individuals with an aggregate of 101 years of telecommunications industry experience, including 56 years with wireless companies. These individuals have served as executive officers of Nokia Corp., UnitedGlobalCom, Inc., Sprint PCS and U S WEST, Inc.

OUR PRINCIPAL EXECUTIVE OFFICES

    Formus Communications, Inc.
    720 S. Colorado Boulevard, Suite 600 North
    Denver, Colorado 80246
    Phone: 303-504-3200

                                  THE OFFERING

Class A common stock
offered....................                 shares

Common stock to be
  outstanding after this
  offering:

     Class A...............                 shares

     Class B...............    ____________ shares

          Total............                 shares

     Our Class A common stock and Class B common stock are identical, except that Class B common stock has no voting rights.

Use of Proceeds............  We plan to use the net proceeds from this offering:

                             - to fund capital expenditures and operating losses
                               associated with our roll-out of
                               telecommunications services in Germany, Poland and other countries in which we have telecommunications licenses;

                             - to acquire telecommunications licenses;

                             - for continued business development activities;

                             - for business acquisitions; and

                             - for general corporate purposes.

Nasdaq National Market
  Symbol...................  FMUS

Risk Factors...............  You should review the "Risk Factors" section for a discussion of certain factors about us, the industry in which we operate and this offering that you should consider before buying our Class A common stock.

     The number of shares of Class A common stock to be outstanding after this
offering excludes      shares of common stock issuable upon the exercise of
outstanding options,      shares reserved for future grants under our equity
incentive plan and      shares to be issued upon the exercise of a warrant.

     Generally, the information in this prospectus:

     - assumes there is no exercise of the underwriters' over-allotment option;

     - assumes a           for           stock split that will occur prior to
       the close of this offering;

     - gives effect to the conversion of all outstanding shares of preferred stock into shares of common stock; and

     - gives effect to the conversion of all shares of preferred stock underlying an outstanding warrant into shares of common stock.

               SUMMARY CONDENSED CONSOLIDATED BALANCE SHEET DATA

     You should read this summary condensed consolidated balance sheet data together with our audited and unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition," included elsewhere in this prospectus. The following condensed consolidated balance sheet data as of December 31, 1998 and as of June 30, 1999 have been derived from audited and unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed consolidated balance sheet data represents actual data, as adjusted to give effect to:

     - the acquisition of the remaining interest in Callino GmbH, our German operating company;

     - the acquisition of our 22.5% interest in Velocom;

     - our September 1999 offering of preferred stock; and

     - the sale of      shares of Class A common stock offered by us at an
       assumed initial public offering price of $     per share, the midpoint of
       the offering range, less underwriting fees and estimated offering expenses.

                                                             AS OF          AS OF JUNE 30, 1999
                                                          DECEMBER 31,   --------------------------
                                                              1998           ACTUAL       PRO FORMA
                                                          ------------   --------------   ---------
                                                                                (UNAUDITED)
                                                                       (IN THOUSANDS)
Cash and cash equivalents...............................    $22,887         $52,389       $281,102
Telecommunications licenses, net........................     11,424          11,880        250,473
Investment in affiliates................................         --           3,024         28,324
Total assets............................................     53,394          85,198        577,765
Deferred income taxes...................................         --              --         81,201
Total liabilities.......................................      4,154           6,935         88,113
Minority interests in subsidiaries......................     10,564           6,403            213
Preferred stock and total stockholders' equity
  (deficit).............................................     38,676          71,860        489,439

     Our unaudited statements of operations data included elsewhere in this prospectus reflect our history of losses from operations since our inception.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following risks, as well as all of the other information in this prospectus, before deciding to buy our common stock.

     We have a history of losses from operations and expect losses to continue for the foreseeable future and cannot assure you that we will ever achieve profitability or generate positive cash flow. We have incurred a loss from operations for each year since we began our business: $96,000 for the period from our inception in October 1996 through December 31, 1996, $6.4 million for 1997, $16.7 million for 1998 and $22.0 million for the six months ended June 30, 1999. You should also expect that any operations we start in markets where we currently do not operate will operate at a loss for a substantial period of time. We did not commence commercial services until May 1999 and do not expect to generate positive operating cash flow and positive earnings for the foreseeable future and cannot assure you that we will ever achieve profitability or generate positive cash flow. We expect that our operating losses and negative cash flow will increase substantially over the next several years from current levels. Future net losses could cause our stock price to decline.

     We have limited operating experience and may not perform up to our expectations. We started operations in late 1996, and have since focused primarily on organizational and start-up activities, such as acquiring licenses, forming strategic partnerships and making strategic investments and dispositions, and we have limited experience in delivering fixed wireless services. Our success will depend upon a number of factors, including our ability to acquire additional spectrum rights, acquire or lease transmission sites, deploy our fixed wireless technology, and attract and retain an adequate customer base. We are a relatively new business operating in an emerging industry sector that has not yet been widely accepted. As a result, we have only limited market data for comparative purposes. We only recently commenced commercial operations and have limited experience in customer management, billing and collection activities. Because of our limited operating history, you have limited operating and financial data about us upon which to base an evaluation of our performance and an investment in our common stock. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies competing in rapidly evolving markets. If we are unable to execute our strategies and grow our business either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations.

     We must compete for a limited number of radio spectrum licenses, and any licenses granted could contain restrictive terms. Competition for radio spectrum licenses has been, and we believe will continue to be, strong. Our competitors, many of whom have significantly more resources than we do, include state-owned telecommunications companies, major international telecommunications entities and local competitors. If we cannot renew our licenses upon expiration on favorable terms, or if governments unilaterally change them, our business will be negatively impacted, and we may be forced to cease operations in those countries. Governments may also impose various types of fees as well as onerous conditions or restrictions on the licenses. In addition, licenses may have build-out or service coverage requirements. Failure to obtain or renew material licenses could have a material adverse effect on our business, prospects, financial condition and results of operations.

     New industries and technologies are risky. Technology in the telecommunications industry changes very rapidly. In our current markets, we use or plan to use broadband wireless technology because of the advantages we perceive over other technologies. However, this technology has not been widely used. We could face unanticipated technological delays in introducing our products and services, unanticipated technological failures and more time-consuming and expensive marketing efforts than anticipated. We also cannot be sure that sufficient demand for our services will develop or be maintained if competitive services are introduced. We will need to anticipate changes in the telecommunications industry and introduce new or enhanced services quickly to increase revenues and remain competitive. Failure to keep our services competitive from a cost, quality or technological standpoint would result in a material adverse effect on our business, prospects, financial condition and results of operations.

     We compete against the incumbent carrier and may not be able to connect our networks to the incumbent carrier's network on favorable terms. We require interconnection agreements with incumbent carriers or competitors of incumbent carriers to connect calls or data transmissions between our customers and non-customers or between our customers in different cities. Incumbent carriers located in European Union countries are legally required to negotiate interconnection agreements, but the process may be difficult and result in unsatisfactory terms. Incumbent carriers in other countries may not be required to provide interconnections, and there may be no competitive alternatives. We cannot assure you that we will be able to negotiate or renegotiate interconnection agreements in all of our markets on favorable terms.

     In each of the markets served by our operating companies, we expect to compete principally with the incumbent carriers that are the established providers of local telephone services to all or virtually all telephone subscribers within their service areas. It can be expensive and difficult for us to switch a new customer to our network because:

     - a potential customer could face switching costs, although this has traditionally only been a problem with voice telephony customers; and

     - we require cooperation from the incumbent carrier.

We cannot assure you that we will be able to overcome these disadvantages and compete successfully with the incumbent carriers.

     We will need and may be unable to obtain additional funding on satisfactory terms to operate and grow our business, which could dilute our stockholders or impose burdensome financial restrictions on our business. Deploying and operating telecommunications systems is a highly capital intensive business. We expect to incur substantial capital expenditures for constructing our networks, deploying customer premise equipment and making acquisitions, which will require us to raise substantial amounts of capital. We anticipate that our current financial resources and the net proceeds of this offering will be sufficient to fund our operations, expansion plans and capital requirements for the next 18 months, at which time we expect, to seek additional funding. If our plans change, our growth rate is higher than anticipated, or our assumptions change or prove to be inaccurate, we might require additional funding sooner than we expect which we may be unable to obtain on satisfactory terms, if at all. If we fail to raise sufficient capital on acceptable terms, we may be required to change, reduce the scope of, or eliminate our anticipated system deployment and expansion plans. This could have a material adverse effect on our business, prospects, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources -- Future capital requirements."

     Our rapid growth will place a significant strain on our resources. Many factors will affect our ability to manage our future growth. We are pursuing a strategy of aggressive and rapid growth in both the geographic coverage of our services and the number of customers. We will need to improve our operational, accounting and financial systems and will require additional skilled employees and management. We will also need strong and effective relationships with our strategic partners, third-party equipment providers and our installation and maintenance contractors in order to meet our customers' needs. We do not plan to manufacture any equipment and will buy our equipment from multiple vendors. There is not an industry or uniform standard for some of the equipment we will be buying. If we are unable to obtain the equipment needed for our anticipated services or manage our growth successfully, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We conduct all of our business through operating companies, some of which are or will be partly owned by local strategic partners. Our only significant assets are the ownership interests in our operating companies, an equity investment in VeloCom and existing cash and cash equivalents, which we intend to invest in operating companies. We intend to invest or loan substantially all of the net proceeds from this offering in or to those entities. See "Use of Proceeds." Local laws and contract restrictions may prevent our operating companies from paying us dividends or other distributions. For example, Polish law prohibits distribution of dividends by our Polish operating venture if it is not profitable; our Polish venture has had no profits to date and none are anticipated in the next three to four years. We also anticipate that our operating companies, including our Polish operations, will incur debt as their businesses grow, which is likely to restrict their ability to make dividends or other distributions to us. As a result, our ability to generate any significant cash through dividends or other distributions from our operating companies in the near future is severely restricted.

     We expect that most of our future investments will be with local strategic partners. We attempt to structure our investments to retain control over management decisions. We cannot guarantee, however, that we will be able to continue to control the operations, strategies and financial decisions of all of our current or future operating companies or sell our interests. As we negotiate future agreements with potential strategic partners, even if they will hold minority positions, we may be required to grant them veto power over significant corporate actions.

     We have a significant investment in VeloCom that is risky. In September 1999, we purchased a 22.5% equity interest in VeloCom Inc., a Delaware corporation, for $28.3 million in cash and assets. Our equity interest is likely to be significantly diluted if VeloCom successfully completes a proposed equity financing, although we or one of our affiliates may exercise our preemptive rights which would minimize such dilution. We cannot assure you that we will have the financial resources needed to exercise these rights.

     Our investment in VeloCom is risky. The economic, political and social instability of Latin America creates operating risks not often found in the United States. During the past several years, Latin American countries have been characterized by varying degrees of inflation and political and economic uncertainty. The high degree of influence over Latin American economies exercised by Latin American governments and the ongoing potential for currency fluctuations, price instability, inflation, rising interest rates, regulatory changes, changes in tax policy and other political, social and economic developments could affect demand for the services that VeloCom intends to offer. VeloCom's business, financial condition and results of operations could be materially and adversely affected as a result of these risks, as well as more specific risks that may be inherent in operating in any of the Latin American countries where VeloCom intends to operate. See "Risk Factors -- Foreign investments can be risky." In addition to risks that are specific to the various Latin American countries in which it intends to operate, VeloCom is subject to many of the same risks as we are. If VeloCom does not successfully implement its business and marketing strategy, we could lose all of our investment in VeloCom. See "Business -- Equity Investment in VeloCom Inc."

     Our business strategy includes acquiring other businesses, but we may not be able to identify and properly integrate acquisitions of other companies. As part of our business strategy, we intend to acquire other businesses. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. Also, we may not be able to identify, acquire or manage additional businesses profitably or to successfully integrate any acquired businesses with our business. Businesses that we acquire may have liabilities that we underestimate or do not discover during our pre-acquisition investigations. Certain liabilities, even if we do not expressly assume them, may be imposed on us as the successor to the business. Further, each acquisition involves a number of other special risks, that could cause the acquired business to fail to meet our expectations. For example:

     - the acquired business may not achieve expected results;

     - we may not be able to retain key personnel of the acquired business;

     - we may incur substantial, unanticipated costs, delays or other operational financial problems when we try to integrate the business with our own;

     - the transfer of required permits, authorizations or licenses may be more difficult, time consuming or costly than we anticipated;

     - our management's attention may be diverted; or

     - our management may not be able to manage the combined entity effectively or to make acquisitions and grow our business internally at the same time.

We cannot predict the timing, size or success of any future acquisitions, our ability to integrate any acquisitions, or the associated capital requirements. In addition, we may not be able to obtain acquisition financing when required, or such financing may only be available on terms and conditions that are unacceptable to us. If we are unable to fund our acquisition plans, our growth could be limited.

     Increased competition could reduce our revenues. The telecommunications industry in many of our markets is competitive and changes rapidly. In each of our markets, we will face competition from existing and new providers of the technology we provide and other competing technologies. In addition to our traditional competitors, we expect to face competition from European cable television systems, satellite service providers and other wireless technology operators that are beginning to offer broadband telecommunications services to business customers. These competitors may use various types of wireless and wire-based technologies. Competition could result in the loss of customers and reduce our revenues. Our current and future competitors may have more experience in providing telephone services, and greater resources to spend on product development, market expansion and customer service. Many of our competitors may have greater political influence, larger customer bases and better name recognition. Our competitors' cost advantages may give them the ability to reduce their price for an extended period of time, and we may not be able to compete effectively against such competitors. We also expect that our prices will decline over the next few years as competition intensifies in our markets.

     Adverse government regulations could limit our growth plans and revenue. In most countries where we have invested or intend to invest, there is government regulation of our business, including licensing of fixed wireless services, licensing providers of switched telephone services, and regulation of rates, network construction, system operations, service and foreign ownership limitations. Companies that violate applicable regulations or terms of licenses may be fined, be required to restructure their operations or lose all or part of their license rights. Some countries do not provide exclusive geographic licenses for fixed wireless services, so that a competitor could build over our coverage, resulting in lower quality service levels. Other countries do not protect providers of high frequency broadband services in certain ways, which could result in a loss of our investment if, for example, we are not given the right to renew a license. Laws can change at any time, and our ability to operate as planned could be negatively affected by such changes. Many countries in which we have licenses or plan to seek licenses have relatively new telecommunications regulatory systems. Many legal and regulatory issues have not been fully addressed. Future administrative or judicial interpretations may expand the scope of regulations or significantly change the interpretation of current laws and regulations. For example, in Poland, many legal and regulatory issues have not been interpreted or reviewed by the courts or administrative bodies. We believe our ownership structure of Formus Polska is consistent with practice and complies with the current law and terms of Formus Polska's licenses. A change in the law or a legal interpretation contrary to this practice could materially adversely affect Formus Polska's financial condition or operations. See "Business -- Operations and
Licenses -- Poland -- Regulation."

     Our networks need clear lines of sight to provide the best service coverage and we may not be able to secure appropriate roof installation rights to ensure such coverage. Wireless transmission using higher band frequencies requires an unobstructed "line of sight" between radio transmitters and receivers. Our current plan in urban areas is to install radio equipment on rooftops of tall structures. Where necessary, we will add additional radio equipment, which would increase our costs. We are trying to obtain roof rights to desirable buildings required in our markets, which may require fee payments in advance, whether or not we ultimately exercise our rights. We cannot assure you that we will be able to obtain adequate roof rights on commercially reasonable terms for clear transmission. We may also experience reception problems due to weather, hills, buildings, trees and foliage. In non-urban areas, we plan to use lower band technologies since an unobstructed line of sight is not as critical. If we do not have a license for lower band services, we might experience obstruction problems in non-urban areas because there are so few structures with sufficient height to clear local obstructions.

     Foreign investments can be risky. We own and plan to acquire additional interests in telecommunications operations outside the United States. Investing in foreign companies, and in U.S. companies doing business in foreign countries, is risky, especially in emerging markets were civil unrest can lead to disruptions in the political, regulatory and economic environment. Governments in emerging markets often have substantial influence over the private sector, and may control or own our competitors or the companies we will depend upon to provide our services. If any of these governments decided to reverse market-oriented initiatives, we could lose all or a significant amount of our investments. Some foreign countries restrict foreign investors to minority voting or economic stakes, or require a board of directors consisting of a majority of citizens of that country. Such laws limit our control over our operating companies. Governments may also restrict our ability to sell our interests or our operating companies' ability to transfer funds to us. We do not carry insurance to cover the risks of political unrest, currency convertibility or repatriation of assets. There are certain risks inherent in conducting our business internationally, such as:

     - changes in telecommunications regulatory requirements could restrict our ability to deliver services to our international customers;

     - export restrictions, tariffs, differing regulatory regimes and other trade barriers could impede us from adequately equipping our network facilities;

     - challenges in recruiting, retaining, and managing qualified staff who understand the highly technical aspects of our business that could hinder our ability to grow and compete;

     - differing technology standards across countries may impede our ability to integrate our product offerings across international borders;

     - political and economic instability could lead to nationalization of our physical assets, impeding our ability to deliver our services to customers and harming our financial results;

     - protectionist laws and business practices favoring local competition may give unequal bargaining leverage to key vendors in countries where competition is scarce, significantly increasing our operating costs; and

     - potentially adverse tax consequences due to unfavorable changes in tax laws or our physical presence in foreign countries.

     Any of these risks could harm our international operations. In addition, we may not be able to obtain the necessary telecommunications infrastructure in a cost-effective manner or compete effectively in international markets. See "Business -- Our Strategy" and "-- Regulation."

     It may be difficult to enforce our legal rights in foreign countries. Many of the agreements with our strategic partners or with our operating companies are governed by the laws of the country where the operating company is located, which, in some cases, may negatively impact our ability to enforce our contractual rights against the strategic partners or operating company or obligate us to resolve any disputes through arbitration or court proceedings in those countries. We cannot accurately predict whether we will be able to efficiently and fairly resolve any disputes that might arise, especially in those countries with evolving legal systems. Even if we prevail in a dispute, we may not be able to enforce our rights. Our inability to enforce our contractual rights or decisions in our favor may have a material adverse effect on our business, prospects, financial condition and results of operations.

     Foreign currency exchange rate fluctuations may cause financial losses. Our foreign operating companies currently pay some of their suppliers in foreign currencies, which subjects them to currency fluctuation risks. In each country, our operating companies attempt to match costs with revenues, and borrowings with repayments in their local currencies. Nonetheless, we expect our operating companies will purchase equipment in currencies other than their own, and some will have debt and receivables denominated in other currencies, exposing them to foreign currency exchange rate fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and

Capital Resources." In addition, if our operating companies are able to pay us dividends in the future, the amount of cash we receive will also be affected by fluctuations in exchange rates and currency devaluations such as those recently experienced by many Asian and Latin American countries. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Inflation; foreign currency exchange risks and foreign investment risks."

     Since our inception through June 30, 1999, we have had cumulative foreign currency translation adjustments of approximately $1.4 million. We believe that in the future an increasing portion of our revenues and costs will be denominated in foreign currencies. In particular, we expect that with the introduction of the Euro, an increasing portion of our international sales may be Euro-denominated. Fluctuations in the value of the Euro or other foreign currencies may cause our business and prospects to suffer. We currently do not engage in foreign exchange hedging activities and, although we have not yet experienced any material losses due to foreign currency fluctuation, our international revenues are currently subject to the risks of foreign currency fluctuations and such risks will increase as our international revenues increase.

     We depend on our executive team and other key personnel. We believe that our continued growth and success depends in significant part on the continued employment of our executive officers named in the section entitled "Management." We must also continue to attract and retain key management, marketing, finance and operating personnel, both at Formus and at our operating companies. Experienced management and other highly skilled personnel are in great demand. It is difficult to find experienced managers, especially for overseas positions. If we are unable to attract or retain key personnel, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We could lose the ability to use certain net operating losses (NOLs). As of December 31, 1998, we had NOLs of approximately $17.7 million for U.S. federal income tax purposes. These NOLs, if not utilized to offset taxable income in future periods, will begin to expire beginning in 2011. Applicable U.S. federal income tax law imposes limitations on the ability of corporations to use NOLs if the corporation experiences a more than 50% change in ownership during any three-year period. It is possible that we have experienced one or more ownership changes in 1997 and 1998 as a result of our raising various rounds of private equity or that such an ownership change may have occurred or be deemed to have occurred due to events beyond our control (such as transfers of common stock by certain stockholders or the exercise or treatment of warrants, conversion rights or stock options issued by us). We also cannot assure you that we will not take additional actions, such as the issuance of additional stock, that would cause an ownership change to occur. In addition, the NOLs are subject to examination by the Internal Revenue Service (the IRS), and are thus subject to adjustment or disallowance resulting from any such IRS examination. Accordingly, you should not assume the unrestricted availability of our currently existing or future NOLs, if any, in making your investment decisions.

     We are subject to international tax risks. Distributions of earnings and other payments received from our operating companies may be subject to withholding taxes imposed by the countries where they are operating or are formed. If these foreign countries do not have income tax treaties with the United States or the Netherlands, where some of our subsidiaries are incorporated, we could be subject to high rates of withholding taxes on these distributions and payments. We could also be subject to tax twice on income related to operations in these non-treaty countries. Because we are unable to reduce the taxable income of one operating company with losses incurred by another operating company located in another country, we may have a higher foreign effective income tax rate than that of other companies in our industry. Although in general we may claim a credit against our U.S. federal income tax for foreign income taxes and foreign withholding taxes we pay, the amount of the credit that we may claim is subject to many limitations which may significantly restrict our ability to claim a credit for all of the foreign taxes we pay.

     A breach of our network security could cause delays or interruptions of service to our customers. Our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our customers, which might cause us to be liable to our customers and might deter potential customers. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers. Any of these factors relating to network security could have a material adverse effect on our business, prospects, financial condition and results of operations.

     You will incur immediate and substantial dilution. The initial public offering price is substantially higher than the net tangible book value per share of our common stock immediately after this offering. You will incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options. Accordingly, if you purchase common stock in this offering, you will incur immediate and substantial dilution
of approximately $          in the net tangible book value per share of the
common stock you purchase in this offering. See "Dilution."

     Future sales of our Class A common stock in the public market could depress our stock price. Sales of substantial amounts of our Class A common stock in the public market following this offering, or the appearance that such sales may occur, could adversely affect the market price. The shares of Class A common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to our "affiliates." In addition, shares of our Class A common stock available for sale in the public market will be limited by lock-up agreements under which certain holders of our outstanding shares of common stock and preferred stock that will be converted into shares of common stock upon the consummation of this offering, and options to purchase common stock will agree not to sell or otherwise dispose
of      shares for a period of 180 days after the date of this prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. There will be a large number of shares available for sale following this period. Further, Donaldson, Lufkin & Jenrette Securities Corporation may, in its sole discretion and at any time without notice, release all or any portion of the shares subject to lock-up agreements.

     After this offering, the holders of substantially all of our common stock will have the right to require us to register the sale of their shares, subject to limitations and to the lock-up agreements with the underwriters. These holders also have the right to include their shares in any future public offerings of our equity securities. Within approximately 180 days after this offering, we intend to file a registration statement under the Securities Act to
register      shares of Class A common stock subject to outstanding stock options or reserved for issuance under our stock option plan. The sale of these additional shares into the public market may further adversely affect the market price of our common stock. See "Shares Eligible for Future Sale."

     Our certificate of incorporation and bylaws contain anti-takeover provisions that could delay or prevent a change in control and therefore could hurt our stockholders. Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of our company, even if a change in control would be beneficial to stockholders, and could adversely affect the market price of our common stock. For example, we are subject to Section 203 of the Delaware General Corporation Law, which restricts some transactions between us and our stockholders. Our certificate of incorporation allows our board of directors to issue, without stockholder approval, preferred stock with terms set by the board of directors. The preferred stock could be issued quickly with terms that delay or prevent the change in control of Formus or make removal of management more difficult, even if it is in the best interest of the stockholders. Also, the issuance of preferred stock may adversely impact the rights of the holders of common stock or cause the market price of our common stock to decrease. See "Description of Our Capital Stock."

     This prospectus contains forward-looking statements which may not prove to be accurate. This prospectus contains forward-looking statements relating to, among other things, our company and industry, as well as the economic, legal and political situations in those countries where we do business. We generally identify such forward-looking statements in this prospectus using words like "believe," "intend," "expect," "should," "plan," "project," "contemplate," "anticipate" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements involve risks and uncertainties, including those described under "Risk Factors" and reflect our current views concerting future events, actual results may differ significantly from the results expressed or implied in these forward-looking statements. Market data and forecasts used in this prospectus, including, for example, market size and potential customer base, are largely the estimates of our management and the management of our operating companies, and to a lesser extent have been obtained from independent industry sources. Although we believe these sources are reliable, we have not independently verified these data.

     Our management has broad discretion in the application of proceeds, which may increase the risk that the proceeds will not be applied effectively. Our management will have broad discretion in determining how to spend the proceeds of the offering. Accordingly, we can spend the proceeds from the offering in ways which turn out to be ineffective or with which the stockholders may not agree.

     As an Internet access provider, we may incur liability for information disseminated through our network. The Internet access business has, to date, not been materially restricted by regulation in our markets. The legal and regulatory environment of Internet access and e-commerce is uncertain, however, and may change. Governments in our markets may adopt new laws and regulations for Internet service offerings, or may apply existing laws to the new forms of e-commerce. Uncertainty and new regulation could increase our costs or slow the growth of e-commerce on the Internet significantly. This could delay growth in demand for our Internet and data services and limit the growth of our revenues. New and existing laws may cover issues such as:

     - sales and other taxes;

     - user privacy;

     - pricing controls;

     - characteristics and quality of products and services;

     - consumer protection;

     - cross-border commerce;

     - libel and defamation;

     - copyright and trademark infringement;

     - pornography and indecency; and

     - other claims based on the nature and content of Internet materials.

     As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain service offerings. Any costs that are incurred as a result of such measures, contesting any such claims, or the consequent imposition of liability could have a material adverse effect on the price of our common stock.

                                USE OF PROCEEDS

     We estimate that we will receive approximately $138.5 million in net proceeds from this offering based upon an assumed initial public offering price
of $     per share, the mid-point of the offering range, or $     million if the
underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses. We
expect to use approximately $          of the net proceeds from this offering to
fund capital expenditures and operating losses associated with our roll-out of telecommunications services in Germany and Poland. We will use the remaining net proceeds, if any, as follows:

     - to fund operations in other countries where we have or obtain licenses;

     - to acquire telecommunications licenses;

     - for continued business development activities;

     - for business acquisitions; and

     - for general corporate purposes.

     The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, additional financing sources, if any, our future capital expenditures, and the amount of cash generated by our operations. Many of these factors are beyond our control. Therefore, our management will have broad discretion in the use of the net proceeds.

     Until we use the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term investment-grade marketable securities.

                                DIVIDEND POLICY

     For the foreseeable future we plan to retain our earnings, if any, to reinvest in our business. We have never declared or paid any dividends. Our future decisions concerning the payment of dividends on the common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as the board of directors, in its sole discretion, may consider relevant. We do not anticipate declaring or paying cash dividends in the foreseeable future.

                                    DILUTION

     Our pro forma net tangible book value as of June 30, 1999, was $100.5
million or $     per share of common stock. Net tangible book value is the
amount of total tangible assets minus total liabilities, pro forma for:

     - our issuance of preferred stock in September 1999;

     - our transaction with VeloCom in September 1999; and

     - our acquisition of the remaining equity interest in our German operating company in September 1999.

     Net tangible book value per share is net tangible book value divided by the number of shares of common stock outstanding. After giving effect to our sale of shares of Class A common stock in this offering, at an estimated initial
public offering price of $     per share, the mid-point of the offering range,
and application of the estimated proceeds therefrom, our net tangible book value
as of June 30, 1999, would have been $     million or $     per share.

     This represents an immediate dilution in net tangible book value of
$          per share to new stockholders purchasing our Class A common stock in this offering. Dilution per share represents the difference between the price per share paid by new stockholders for the shares issued in this offering and the pro forma net tangible book value per share immediately after the completion of the offering. The following table illustrates this net tangible book value per share dilution:

Assumed initial public offering price per share.......................   $
                                                                         --------
  Pro forma net tangible book value per share before the
     offering...............................................  $
  Increase in net tangible book value per share attributable to the offering........................................
                                                              --------
Pro forma net tangible book value per share of Class A
  common stock after this offering and after giving effect
  to the conversion of all outstanding shares of preferred
  stock.....................................................
                                                                         --------
Dilution per share of Class A common stock to new investors...........   $
                                                                         ========

     The following table summarizes the difference between the existing stockholders and new investors with respect to the total number of shares of common stock purchased, the total cash and non-cash consideration paid and the average price per share paid to us.

                                       PURCHASED SHARES     TOTAL CONSIDERATION
                                      ------------------   ----------------------   AVERAGE PRICE PER
                                       NUMBER    PERCENT      AMOUNT      PERCENT     COMMON SHARE
                                      --------   -------   ------------   -------   -----------------
Existing stockholders:
  Common stockholders...............                   %   $  3,465,470     0.67%       $
  Series A & B Preferred
     stockholders...................                         58,200,000    11.27
  Series C & D Preferred
     stockholders...................                         25,000,003     4.84
  Series E & F Preferred
     stockholders...................                        279,563,690    54.16
New investors.......................                        150,000,000    29.06
                                      --------   ------    ------------   ------        --------
          Total.....................             100.00%   $516,229,163   100.00%       $
                                      ========   ======    ============   ======        ========

     These tables assume that none of the stock options or the warrant outstanding upon the closing of this offering will be exercised. As of September
30, 1999,      shares of common stock were issuable upon exercise of outstanding stock options and a warrant. If all of the outstanding stock options and the warrant are exercised, you will experience additional dilution.

                                 CAPITALIZATION

     The following unaudited table sets forth our cash position and capitalization as of June 30, 1999:

     - on an actual basis;

     - pro forma for the following transactions which occurred in September
       1999:

      - the issuance of preferred shares;

      - the VeloCom transaction; and

      - the acquisition of our minority partners' interest in Callino; and

     - pro forma as adjusted to give effect to:

      - the above transactions;

      - the conversion of all of our preferred stock into common stock; and

      - this offering.

     Please read this table in conjunction with our audited and unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                               AS OF JUNE 30, 1999 (UNAUDITED)
                                                          -----------------------------------------
                                                                                       PRO FORMA AS
                                                            ACTUAL      PRO FORMA(1)   ADJUSTED(2)
                                                          -----------   ------------   ------------
                                                                       (IN THOUSANDS)
Cash and cash equivalents...............................   $ 52,389       $142,602       $281,102
                                                           ========       ========       ========
Minority interest.......................................   $  6,403       $    213            213
Preferred stock.........................................     82,006        358,845             --
Stockholders' equity (deficit)
  Common stock..........................................          3              3         61,445
  Additional paid-in capital............................      3,362          3,362        439,264
  Other cumulative comprehensive income (loss)..........     (1,271)        (1,271)        (1,271)
  Accumulated deficit...................................    (12,240)       (10,000)       (10,000)
                                                           --------       --------       --------
     Total stockholders' equity (deficit)...............    (10,146)        (7,906)       489,438
                                                           --------       --------       --------
          Total capitalization..........................   $ 78,263       $351,152       $489,651
                                                           ========       ========       ========

------------------------------

(1) Pro forma for the following events which occurred in September 1999:

    - The acquisition of the remaining equity interest in Callino for $163.8 million consisting of $100 of cash and 16,371,552 shares of preferred
      stock; convertible into     shares of common stock;

    - The transfer of certain of our assets in Latin America (valued at approximately $7.5 million) and $20.8 million in cash in exchange for a 22.5% ownership interest in VeloCom; and

    - The issuance of 11,584,817 shares of preferred stock convertible into shares of common stock for cash consideration of $115.8 million, less estimated offering costs of $2.7 million.

(2) Pro forma, as adjusted to give effect to this offering, including the conversion of outstanding preferred stock into shares of our common stock.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated balance sheet data are presented to reflect the pro forma effect of the transactions described below as if they occurred on June 30, 1999. The following unaudited pro forma condensed consolidated statement of operations data are presented to reflect the pro forma effect of the transactions described below as if they occurred on January 1, 1998. The unaudited pro forma condensed consolidated balance sheet and statements of operations and notes thereto do not purport to represent what our results would actually have been if such transactions had in fact occurred on such dates. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial data and accompanying notes should be read in conjunction with our audited consolidated financial statements and the related notes, our unaudited interim consolidated financial statements and related notes, the financial statements of VeloCom and Callino and other financial information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this prospectus.

     In September 1998, we acquired an initial controlling interest in Callino through the purchase of newly issued preference shares in Callino totaling approximately $12.1 million. The total purchase price was paid over a five-month period ending in January 1999. In September 1999, we acquired the remaining equity interest in Callino which we did not own for $163.8 million, consisting of $100,000 of cash, 9,075,772 shares of our Series E Preferred Stock and 7,295,780 shares of our Series F Preferred Stock which is convertible into 16,371,552 shares of our Common Stock. We have consolidated the results of Callino since September 1, 1998 and will continue to do so.

     In September 1999, we acquired a 22.5% equity interest in VeloCom for cash of approximately $20.8 million and assets valued at approximately $7.5 million. The investment in VeloCom will be accounted for under the equity method of accounting as long as we continue to hold at least a 20% interest in VeloCom.

     In September 1999, we issued 11,584,817 shares of preferred stock
convertible into           shares of common stock for $115.8 million, less
estimated offering costs of $2.7 million.

BALANCE SHEET DATA:

                                                                       AS OF JUNE 30, 1999
                                               --------------------------------------------------------------------
                                                                      PRO FORMA ADJUSTMENTS
                                                          ---------------------------------------------
                                                            CALLINO          VELOCOM         PREFERRED
                                                ACTUAL    ACQUISITION      TRANSACTION      OFFERING(9)   PRO FORMA
                                               --------   -----------      -----------      -----------   ---------
                                                                          (IN THOUSANDS)
ASSETS:
Current assets:
  Cash and cash equivalents..................  $ 52,389    $   (100)(1)     $(22,810)(6)     $113,123     $142,602
  Marketable equity securities...............     7,842          --               --               --        7,842
  Prepaid expenses and other current
    assets...................................     2,003          --               (3)              --        2,000
                                               --------    --------         --------         --------     --------
        Total current assets.................    62,234        (100)         (22,813)         113,123      152,444
Telecommunications licenses, net.............    11,880     238,827 (2)         (234)              --      250,473
Property and equipment, net..................     6,986          --              (36)              --        6,950
Investments in affiliates....................     3,024          --           25,300 (7)           --       28,324
Other assets.................................     1,074          --               --               --        1,074
                                               --------    --------         --------         --------     --------
        Total assets.........................  $ 85,198    $238,727         $  2,217         $113,123     $439,265
                                               ========    ========         ========         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT):
  Total current liabilities..................     6,935          --              (23)              --        6,912
  Deferred income taxes......................        --      81,201 (3)           --               --       81,201
  Minority interests in subsidiaries.........     6,403      (6,190)(4)           --               --          213
  Preferred stock............................    82,006     163,716 (5)           --          113,123      358,845
  Stockholders' equity (deficit).............   (10,146)         --            2,240 (8)           --       (7,906)
                                               --------    --------         --------         --------     --------
        Total liabilities and stockholders'
           equity (deficit)..................  $ 85,198    $238,727         $  2,217         $113,123     $439,265
                                               ========    ========         ========         ========     ========

------------------------------

(1) Represents the cash portion of the consideration we paid to acquire the remaining equity interests in Callino in September 1999.

(2) Represents the pro forma increase in telecommunications licenses resulting from our acquisition of the remaining interest in Callino through the issuance of 16,371,552 shares of preferred stock (valued at $10.00 per share).

(3) Represents the deferred tax liability associated with recording the Callino acquisition in September 1999.

(4) Represents the elimination of the historical Callino related minority interest at June 30, 1999 as a result of the Callino acquisition.

(5) Represents the pro forma increase in stockholders' equity for the 16,371,552 shares of preferred stock (valued at $10.00 per share) we exchanged to purchase the remaining equity interests in Callino.

(6) Represents the pro forma decrease in cash resulting from the VeloCom acquisition:

Cash paid in connection with VeloCom acquisition............  $(20,834)
Additional capital contributions to our Latin American
  operations incurred between June 30, 1999 and the VeloCom
  acquisition...............................................    (1,976)
                                                              --------
                                                              $(22,810)
                                                              ========

(7) Represents the net increase in investments in affiliates due to the VeloCom acquisition:

Investment made for a 22.5% equity interest in VeloCom......  $  28,324
Elimination of historical investment in Latin American
  entities due to transfer to VeloCom.......................     (3,024)
                                                              ---------
                                                              $  25,300
                                                              =========

(8) Represents the pro forma gain recognized on the VeloCom acquisition.

(9) Represents gross proceeds of $115.8 million less estimated offering costs of $2.7 million from the issuance of 11,584,817 shares of our preferred stock in September 1999.

STATEMENT OF OPERATIONS DATA:

                                                          FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                           --------------------------------------------------------------------
                                                                  PRO FORMA ADJUSTMENTS
                                                          --------------------------------------
                                                            CALLINO        VELOCOM     PREFERRED
                                              ACTUAL      ACQUISITION    TRANSACTION   OFFERING     PRO FORMA
                                           ------------   -----------    -----------   ---------   ------------
                                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Costs and expenses:
  Costs of services......................  $      2,260    $     --       $     --           --    $      2,260
  Provision on impaired assets...........         1,214          --             --           --           1,214
  Selling, general and administrative....        17,471          --         (2,310)(5)       --          15,161
  Depreciation and amortization..........         1,045      13,218 (2)         --           --          14,263
                                           ------------    --------       --------      -------    ------------
        Total costs and expenses.........        21,990      13,218         (2,310)(5)       --          32,898
                                           ------------    --------       --------      -------    ------------
        Income (loss) from operations....       (21,990)    (13,218)         2,310 (5)       --         (32,898)
Interest income (expense)................           657          --             (3)(5)       --             654
Other income (expense), net..............          (339)         --             11 (5)       --            (328)
Gain on sale of investments..............        24,527          --             --           --          24,527
Minority interests in subsidiaries.......         6,213      (5,950)(3)         --           --             263
Share in results of affiliated companies,
  net....................................          (283)         --         (1,139)(6)       --          (1,422)
Deferred income tax benefit..............            --       4,494 (4)         --           --           4,494
                                           ------------    --------       --------      -------    ------------
        Net income (loss)................  $      8,785    $(14,674)      $  1,179      $    --    $     (4,710)
                                           ============    ========       ========      =======    ============
Basic net income (loss) per share(1).....                                                          $
                                           ============                                 =======    ============
Diluted net income (loss) per share(1)...
                                           ============                                 =======    ============
Weighted average number of common shares
  outstanding -- basic(1)................
                                           ============                                 =======    ============
Weighted average number of common shares
  outstanding -- diluted(1)..............
                                           ============                                 =======    ============

------------------------------

(1) Reflects a     for     stock split that will be completed immediately prior
    to the close of this offering.

(2) Represents the increase in amortization expense due to the pro forma increase in telecommunications licenses resulting from the Callino acquisition in September 1999.

(3) Represents the elimination of the historical minority interest in subsidiaries for the six months ended June 30, 1999 related to Callino.

(4) Represents deferred tax benefit associated with amortization of telecommunications license rights recorded in connection with acquisition of remaining equity interests in Callino in September 1999.

(5) Represents the elimination of our historical expenses related to our Latin American assets that we transferred in connection with the VeloCom transaction.

(6) Represents additional share in results of affiliates as a result of the VeloCom acquisition.

                                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                                                 --------------------------------------------------------------
                                                                    PRO FORMA ADJUSTMENTS
                                                            --------------------------------------
                                                              CALLINO        VELOCOM     PREFERRED
                                                  ACTUAL    ACQUISITION    ACQUISITION   OFFERING     PRO FORMA
                                                 --------   -----------    -----------   ---------    ---------
                                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Costs and expenses:
  Costs of services............................     1,168          --             --          --         1,168
  Selling, general and administrative..........    14,461         736 (2)     (1,105)(6)      --        14,092
  Depreciation and amortization................     1,070      26,435 (3)         --          --        27,505
                                                 --------    --------        -------      ------      --------
        Total costs and expenses...............    16,699      27,171         (1,105)(6)      --        42,765
                                                 --------    --------        -------      ------      --------
        Income (loss) from operations..........   (16,699)    (27,171)         1,105 (6)      --       (42,765)
Interest income (expense)......................       734          --             (2)(6)      --           732
Other income (expense), net....................       303         (51)            --          --           252
Minority interests in subsidiaries.............     1,192        (637)(4)         --          --           555
Share in results of affiliated companies,
  net..........................................        --          --           (438)(7)      --          (438)
Deferred income tax benefit....................        --       8,988 (5)         --          --         8,988
                                                 --------    --------        -------      ------      --------
        Net income (loss)......................  $(14,470)   $(18,871)       $   665      $   --      $(32,676)
                                                 ========    ========        =======      ======      ========
Basic net loss per share(1)....................  $                                                    $
                                                 ========                                 ======      ========
Diluted net income (loss) per share(1).........
                                                 ========                                 ======      ========
Weighted average number of common shares
  outstanding -- basic(1)......................
                                                 ========                                 ======      ========
Weighted average number of common shares
  outstanding -- diluted(1)....................
                                                 ========                                 ======      ========

------------------------------

(1) Reflects a     for     stock split that will be completed immediately prior
    to the close of this offering.

(2) Represents the increase in selling, general and administrative expenses resulting from our acquisition of the remaining interest in Callino assuming we had first consolidated Callino on January 1, 1998 rather than September 1, 1998.

(3) Represents the increase in amortization expense due to the pro forma increase in telecommunications licenses resulting from our Callino acquisition assuming the September 1998 and 1999 transactions had occurred effective January 1, 1998.

(4) Represents the elimination of the historical minority interest in subsidiaries for the year ended December 31, 1998, related to Callino.

(5) Represents deferred tax benefit associated with amortization of telecommunications license rights recorded in connection with acquisition of remaining equity interests in Callino in September 1999.

(6) Represents the elimination of historical expenses related to our Latin American assets that we transferred to VeloCom in connection with the VeloCom transaction.

(7) Represents additional share in results of affiliates as a result of the VeloCom transaction.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following consolidated statement of operations data for the period from our inception on October 22, 1996 to December 31, 1996, for the years ended December 31, 1997 and 1998, and for the cumulative period from our inception on October 22, 1996 to December 31, 1998 and related balance sheet data as of December 31, 1996, 1997 and 1998 are derived from our audited consolidated financial statements. The following unaudited consolidated statement of operations data for the six months ended June 30, 1998 and 1999 and for the cumulative period from our inception on October 22, 1996 to June 30, 1999 and the unaudited consolidated balance sheet data as of June 30, 1999, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. In our opinion, these unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods and as of such date. You should read the data set forth below together with our audited and unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

                                                           AS OF DECEMBER 31,          AS OF
                                                       --------------------------     JUNE 30,
                                                        1996     1997      1998         1999
                                                       ------   -------   -------   ------------
                                                                                    (UNAUDITED)
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..........................  $1,177   $21,528   $22,887     $52,389
  Other current assets...............................      --       373     2,912       9,845
  Total current assets...............................   1,177    21,901    25,799      62,234
  Telecommunications licenses, net...................      --     2,422    11,424      11,880
  Property and equipment, net........................      45       491     4,391       6,986
  Investments in affiliates..........................      --        --    11,756       3,024
  Other assets.......................................      --        20        24       1,074
  Total assets.......................................   1,222    24,834    53,394      85,198
  Total current liabilities..........................      77     1,252     4,154       6,935
  Minority interest in subsidiaries..................      --       230    10,564       6,403
  Mandatorily redeemable preferred stock.............      --    26,830    56,870      82,006
  Total stockholders' equity (deficit)...............   1,146    (3,478)  (18,194)    (10,146)

                                       FOR THE PERIOD FROM                           CUMULATIVE FROM
                                        OCTOBER 22, 1996      FOR THE YEARS ENDED    OCTOBER 22, 1996
                                         (INCEPTION) TO          DECEMBER 31,         (INCEPTION) TO
                                          DECEMBER 31,       ---------------------     DECEMBER 31,
                                              1996             1997        1998            1998
                                       -------------------   ---------   ---------   ----------------

                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Costs and expenses:
  Costs of services..................        $    --         $      --   $   1,168      $   1,168
  Provision on impaired assets.......             --                --          --             --
  Selling, general and
    administrative...................             96             6,266      14,461         20,823
  Depreciation and amortization......             --               128       1,070          1,198
                                             -------         ---------   ---------      ---------
        Total costs and expenses.....             96             6,394      16,699         23,189
        Loss from operations.........            (96)           (6,394)    (16,699)       (23,189)
                                                  --                --         (17)           (17)
Interest income (expense), net.......              7               328         751          1,086
Gain on sale of investment in
  affiliate..........................             --                --          --             --
Other income (expense), net..........             --              (101)        303            202
Minority interests in subsidiaries...             --                20       1,192          1,212
Share in results of affiliated
  companies, net.....................             --                --          --             --
                                             -------         ---------   ---------      ---------
Net (loss) income....................            (89)           (6,147)    (14,470)       (20,706)
                                             -------         ---------   ---------      ---------
Accretion of mandatorily redeemable
  preferred stock....................             --                --        (182)          (182)
                                             -------         ---------   ---------      ---------
Net (loss) income applicable to
  common stock.......................        $   (89)        $  (6,147)  $ (14,652)     $ (20,888)
                                             =======         =========   =========      =========
Net (loss) income per common share
  Basic net (loss) income............        $  (.13)        $   (2.66)  $   (4.98)     $   (8.50)
  Diluted net (loss) income..........        $  (.13)        $   (2.66)  $   (4.98)     $   (8.50)
Weighted-average number of common
  shares outstanding:
  Basic..............................        685,070         2,314,548   2,943,180      2,456,568
                                             =======         =========   =========      =========
  Diluted............................        685,070         2,314,548   2,943,180      2,456,568
                                             =======         =========   =========      =========

                                                                CUMULATIVE FROM
                                         FOR THE SIX MONTHS     OCTOBER 22, 1996
                                           ENDED JUNE 30,        (INCEPTION) TO
                                       ----------------------       JUNE 30,
                                         1998         1999            1999
                                       ---------   ----------   ----------------
                                            (UNAUDITED)           (UNAUDITED)
                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Costs and expenses:
  Costs of services..................  $      14   $    2,260      $   3,428
  Provision on impaired assets.......         --        1,214          1,214
  Selling, general and
    administrative...................      5,535       17,471         38,294
  Depreciation and amortization......        313        1,045          2,243
                                       ---------   ----------      ---------
        Total costs and expenses.....      5,862       21,990         45,179
        Loss from operations.........     (5,862)     (21,990)       (45,179)
                                              --           (8)           (25)
Interest income (expense), net.......        220          665          1,751
Gain on sale of investment in
  affiliate..........................         --       24,527         24,527
Other income (expense), net..........        150         (339)          (137)
Minority interests in subsidiaries...        231        6,213          7,425
Share in results of affiliated
  companies, net.....................         --         (283)          (283)
                                       ---------   ----------      ---------
Net (loss) income....................     (5,261)       8,785        (11,921)
                                       ---------   ----------      ---------
Accretion of mandatorily redeemable
  preferred stock....................        (65)        (137)          (319)
                                       ---------   ----------      ---------
Net (loss) income applicable to
  common stock.......................  $  (5,326)  $    8,648      $ (12,240)
                                       =========   ==========      =========
Net (loss) income per common share
  Basic net (loss) income............  $   (1.81)  $     2.90      $   (4.78)
  Diluted net (loss) income..........  $   (1.81)  $      .26      $   (4.78)
Weighted-average number of common
  shares outstanding:
  Basic..............................  2,943,180    2,984,745      2,561,330
                                       =========   ==========      =========
  Diluted............................  2,943,180   33,116,245      2,561,330
                                       =========   ==========      =========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis in conjunction with the "Selected Consolidated Financial Data" and our audited and unaudited consolidated financial statements and the related notes which are included elsewhere in this prospectus. All amounts in the tables in this section (except share and per share data) are stated in thousands.

OVERVIEW

     Since our inception in 1996, our principal activities have included securing radio spectrum and other telecommunications licenses, developing and constructing networks, raising capital, establishing strategic partnerships, and building our management and corporate infrastructure. We generated no revenues from inception through June 30, 1999. We are headquartered in the United States and conduct our principal operations in Germany and Poland. We also recently opened an office in The Netherlands to oversee all of our European operations. In May and July 1999, we launched our first commercial services in Poland and Germany, respectively, and generated revenues during the quarter ended September 30, 1999. We hold additional commercial telecommunications licenses in other countries in which we are not yet operational. We are also engaged in operations under trial licenses in two countries and believe that these trials may give us an advantage in obtaining commercial telecommunications licenses in the future.

     Our consolidated financial statements include the accounts of Formus Communications, Inc. and our majority-owned or -controlled subsidiaries. We operate our business through a number of subsidiaries primarily located in Europe. Callino was not consolidated until September 1, 1998.

     We have generated significant net operating losses and negative cash flows from operations since our inception, and we currently expect that we will continue to incur net operating losses in the future as we acquire new radio spectrum and other telecommunications licenses and continue to deploy our networks. Our prior operating results are not indicative of the anticipated results of operations which we expect to achieve in the future.

     We currently evaluate our business according to the geographic location of our markets. We identify these markets as Germany, Poland and Corporate & Other. The following table presents information about each of these segments for the year ended December 31, 1998, and for the six months ended June 30, 1999.

                                                             AS OF AND FOR THE YEAR ENDED
                                                                  DECEMBER 31, 1998
                                              ----------------------------------------------------------
                                                              NET INCOME   DEPRECIATION &     CAPITAL
                                              TOTAL ASSETS      (LOSS)      AMORTIZATION    EXPENDITURES
                                              ------------    ----------   --------------   ------------
Germany.....................................    $18,822        $ (1,203)       $  185          $6,977
Poland......................................        673            (831)           68             175
Corporate & Other...........................     33,899(1)      (12,436)          817           1,625
                                                -------        --------        ------          ------
          Total Company.....................    $53,394        $(14,470)       $1,070          $8,777
                                                =======        ========        ======          ======

------------------------------

(1) Includes approximately $11.1 million of corporate cash and cash equivalents at December 31, 1998. In addition, the asset account includes an approximate $11.8 million investment which was sold in April 1999.

                                                         AS OF AND FOR THE SIX MONTHS ENDED
                                                                    JUNE 30, 1999
                                              ---------------------------------------------------------
                                                             NET INCOME   DEPRECIATION &     CAPITAL
                                              TOTAL ASSETS     (LOSS)      AMORTIZATION    EXPENDITURES
                                              ------------   ----------   --------------   ------------
Germany.....................................    $15,833       $(10,274)       $  554          $5,659
Poland......................................      1,217           (638)           59             453
Corporate & Other...........................     68,148(1)      19,697           432             861
                                                -------       --------        ------          ------
          Total Company.....................    $85,198       $  8,785        $1,045          $6,973
                                                =======       ========        ======          ======

------------------------------

(1) Includes approximately $48.4 million of corporate cash and cash equivalents at June 30, 1999.

REVENUES

     We expect to generate most of our recurring revenues from providing broadband telecommunications access service, leasing dedicated connections between customer sites, switched voice services, providing data transmission through broadband connections for other telecommunications providers and other value-added telecommunications services. We commenced commercial operations in May and July 1999 in two European markets, and we expect to commence additional commercial operations in new markets in 2000, which we expect will generate additional revenues.

     We intend to price our services competitively. We will charge customers a monthly fee, as well as connection and usage fees for some services. As part of our marketing activities, we may offer sales promotions that include free installation, risk-free trials and price discount programs, each designed to establish a market presence and address local market conditions. While pricing will be an important element of our strategy, we believe that customer care, reliability and consistent quality will also be critical to generating new customers and promoting customer loyalty.

EXPENSES

     We expect that our expenses will principally include costs of services (including network operations costs) and selling, general and administrative expenses. Our costs of services will include interconnection costs, network operations, site lease fees, operating and maintenance costs, roof-rights fees and license fees. We expect these costs will increase as we expand our networks and launch commercial services in new markets. Our selling, general and administrative expenses will include expenses related to our sales and marketing representatives, support personnel, advertising programs, as well as general and administrative expenses relating to corporate overhead, professional fees, salaries and employee benefits. We expect that our costs per customer will be higher during our initial years of operation and will decline as our sales and marketing expenses are distributed over a greater customer base.

     We expect that interconnection costs will be a major portion of our costs. We currently have interconnection agreements with telecommunications providers in Germany and Poland. We anticipate that we will enter into additional interconnection agreements with other telecommunications providers as we expand our operations, and that our interconnection costs will grow as our customer base grows and volume increases.

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

     Our consolidated net loss, excluding a one-time gain on sale of investments of $24.5 million, during the six-month period ended June 30, 1999, was $15.7 million, compared to $5.3 million in the corresponding period of 1998. The change was primarily the result of substantial start-up costs of our operations in Germany and Poland, and corporate level business development activities and related expenses.

     We expect to continue to generate increasing operating losses and negative cash flows from operations as we continue to expand our commercial operations and enter new markets, even if and after we have achieved positive cash flow from operations in our initial markets.

     Revenues. We generated no revenues from inception through June 30, 1999. While we launched service in Poland in May 1999, we offered two months of introductory services without charge.

     Costs of services. Our costs of services for the six months ended June 30, 1999, totaled $2.3 million, compared to $14,000 for the six months ended June 30, 1998. This increase is a result of our operational activities associated with our commercial and trial telecommunications network construction and operation.

     Selling, general and administrative expenses. For the six-month period ended June 30, 1999, selling, general and administrative expenses totaled $17.5 million compared to $5.5 million for the same period in 1998, representing a 218% increase. This change was primarily due to our acquisition of Callino effective

September 1, 1998, increased business development costs, including market assessment and license application costs and an increase in the number of employees and other corporate expenses.

     We are assembling locally based, direct sales forces in our local markets. To attract and retain a highly qualified sales force, we plan to offer our sales and customer-care personnel a highly competitive incentive-based compensation package. The number of employees increased from 40 as of June 30, 1998, to 129 as of June 30, 1999. We expect that our employee base, including the number of our sales and marketing personnel, will grow significantly as we offer new services and expand into new markets. We expect our selling, general and administrative costs will increase as we develop and expand our operations, acquire additional telecommunications licenses and build our management and corporate infrastructure.

     Depreciation and amortization. For the six months ended June 30, 1999, we have recorded depreciation and amortization expense of $1.0 million, compared to $313,000 for the similar period in 1998. This change is due to increases in network buildouts and the acquisition of telecommunications licenses related to Callino.

     Other income. Interest income for the six months ended June 30, 1999 was $665,000. In the comparable period in 1998, interest income was $220,000. The change is due to the increase in cash and cash equivalents resulting from additional equity financing activities and the proceeds received from the sale of our interest in WNP Communications and from the sale of shares in NEXTLINK.

     WNP Communications transaction. For the period ended June 30, 1999, we had net income of $8.8 million. Included in net income was a gain totaling approximately $24.5 million, related to the sale of our investment in WNP Communications, for cash and shares of NEXTLINK Communications. During 1998, we purchased a minority interest in WNP Communications, Inc. for cash consideration totaling approximately $11.8 million. In January 1999, NEXTLINK agreed to acquire WNP, resulting in WNP becoming a wholly owned subsidiary of NEXTLINK. In connection with the merger, NEXTLINK issued us shares of its common stock, as well as cash consideration in exchange for our interest in WNP. We recognized a gain of approximately $24.5 million associated with the shares and cash received. Subsequent to the merger between NEXTLINK and WNP Communications, we completed a sale of a portion of the shares we received from NEXTLINK resulting in total net cash proceeds to us of approximately $16.5 million. During the third quarter we sold our remaining interest in NEXTLINK and received additional net cash proceeds of approximately $10.2 million, resulting in an additional gain of approximately $2.3 million.

     Minority interest in subsidiaries. During the six months ended June 30, 1999, and for the comparable period in 1998, $6.2 million and $231,000, respectively, of losses were allocated to minority shareholders of our consolidated subsidiaries. The increase of $6.0 million in the 1999 period over the 1998 period relates to the consolidation of Callino effective September 1, 1998.

     Asset write-down. During the second quarter, we recorded a $1.2 million write down for certain assets in Ecuador as we determined that we were not going to pursue further development opportunities in Ecuador. We are currently in negotiations regarding the sale of our entire interest in Ecuador.

  FISCAL YEAR 1998 COMPARED TO FISCAL YEAR 1997

     For the year ended December 31, 1998, we had a net loss of $14.5 million, compared to a net loss of $6.1 million in 1997.

     Costs of services. In 1998, we incurred costs of services of $1.2 million as a result of operational activities associated with commercial and trial network buildouts. We did not record any costs of services during the year ended December 31, 1997.

     Selling, general and administrative expenses. In 1998, we increased our development and corporate activities, including increasing the number of our employees and our use of outside service providers, and increased our other general corporate and administrative activities. As a result, our selling, general and administrative expenses increased $8.2 million, to $14.5 million, during the year ended December 31, 1998, from $6.3 million during the year ended December 31, 1997. Also contributing to the increase in expenses was our consolidation of the financial results of Callino effective as of September 1, 1998.

     Depreciation and amortization. Our depreciation and amortization expense increased $942,000, to $1.1 million, during the year ended December 31, 1998, as a result of our network buildout activities and the acquisition of telecommunications licenses primarily associated with our acquisition of Callino in September 1998.

     Other income. In 1998, interest income increased $423,000 to $751,000 from $328,000 in 1997. Net other income increased $404,000 to $303,000, compared to a net expense of $101,000 for the year ended December 31, 1997. The increase was due primarily to a payment made to us by WNP Communications for reimbursements. As a result of our acquisition of Callino, our minority interest in net loss of subsidiaries increased to $1.2 million during the year ended December 31, 1998, as compared to $20,000 for the year ended December 31, 1997.

  FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

     We commenced business operations in October 1996. As a result, we only had two months of operations in fiscal year 1996 as compared to 12 months for fiscal year 1997. For the year ended December 31, 1997, we had a net loss of $6.2 million, compared to a net loss of $89,000 in 1996.

     Costs of services. We did not record any costs of services in 1997 or 1996.

     Selling, general and administrative expenses. Our selling, general and administrative expenses in 1997 were $6.3 million, compared to $96,000 during the year ended December 31, 1996. This increase is attributable to our development activities and hiring personnel.

     Depreciation and amortization. In 1997, we recorded depreciation and amortization expense of $128,000. In 1996, we did not recognize any depreciation and amortization expenses as we did not hold any depreciable assets.

LIQUIDITY AND CAPITAL RESOURCES

     Cash flows from operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, prepaid expenses and other assets, accounts payable and accrued liabilities. From our inception through June 30, 1999, we have experienced net operating losses which is the primary cash component of net cash from operating activities. Net cash from operating activities was approximately $17.8 million for the six months ended June 30, 1999. This was largely derived from our net income of approximately $8.8 million offset by the gain realized from the WNP Communications transaction of approximately $24.5 million and non-cash depreciation and amortization expenses of approximately $1.0 million and a provision on impaired assets of approximately $1.2 million. Net cash from operating activities was approximately $13.3 million for the twelve months ended December 31, 1998. This was largely derived from our net loss of approximately $14.5 million offset by non-cash depreciation and amortization expenses of approximately $1.1 million. Net cash from operating activities was approximately $6.1 million for the twelve months ended December 31, 1997. This was largely derived from our net loss of approximately $6.1 million.

     Net cash from investing activities was approximately $17.9 million for the six months ended June 30, 1999. This was mainly comprised of the cash proceeds of approximately $28.5 million from the WNP Communications transaction and subsequent sale of NEXTLINK shares, offset by cash outflows for telecommunications licenses of approximately $3.6 million, property and equipment of approximately $3.3 million and capital contributions to an affiliate of approximately $3.3 million. Net cash from investing activities was approximately $20.1 million for the twelve months ended December 31, 1998. This is largely comprised of our investment in WNP Communications of approximately $11.8 million, acquisition of telecommunications licenses of approximately $4.9 million and purchases of property and equipment of approximately $3.8 million. Net cash from investing activities was approximately $2.1 million for the twelve months ended December 31, 1997. This was due to our Ecuador investment of approximately

$1.4 million, purchase of radio spectrum license in Poland of approximately $478,000 and the purchase of property and equipment of approximately $267,000.

     Net cash from financing activities was approximately $30.2 million for the six months ended June 30, 1999. This was mainly comprised of the net cash proceeds from our preferred stock offering in February 1999 of approximately $25.0 million and approximately $4.9 million from capital contributions by minority shareholders. Net cash from financing activities was approximately $34.9 million for the twelve months ended December 31, 1998. This is largely comprised of the net cash proceeds from the issuance of a portion of our preferred stock offering in July and November 1998 of approximately $29.9 million and approximately $6.0 million from capital contributions by minority shareholders. Net cash from financing activities was approximately $28.8 million for the twelve months ended December 31, 1997. This is mainly comprised of the net cash proceeds from the issuance of a portion of our preferred stock offering in August and November 1997 of approximately $26.8 million and approximately $1.7 million from the issuance of common stock.

     As of June 30, 1999, we had $52.4 million of cash and cash equivalents and short-term investments and net working capital of $55.3 million. On a pro forma basis, giving effect to the issuance of preferred stock in September 1999, the Callino transaction and the VeloCom transaction, we had cash and cash equivalents of $142.6 million and net working capital of $145.5 million.

     Since our inception, we have relied on the proceeds from a series of equity financings as our primary source of capital. We have raised approximately $202.5 million in cash from the issuance of shares of our common stock and preferred stock. The following table shows the shares issued and capital raised from each of these equity financing transactions:

                                                               GROSS
SECURITY ISSUED                                               PROCEEDS
---------------                                               --------
Common stock................................................  $  3,465
Series A and B preferred stock..............................    58,200
Series C and D preferred stock..............................    25,000
Series E and F preferred stock(1)...........................   115,848
                                                              --------
          Total Capital.....................................  $202,513
                                                              ========

------------------------------

(1) Does not include shares issued to acquire the minority interest in Callino.

     Capital Expenditures. During the six months ended June 30, 1999, we incurred capital expenditures of $3.3 million, for the deployment of our telecommunications networks. During the same period in 1998, we expended $1.6 million for similar capital expenditures. We expect that our plans for expanding our telecommunications networks will require increased capital expenditures. We currently anticipate that our plans to expand our current commercial operations in Germany and Poland and to build out our systems in Finland and Ireland will require substantial capital expenditures through 2000. Further, if we are successful in acquiring additional telecommunications licenses, we will have additional capital needs to fund the expansion.

     Future Capital Requirements. Based on our current business plan, we estimate that through the end of 2000 we will need substantial funds to fund the deployment and operation of networks in Germany, Poland, Finland and Ireland (including requirements to finance capital expenditures, working capital and operating losses in those markets). The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of, among other things:

     - the cost of deploying our networks in each of our target markets;

     - the demand for our services;

     - changes in the regulatory, technological or competitive environment, including new market opportunities within or outside of our initial markets;

     - changes in our development plans or projections that cause us to alter our network roll-out schedule, or change our markets or service offerings;

     - acquisitions or strategic alliances, if any;

     - the decision to deploy networks in other markets other than those in our current business plan; and

     - the cost of obtaining radio spectrum licenses.

     Our costs and expenses and revenues may vary from expected amounts, possibly by a significant degree. Any variation would affect our future capital requirements. We cannot be sure that we will be able to obtain the additional financing to satisfy our additional capital requirements, if any, on acceptable terms or at all. If we cannot obtain such financing on terms acceptable to us, we may be forced to curtail our planned expansion activities and may be unable to fund our ongoing operations.

     In September 1999, Formus Polska entered into a secured senior facility agreement with Westdeutsche Landesbank (France) S.A., and other lenders, that enables it to borrow a total principal amount of E120 million in four staggered installments, as follows:

     - Up to E31 million before June 30, 2000;

     - Up to E31 million, plus any unused amounts from the preceding phases, during the period between July 1, 2000 and June 30, 2001;

     - Up to E31 million, plus any unused amounts from the preceding phases, between July 1, 2001 and June 30, 2002; and

     - Up to E27 million, plus any unused amounts from the preceding phases, between July 1, 2002 and June 30, 2003.

     We may borrow under this facility solely to purchase equipment from Alcatel for the deployment of our broadband wireless network in Poland, after we have received invoices exceeding E1 million. The loans under this facility will be secured by a pledge of our interest in Formus Polska. Formus Polska will also pledge its assets, and assign its contracts and bank accounts. In addition, we have agreed to contribute up to E50 million of capital to Formus Polska by the end of 2000, in accordance with Formus Polska's business plan.

     Interest on the loan is payable quarterly at an interest rate based on EURIBOR plus 5% per year, or the European Overnight Interest Rate plus 5% per year, depending on the type of advance. Under the facility we are subject to restrictive covenants, including with respect to acquisitions of assets, incurrence of debt and encumbrances on assets. The facility includes prepayment provisions and does not allow us to reborrow any re-paid amounts.

INFLATION, FOREIGN CURRENCY EXCHANGE RISKS AND FOREIGN INVESTMENT RISKS

     We may conduct business in countries that are experiencing a much higher rate of inflation than the rate of inflation in the United States. This trend could have a material adverse effect on our financial results. However, inflation has not had a significant adverse effect on our historical operating results.

     We are exposed to changes in currency exchange rates and, as a result, our financial condition and results of operations, as reported in U.S. dollars may be affected by a change in the value of the local currencies in which we transact business as compared with the U.S. dollar. The functional currency of our foreign subsidiaries is either the applicable local currency or the U.S. dollar. We determine the functional currency based upon the primary economic environment in which our foreign subsidiaries operate, typically, this is the currency in which they will generate and expend cash. The assets and liabilities of our foreign subsidiaries for which the functional currency is the local currency are translated into the U.S. dollar at the applicable exchange rate in effect at the end of the period being reported on, and our revenues and costs are translated at the average exchange rate during the period being reported on. In addition, we anticipate that our foreign subsidiaries will have debts or receivables that are denominated in other currencies, exposing them to foreign currency exchange rate fluctuations. We believe that in the future we will be generating an increasing portion of our revenues and costs in foreign currencies, which could have a negative impact on our earnings and cash flows and financial condition. See "Risk Factors -- Foreign currency exchange rate fluctuations may cause financial losses."

     We are also affected by the political and economic factors in each foreign country that could negatively affect our earnings and cash flows. We anticipate that with the introduction of the euro currency, we may experience a lesser impact from local political or economic changes in European Union countries such as Germany.

YEAR 2000 CONVERSION

     The "year 2000 conversion" generally describes the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other equipment as a result of computer hardware and software using only the last two digits of the year to identify the year in a date field. If a computer program or other piece of equipment fails to properly process dates including and after the year 2000, the computer's calculations may be inaccurate and equipment may malfunction.

     State of readiness. Generally, we have identified two areas for year 2000 review: internal systems and operations, and external systems and services. As a relatively young company, we do not have internal legacy systems that are not year 2000 ready. We have purchased our customer and network support systems with explicit specifications, warranties and remedies that all systems be year 2000 ready. However, until well into the year 2000, we cannot assure you that all systems will function adequately.

     We have contacted our external suppliers, vendors and providers to obtain information about their year 2000 readiness. Based on that information we are assessing the extent to which these external systems (including embedded technology) could cause a material adverse effect on our operations.

     Costs to address year 2000 issues. We have not incurred any significant incremental costs in identifying and remediating year 2000 issues.

     Risks of year 2000 issues. We cannot reasonably ascertain the extent of the risks involved in the event that any one system fails to process date-sensitive calculations accurately because we have not identified any material year 2000 issues. Potential risks include:

     - the inability to process customer billing accurately or in a timely manner;

     - delays in receiving payment or equipment from customers or suppliers as a result of their systems' failure;

     - the inability to provide accurate financial reporting to management, auditors, investors and others; and

     - litigation costs associated with potential suits from customers and investors.

Any one of these risks, if they materialize, could individually have a material adverse effect on our business, prospects, financial condition and results of operations.

     All of our information technology and non-information technology systems and products are manufactured or supplied by third parties outside of our control. As a result, we cannot assure you that the systems of any of those companies will be year 2000 ready. In particular, we will be dependent upon an incumbent public telecommunications provider for interconnection capabilities in Germany and Poland. These interconnection arrangements are critical to our ability to conduct our business operations in Poland and failure by this provider to be year 2000 ready may have a material adverse effect on our business, prospects, financial conditions and results of operations in Poland.

     Contingency plans. We have attempted to ensure that our own network and telephone systems are backed up with auxiliary power supplies capable of operating for short periods of time (less than one half hour) should public power supplies fail. Despite our contingency plans, which are intended to avoid singular significant disruptions, we cannot assure you that we will not experience numerous disruptions, individually insignificant, but in the aggregate sufficient to cause a material disruption to our operations.

EURO CONVERSION

     On January 1, 1999, 11 of the 15 member countries of the European Union (excluding Denmark, Greece, the United Kingdom and Sweden, which may convert to the euro at later dates) established fixed conversion rates between their then existing sovereign currencies (the legacy currencies) and the euro and adopted the euro as their common legal currency on that date. The legacy currencies are scheduled to remain legal tender in the participating countries as denominations of the euro until January 1, 2002. During the transition period, public and private parties may pay for goods and services using either the euro or the participating countries' legacy currency.

     We have purchased and specified our business support systems, including billing, to accommodate euro transactions and dual currency operations during the transition period. In addition, we intend to require all vendors supplying third party software to us to warrant compliance.

     We will be dependent on banks, customers and other providers to complete business transactions and we will be exposed to problems inherent in these third-party systems. During the transition period, to the extent we are supplying local service, we can continue billings and collections in the legacy currency to avoid euro conversion problems. However, to the extent we have international transactions in European Union countries, we will be exposed to euro-related risks.

     The establishment of the European Monetary Union may have a significant effect on the economies of the participant countries. While we believe that the introduction of the euro will eliminate exchange rate risks in respect of the currencies of those member states that have adopted the euro, there can be no assurance as to the relative strength of the euro against other currencies. Since a substantial portion of our net sales will be denominated in euro or legacy currencies, we will be exposed to that risk.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Investment portfolio and interest rate sensitivity. We do not think we are exposed to significant changes in fair value of our investment portfolio because of our investment strategy. Under our investment policy, we invest primarily in financial instruments with a maturity of one year or less (with certain limited exceptions) that meet high credit quality standards, such as obligations of the United States government or any European Economic Community member government or any agency thereof guaranteed by the country, certificates of deposits, money market deposits, and commercial paper with a rating of A-1 or P-1, SP1, MIG1 or VMIG1.

     Interest income earned on our investment portfolio is affected by changes in short-term interest rates. We are thus exposed to market risk related to changes in market interest rates. To date, we have managed these risks by monitoring market rates and the duration of our investments.

     Impact of foreign currency rate changes. We are exposed to foreign exchange rate changes related to the monetary assets and liabilities and to the financial results of our foreign operating subsidiaries when their respective financial statements are translated into U.S. dollars in consolidation.

     Our operating subsidiaries' monetary assets and liabilities are subject to foreign currency exchange risk because purchases of network equipment and services may be denominated in currencies other than the subsidiary's own functional currency.

     The spot rates and the average spot rate for the period for the euro, German Deutsche Mark and Polish zloty are shown below per U.S. dollar.

                                                         EURO(1)   DEUTSCHE MARK   ZLOTY
                                                         -------   -------------   -----
June 30, 1999..........................................   0.97         1.89        3.92
6 months ended June 30, 1999 -- Average................   0.92         1.80        3.85
December 31, 1998......................................   0.86         1.68        3.50
12 months ended December 31, 1998 -- Average...........     --         1.76        3.49
December 31, 1997......................................     --         1.79        3.51
12 months ended December 31, 1997 -- Average...........     --         1.73        3.28

------------------------------

(1) The euro was not legal tender before January 1, 1999.

     We intend to manage exchange rate risk by causing our operating subsidiaries to incur financing liabilities denominated in their own functional currency. In addition, under our agreement with Westdeutsche Landesbank, we may be required to take actions to hedge currency exchange exposure affecting the Polish zloty. We will continue to evaluate our exposure to other foreign currency exchange rate risks and may adopt hedging strategies in the future.

                                    BUSINESS

     We provide broadband telecommunications access services to business customers in selected European markets. Our networks provide broadband Internet access and enable customers to quickly transmit large quantities of data. We plan to offer a full suite of telecommunications services to our clients. We deliver our services primarily through wireless networks that use radio waves. We currently have commercial operations in Germany and Poland and operations on a trial basis in France and Hungary. We also hold radio spectrum licenses in Finland and New Zealand, have the right to a license in Ireland and have a number of license and development activities underway in other European countries.

INDUSTRY OPPORTUNITY

     We believe that broadband services offer companies the opportunity to increase productivity and manage resources more efficiently by increasing the speed of communications and information transfer between customers, suppliers, business units and office locations. In addition, broadband access allows businesses to more efficiently exploit the Internet as a distribution channel for goods and services. Datamonitor believes that the European e-commerce market is growing faster than that of the rest of the world, and expects that this trend will continue until at least 2002. Datamonitor projects that by 2004, 5.4 million businesses in Europe, accounting for 65% of all European businesses, will be users of the Internet.

     The following table shows estimated historical and projected European Internet access spending for small- and medium-sized businesses from 1998 to 2001, and illustrates a 116.4% compound annual growth rate over that time period.

 [Table showing European Internet access spending by business segment during a four-year period, including 1998 through 2001]

     Currently, most businesses in Europe have access to the Internet only through dial-up modem connections. These standard connections are slow and generally require the user to wait before a connection is established. These dial-up connections are generally more expensive than similar services in the United States, and users are required to pay for local calls based on the duration of the call. Fiber optic cable, an alternative to dial-up connections, is significantly faster, but is expensive to install and reaches only the largest buildings in the more developed markets. Industry analysts estimate that less than 5% of all buildings in the United States are reached by fiber optic cable, and we believe that fiber optic cable penetration rates in Europe are significantly below those of the United States. We believe that more cost-effective broadband technologies offer attractive alternatives to fiber optic cable.

     While there is substantial fiber infrastructure joining major cities in Europe and within many commercial districts, very few businesses have a high-speed connection to this infrastructure. Broadband wireless technology offers an economical solution to connecting businesses to existing fiber rings. Our broadband networks are engineered to allow transmission speeds of up to 30 Mbps, which is 530 times greater than the fastest available dial-up modem connections. Additionally, broadband wireless Internet access is always on, meaning that business users do not need to dial and wait for a connection in order to transmit and receive data. International Data Corporation reports that broadband access is currently the fastest growing segment of the Internet access market, and that Europe will exhibit growth rates in this segment near, or over, 100% from 1999 to 2003.

OUR STRATEGY

     We intend to grow our revenues and cash flows by focusing on the following strategies:

     Obtain telecommunications licenses in additional European markets. As the demand for telecommunications services has increased, governments have begun allocating previously unused radio spectrum in an effort to increase the capacity of telecommunications networks and allow new competitive carriers to provide advanced and traditional telecommunications services. We are focusing our efforts on obtaining radio spectrum licenses in selected European markets. We hold radio spectrum licenses in three European countries, have the right to receive a license in a fourth country and hold trial licenses in two other countries. We have filed radio spectrum license applications in two additional European countries and have begun the application process in a number of others.

     European governments are trying to encourage development of additional telecommunications capacity and competition in markets dominated by incumbent telephone companies. The process of licensing spectrum is different than in the United States. Spectrum is licensed in the United States through an auction process with licenses generally awarded to the applicants that submit the highest bids. In most cases, European government agencies make licenses available through a tender process that requires applicants to submit detailed business plans, demonstrate their qualifications for building broadband wireless networks and otherwise prove that they are the best candidate for spectrum awards. We have been successful in our licensing application activities in Europe. We have applied for spectrum licenses in five countries that have awarded licenses and have been awarded licenses in four of these countries.

     Rapidly and cost effectively deploy our wireless network. We plan to rapidly and cost-effectively deploy our wireless networks in our existing and future markets. In each of the countries and local markets that we have entered, we seek to establish a strong market presence ahead of our competitors. Our strategy includes several elements:

     - Develop in-country operating teams;

     - Obtain roof rights in business districts;

     - Deploy our networks in the largest cities in our license areas first;

     - Commence operations with a single radio site in the central business district of a city;

     - Roll-out multiple radio sites in a city as needed to meet customer demands; and

     - Expand our services into other cities once we have established a presence in the largest cities in our license areas.

     Our deployment strategy allows us to establish broadband connections without laying underground cable. Once we secure building access we are able to quickly install antennae and establish a connection to the customer. We connect customer sites to our network when we are ready to commence generating revenues. This allows us to tie capital expenditures directly to demand.

     Connect businesses to our local broadband network. We believe that our products will appeal to businesses seeking broadband Internet access and the ability to link multiple office locations, typically referred to as wide-area networks. By focusing on customers with multiple product and service needs, we intend to maximize revenues per customer connection and reduce capital investments in the early stage of operations. We anticipate that business customers' demand for bandwidth access will grow as data-intensive Internet applications increase in usage.

     In markets with more developed telecommunications infrastructure, such as Germany, we intend to focus initially on providing broadband access for small- and medium-sized businesses that have not accessed such services due to high costs and limited availability. In markets with less developed telecommunications infrastructure, such as Poland, we intend to focus on business customers of all sizes.

     Develop strategic relationships with strong local partners. We intend to partner with strong local strategic investors, who can assist us with the licensing process and reduce the uncertainties of dealing with local political and regulatory issues. In addition, we seek partners who have strong market presence and can help us quickly deploy our networks and market our services. We intend to pursue strategic relationships in our target markets to access equipment, sales channels, services, skilled installation and engineering personnel, and equipment financing.

     Pursue acquisitions in attractive markets to accelerate growth. In addition to applying for licenses, we intend to continue to evaluate opportunities to acquire licensed telecommunications companies. We will evaluate companies that have not developed their licenses, as well as companies with commercial operations. For example, to increase our presence in Poland, we recently agreed to acquire CEL Polska. We will use CEL Polska's nationwide wireless license to provide broadband connections to large business customers and lease broadband capacity to other telecommunications providers. In addition, CEL Polska provides us with existing customers, roof rights and additional experienced managers.

SALES AND MARKETING

     For each market that we enter, we plan to have a unique entry strategy and a customized product menu. Generally we plan to offer a suite of services to our customers, including broadband Internet access, high-speed data transport and value-added voice and video services. These services include:

     - Broadband Internet access;

     - Local-area and wide-area computer network connections using Internet Protocol;

     - Dedicated digital private data and voice networks using multiple transfer protocols;

     - Telephone services on a private network basis, using Internet Protocol;

     - Business switched telephone services (where and when regulatory conditions permit);

     - Web hosting;

     - Domain name registration;

     - E-mail;

     - E-commerce;

     - Business video services such as teleconferencing;

     - Streaming video; and

     - Virtual offices/telecommuting.

     We intend to use a highly trained direct sales force to identify and market our products to businesses. Generally, we locate the first radio site near a central business district where most businesses are clustered. As we construct additional radio sites and our sales force develops, we will begin to offer services to businesses in the areas outside the central business district. We will tailor our strategy to each market and intend to design our network in each city so that, once it is fully deployed, approximately 80% of the potential customer base will be within the signal coverage area of our network. As our customer base broadens, we intend to use other distribution channels for our services, such as the marketing relationship in Poland that we have undertaken with Intel Corporation. As a complement to our sales force, we plan to use a number of print and advertising media to reach our potential customers.

     Initially, we intend to provide customers with broadband Internet access and local- and wide-area connections for their data networks. We anticipate that we will provide our customers with higher capacity connections over time as their usage of the Internet and more data-intensive products increases. In addition, we believe that providing these basic services will give us an advantage as we market incremental value-added services to our customers.

OPERATIONS AND LICENSES

     We are actively growing our business and have operations and projects at various stages of development primarily in several European countries. These consist of companies with commercial operations, companies with trial licenses and development work associated with licenses that we have been awarded. The chart below summarizes our activities as of September 30, 1999, and are based on our estimates:

                                                                                ESTIMATED
                                                                                NUMBER OF
                                                    POPULATION                  BUSINESSES
                                                    COVERED BY                  COVERED BY     NATIONWIDE
                                         TOTAL         OUR                         OUR          SWITCHED
                                       POPULATION    SPECTRUM                    SPECTRUM        VOICE
                                       IN COUNTRY    LICENSES    PERCENTAGE      LICENSES       LICENSES
                                       ----------   ----------   ----------     ----------     ----------
                                           (IN THOUSANDS)                     (IN THOUSANDS)
Commercial Operations
  Germany............................    82,000       35,000(4)      43%            860           X
  Poland(1)..........................    39,000       39,000        100%            600
                                        -------       ------                      -----
          Subtotal...................   121,000       74,000                      1,460
Other Licenses Awarded
  Austria(2).........................     8,100           --         --              --           X
  Finland............................     5,200        2,000         38%             85
  Ireland(3).........................     3,600        3,600        100%            146
  New Zealand........................     3,700        3,700        100%            261
                                        -------       ------                      -----
          Subtotal...................    20,600        9,300                        492
                                        -------       ------                      -----
          Total......................   141,600       83,300                      1,952
                                        =======       ======                      =====

------------------------------

(1) These represent CEL Polska's nationwide licenses. Formus Polska's licenses cover an estimated population of 6.7 million and 265,000 businesses.

(2) Our Austrian switched voice licenses cover 360,000 businesses.

(3) We have been informed of our right to receive this radio spectrum license, but it has not yet been formally issued.

(4) In Germany we have licenses in both the 3.5 GHz and 26.6 GHz bands. Population covered is derived by eliminating overlapping coverages.

     In addition, we have trial licenses in France and Hungary and provide services on a trial basis. We are also pursuing telecommunications licenses in additional European countries.

  GERMANY

     Overview. In May 1999, we were granted radio spectrum licenses to provide wireless broadband services in certain parts of Germany. We have licenses for the 3.5 GHz frequency covering approximately 26 million people and approximately 725,000 businesses and licenses for the 26.6 GHz frequency covering approximately 18 million people and approximately 485,000 businesses. Our licenses cover primarily industrial areas in metropolitan vicinities as well as less populated cities where there are fewer broadband wireless competitors. These licenses overlap, and the total population and businesses covered is 35 million and approximately 860,000, respectively. We also have applied for other radio spectrum licenses in additional areas in Germany. We cannot assure you that we will be able to obtain any of these additional licenses. In addition, we hold nationwide competitive local exchange carrier (CLEC) licenses, which allow us to own and operate telecommunications facilities and to provide telecommunications services over networks constructed by third parties. These licenses enable us to offer local and long distance telephone services and data transmission services to a population of approximately 82 million.

     Market opportunity. The German telecommunications market is one of the world's largest and is estimated to be approximately $49 billion in 1999. This market has also become one of the most liberalized in Europe since January 1998, when a new regulatory program was adopted that allows new entrants to compete with Deutsche Telekom. Germany represents an attractive market for broadband telecommunications due to the following factors:

     - One of the world's largest economies with a GDP of $2.1 trillion in 1998;

     - Liberalized telecommunications regulatory environment that favors competition from new entrants and mandates interconnection with the incumbent carrier on reasonable terms;

     - Robust national infrastructure on which to build local connections;

     - Population density of approximately 235 people per square kilometer;

     - Business Internet access revenues that are expected to grow at an approximately 25% compound annual growth rate through 2003; and

     - Over seven million estimated Internet users.

     Roll-out plan. We began providing fixed-line switch-based reseller services, including regional and domestic long distance telephone service, in July 1999 through resale of Deutsche Telekom's regional and long distance capacity. We have installed switches in Munich, Hamburg and Stuttgart, where we currently offer services as a facilities-based CLEC. We expect to install three additional switches in Frankfurt, Dusseldorf and Berlin during 2000. Currently, we have seven points of interconnection with Deutsche Telekom. In order to optimize our sales structure, we plan to add three additional points of interconnection by December 31, 1999 and an additional 13 in 2000. We have an interconnect agreement with Deutsche Telekom that expires December 31, 1999, and we are currently negotiating a new two-year agreement. We cannot assure you that we will be able to negotiate a new agreement on acceptable terms. We also have interconnection agreements with several other German telecommunications operators. We expect to build a national switching network, targeting other major cities and subsequently their surrounding areas.

     We currently provide our customers with voice and high-speed data telecom services over wired networks. Customers can select us as their discounted rate provider for the following services:

     - Call-by-call voice telephone service using a prefix code to obtain our reduced rates;

     - Calls from a particular phone or location using our service, but other carriers' connection to the customer;

     - Direct subscription/local exchange services using our connection to the customer, most likely for corporations and high-end residential customers; and

     - Internet dial-up service to both individuals and businesses seeking Internet access.

     We plan to deploy two radio sites in Landshut by the end of 1999. By the end of 2000, we plan to have a total of 50 radio sites installed. We also expect to have six regional operating centers in major German cities by the end of 2000. The following table summarizes Callino's year 2000 roll-out plan for its wireless licenses and is based on our estimates.

                                                                  ESTIMATED NO.   PROJECTED SERVICE
                 NUMBER OF MARKETS                   POPULATION   OF BUSINESSES     COMMENCEMENT
                 -----------------                   ----------   -------------   -----------------
5..................................................  2,653,900        81,500      1st Quarter 2000
2..................................................  1,414,100        42,900      2nd Quarter 2000
2..................................................    684,500        16,500      3rd Quarter 2000
1..................................................    496,400        11,200      4th Quarter 2000
--                                                   ---------       -------
10.................................................  5,248,900       152,100
==                                                   =========       =======

     As we build out our wireless networks in Germany, we intend to provide a full suite of telecommunications services to our customers. Initially we plan to provide Internet access services and local- and wide-area network connectivity, followed by additional value-added services such as e-commerce, web hosting and similar services. In the German market, we plan to focus on medium- and small-sized businesses. In markets where we do not have radio spectrum, we intend to use other technology, such as digital subscriber line (DSL).

     Callino has recently begun selecting transmission sites for its wireless networks. Callino has not yet executed any agreements to use roofs to install equipment, but does not expect substantial difficulties in securing appropriate roof rights.

     Competition. We face competition from a number of established companies in Germany. Our chief competitors include Deutsche Telekom, Mannesmann Arcor AG and ViagInterkom GmbH & Co. Deutsche Telekom, the largest European telecom operator, is 66% government-owned. It has invested heavily in recent years in a new nationwide broadband network. In addition to traditional telephone services, Deutsche Telekom offers Asynchronous Transfer Mode, residential ISDN and online services, and is developing DSL and Internet Protocol telephony technologies.

     Although we hold broadband licenses for the exclusive use of the spectrum in the territories for our awarded frequencies, German regulators may award additional broadband spectrum licenses in different frequency bandwidths in the future. There are already two licenses available in each locality to provide competition. If additional licenses are awarded, we may face additional competition in our service territory or may enter new service territories where our existing competitors already have a presence. Further competition for broadband telecommunications services may arise from cable television providers or other technologies.

     Licenses. At the time we acquired our initial interest in our German operating company, Callino, in September 1998, it held licenses to provide national switched voice and data transmission services. These licenses currently cover the entire country of Germany. Our radio spectrum licenses entitle us to use 28 and 56 MHz of spectrum from the 3.5 GHz frequency band and 56 and 112 MHz of spectrum in the 26.6 GHz frequency band. The 26.6 GHz licenses have an initial term through 2007. The 3.5 GHz licenses have an indefinite term. German law requires spectrum licenses to be distributed efficiently and in the public interest. Callino's frequency permits have several requirements, including a requirement to use the spectrum within one year after grant. Callino could lose its permits if it fails to meet these requirements.

     Callino pays an annual fee for each spectrum license it holds. The fee is based on the population covered by the license. Callino must also pay a small fee for each radio device it installs. Callino is also required to file an annual report about the maintenance of its operations.

     Ownership and management. We now own 100% of Callino. We acquired our interests in a number of steps between September 1998 and September 1999.

     Matthias Weber joined Callino as chief executive officer in February 1999. Previously, Mr. Weber was President of Deutsche Telekom Asia. Mr. Weber has over a decade of experience in leading telecommunications businesses.

     Regulation. As a new carrier, Callino must report its tariff and pricing of services to the Telecommunications Ministry for publication. Callino's rates are not subject to rate regulation.

     German law does not restrict foreign ownership of telecommunications companies, and new competitors are building networks and infrastructure to compete with Deutsche Telekom. In order to offer broadband wireless services, operators need a license based on transmission method as well as the frequency. Our transmission license, combined with our broadband wireless licenses, satisfy this requirement.

     Under German law, Deutsche Telekom is subject to a minimum price that it can charge for the telecommunications services that it provides. Deutsche Telekom is also limited by a maximum price it can charge other companies, such as Callino, to lease its lines and provide competitive telecommunications services. These price controls create a favorable environment for the entry of new competitors to lease capacity from Deutsche Telekom and resell it profitably at rates lower than the minimum price Deutsche Telekom can charge. While this is a favorable entry strategy, we expect Deutsche Telekom to modify its retail pricing structure to become more competitive. Deutsche Telekom has entered interconnection agreements with a number of companies.

POLAND

     Overview. In August 1997, we and our strategic partners entered the Polish market to provide broadband wireless communications to select areas. In October 1997, Formus Polska obtained a license to provide broadband wireless services in the 10 largest cities in Poland. We estimate that Formus Polska's license areas contain a population of 6.7 million and approximately 265,000 businesses. We hold an 85% economic interest in Formus Polska, and recently signed a memorandum of understanding to acquire an additional 13% economic interest.

     In July 1999, we agreed to purchase 100% of CEL Polska Sp. z o.o., a Polish company for approximately $5.4 million. CEL Polska provides intra-provincial local data transmission services for other telecommunications carriers pursuant to a nationwide license. We expect the acquisition of CEL Polska to close in mid-2000.

     Market opportunity. Poland is one of the world's largest emerging markets with a population of over 38 million and is attractive because of the following:

     - Favorable competitive environment;

     - High-growth economy with projected GDP growth of 3.3% in 1999 and 4.3% in 2000;

     - Low teledensity of 21 phones per 100 people;

     - 1.2 million Internet users at the end of 1998, projected to grow to 3.0 million by 2000;

     - Underdeveloped and outmoded telecommunications infrastructure; and

     - Expected liberalization of telecommunications regulation due to Poland's expected entry into the European Union.

While some telecommunications infrastructure projects have been initiated primarily using copper wire, coaxial cable and microwave communications, we believe the emerging business market is still significantly underserved. In particular, broadband communication capabilities are generally unavailable.

     Roll-out plan. Formus Polska's operations will initially focus on network deployment in Warsaw, followed by other cities, eventually covering 6.7 million people. Formus Polska has applied to install up to nine radio sites in Warsaw, Katowice and Gdansk and will begin operations as soon as such approvals are received. We expect to receive these approvals in the near future. Formus Polska plans to establish radio sites in other cities with a total of 42 radio sites by mid-2001, subject to final governmental approvals of the radio sites. Formus Polska launched commercial operations of its network in Warsaw in May 1999, offering two months of service without charge. Currently, 70 business customers are using our service, and Formus Polska has begun charging for its services. Formus Polska currently has agreements with another 91 business customers. Our pricing strategy is to price our services 10-15% below comparable services offered by the incumbent telecommunications providers. In addition, basic e-mail service and domain name registration of type yourcompany.formus.pl is included in the price of the basic service. Other domain name registrations, web hosting, and other services are available at additional cost. CEL Polska currently has 38 links to transport data for telecommunications providers and has agreements for 90 additional links.

     The following chart represents our current deployment plan for cities in Poland, based on our estimates:

                                                          ESTIMATED         ACTUAL OR
                                                            NO. OF      PROJECTED SERVICE
                   CITY                      POPULATION   BUSINESSES     COMMENCEMENT(1)
                   ----                      ----------   ----------   -------------------
Warsaw.....................................  1,635,000      86,500          May 1999
Gdansk.....................................    715,000      18,200     Fourth Quarter 1999
Katowice...................................    352,000       4,700     Fourth Quarter 1999
Remaining cities...........................  3,998,000     155,500        2000 to 2001
                                             ---------     -------
                                             6,700,000     264,900
                                             =========     =======

------------------------------

(1) Subject to final governmental approvals of spectrum.

     Formus Polska will concentrate first on business customers within the central business districts of our coverage areas. As demand dictates, we will expand the network to cover more businesses and a larger area within each city.

     Initially, we intend to provide customers with broadband Internet access and local-area and wide-area computer connections. We anticipate that we will provide our customers with higher capacity connections over time as their usage of the Internet and more data-intensive products increases. In addition, we believe that providing these basic services will give us an advantage as we market incremental value-added services to our customers.

     Customers will be able to choose from a variety of connections speeds and capacities. Formus Polska will lease capacity to customers who are communicating within multiple locations of their operations and between cities covered by Formus Polska's networks. We will provide the same services to customers on an intra-city basis.

     Formus Polska has an interconnect agreement with Telekomunikacja Energetyczna TEL-ENERGO S.A. which allows each party to access and lease capacity on the other party's network in order to provide telecommunications services at agreed-upon rates. The agreement is terminable upon 24 months' notice or shorter periods in the event of breach.

     Competition. In Poland, we will face competition from several competitors. Our primary competitors include TPSA, Telbank and Netia. TPSA is the state-owned telecommunications provider and, at the end of 1997, had approximately 7.4 million subscribers. TPSA has invested substantially in network development and traditionally has provided broadband services to the largest customers in Poland. These competitors have significantly more resources and operating experience in Poland than we do.

     Supply agreements. We have entered into equipment supply agreements with two vendors to obtain equipment and services in our markets in Poland. In May 1999, we entered into an agreement with Alcatel for the purchase, supply and installation of equipment. The agreement also provides that Alcatel will furnish support, maintenance and training services. Under this agreement, we have agreed to purchase 80% of our base station and terminal station equipment requirements in Poland from Alcatel at specified rates subject to standard commercial terms and conditions. The agreement terminates in June 2003. The agreement provides for equipment purchases in several stages. We may decide at any time not to proceed with further stages. We also purchase equipment from Nortel.

     Licenses. In October 1997, the Ministry of Communications granted Formus Polska a 10-year license subject to extension to provide telecommunications services in 11 cities, including the 10 largest cities in Poland, with an aggregate population of approximately 6.7 million. The license authorizes Formus Polska to provide telecommunications services, including Internet access, data transmission services and voice services over private networks, and to build a telecommunications network. The license allows Formus Polska to use 1.0 GHz of radio spectrum from the 28 GHz frequency band spanning 27.5 - 29.5 GHz for point-to-multipoint links as well as for interconnection of base stations in its network. Formus Polska received a subsequent award of 300 MHz in May 1998. While under its license this spectrum has been set aside for its use, Formus Polska must apply to the Ministry of Telecommunications for definitive allocation of this spectrum when Formus Polska's network is in place. Formus Polska has obtained this definitive allocation for its Warsaw network and expects to obtain similar definitive allocations in each of its other licensed areas as it activates its network.

     In April 1998, the Polish Ministry of Communications granted CEL Polska a 15-year license subject to extension to provide intra-provincial wireless communications service to network operators over point-to-point connections using spectrum at 38 GHz. The license permits CEL Polska to offer intra-provincial services, covers all of the provinces in Poland and allows CEL Polska to establish specific broadband connections upon the filing of requisite documentation. The license does not allow CEL Polska to offer services that cross area code zones or that connect different area code zones. During the first half of 1999, CEL Polska applied for additional wireless licenses that would allow it to expand its product offerings and to install equipment on residential buildings. We cannot assure you that CEL Polska will obtain these additional licenses.

     Ownership and management. We own 49% of the voting securities of Formus Polska. We hold an 85% economic interest in Formus Polska which reflects our proportion of shareholder funding of this company. We have signed a memorandum of understanding with the other shareholder to acquire an additional 13% economic interest in Formus Polska.

     In connection with a supply agreement and a financing arrangement, Formus Polska has granted Alcatel Polska a warrant to purchase a 2% voting and economic interest in Formus Polska. The option may be exercised after September 2000, and it expires on the earlier of September 2005 or the listing of Formus Polska's shares on a national exchange.

     Through Formus Polska's organizational documents and shareholders' agreement, we have significant voting and other rights and negative controls with respect to board or shareholder decisions affecting Formus Polska. The supervisory board oversees the affairs of the company while the management board is responsible for the day-to-day operations of the company. Formus Polska's charter provides that two of its five supervisory directors are elected directly by us and the remaining three supervisory directors are elected by all of the shareholders. We and the other shareholders have agreed that we will elect supervisory directors to reflect the shareholders' proportionate economic interests. We have similar contractual arrangements with respect to the election of members of Formus Polska's management board. As long as required by law, a majority of the supervisory directors and the managing directors must be Polish citizens residing in Poland. See "-- Regulation."

     We and Formus Polska have entered into a technical assistance agreement, under which we provide technical assistance and consulting services to Formus Polska, for which we receive a monthly fee of the greater of our direct and indirect expenses or 4.75% of Formus Polska's gross revenues. Formus Polska also has entered into a consulting agreement with the three principals of Formus Polska's other shareholder, under which each principal receives a monthly fee of the greater of $1,500 or .083% of Formus Polska's gross revenues. Under a memorandum of understanding between us and the three principals, this consulting agreement will terminate upon our purchase of a portion of their interest. Both agreements have a term of five years and automatically renew for additional one-year terms until terminated by either party.

     Jaroslaw Mulewicz joined us in October 1999 as general manager of Formus Polska. Previously, Mr. Mulewicz was senior account director at NCR Poland. He has also held positions as major account manager at Tandem Poland, president of Sanchez Computer Associates Poland and various executive positions at Digital Equipment Poland.

     Prior to closing our purchase of 100% of CEL Polska, a four-person transition committee has been installed to review the operation of CEL Polska and consider strategies for integrating CEL Polska's and our businesses. We appoint two members to the transition committee and the other parties appoint the other two members.

     Regulation. Polish law permits interconnection with data services (but not public switched voice transmissions) and with private networks for voice, video and data services. While the user connection of networks is not regulated, service (such as the transfer of data from one person to another) requires a license. Poland is preparing for inclusion in the European Union (EU) and has announced plans to privatize its state telephone monopoly. TPSA retains a monopoly over long distance services through the end of 1999, and its international services monopoly will last through 2003, but local services have been liberalized to allow competition. Deregulation of Poland's telecommunications industry may be delayed, however, because of delays in reaching general agreements on the terms under which Poland will join the EU or negotiated changes in connection with Poland's admission to the EU.

     Under Polish telecommunications law and Formus Polska's license, our capital share and voting interest in Formus Polska cannot exceed 49% and a majority of both its management and supervisory boards must be Polish citizens domiciled in Poland. Under a shareholders' agreement, upon the liberalization of foreign ownership restrictions, the management boards will take whatever action is necessary for the shareholdings in Formus Polska to be adjusted to the maximum extent then permitted to reflect the economic interests of the shareholders. The Ministry of Communications must approve the transfer of any shares of Formus Polska. Since CEL Polska's services are limited to intra-provincial transmissions, foreign ownership restrictions do not apply, and we can own 100% of the voting interest in CEL Polska, subject to the Ministry of Telecommunications' approval of the transfer. See "Risk Factors -- Adverse government regulations could limit our growth plans and revenue."

  OTHER LICENSES AWARDED

     In addition to our operating countries, we have been awarded licenses in other countries which we have not yet begun to develop. We believe these licenses have substantial value and we intend to develop them as quickly as is practical.

     Austria. We hold nationwide telecommunications licenses in Austria that provide us access to a total population of approximately 8 million and 360,000 medium- to small-sized businesses. We intend to apply for both higher band and lower band radio spectrum licenses in Austria; however, we cannot assure you that we will be able to obtain any such licenses. We believe the Austrian market presents opportunities similar to those in the German market.

     Finland. In July 1999, we obtained broadband spectrum licenses in Finland allowing us to provide both higher band and lower band services in 15 cities in Finland with a population of 2 million and an estimated 85,000 businesses. Our licenses allow us to be one of the first market entrants providing fixed wireless access services. Because we have obtained licenses for a total of 315 MHz in high-, and low-frequency bands, we will be able to provide telecommunications services to a wide variety of customers, including large-, medium- and small-sized businesses and potentially some residential customers. Our licenses require us to begin operations by the end of 2000. We believe Finland is an attractive market because it has one of the highest penetration rates for Internet technology in the world.

     Ireland. In September 1999, we were notified of our right to a nationwide broadband spectrum license for 112 MHZ of spectrum in the 26.6 GHz frequency band. This license should cover 3.6 million people and 146,000 businesses. We do not know all of the terms and conditions that will be included in this license. We are the only company that was awarded the right to a license that is not an existing telecommunications provider in Ireland. We intend to commence providing broadband services in Ireland in the first quarter of 2000. We believe Ireland is an attractive market because it is one of the fastest growing European countries and has a high technology uptake rate.

     New Zealand. In January 1998, we obtained nationwide licenses for 1.45 GHz of contiguous broadband spectrum from 26.4 - 27.85 GHz. Our licenses cover 3.7 million people and an estimated 261,000 businesses. We believe that New Zealand is an attractive market for the delivery of broadband wireless services because of the country's stable political environment, healthy economy and good market demographics. We are considering various strategic alternatives for our New Zealand licenses.

  TRIAL LICENSES

     We are engaged in trial operations in two countries in cooperation with their governments in order to prove the viability of broadband wireless technology. We are using these trials to develop interactive relationships with government ministries and believe that we may have an advantage in developing applications for commercial license awards. Receiving a trial license does not assure receipt of a commercial license.

     France. In April 1999, we obtained a trial license to provide broadband wireless communications services in Strasbourg, including Internet access, high-speed data and video until the end of 1999. We currently provide Internet access with speeds of 2 Mbps to six customers, and expect to provide 15 to 20 business customers with broadband Internet access during the trial period.

     Hungary. In September 1998, we obtained a trial license to provide broadband wireless services in Budapest. The initial trial as of May 1999, provided broadband data communication service to four customers at 12 locations and broadband Internet access to one. Since then, we have added additional customers to the broadband Internet access service, including an Internet cafe, a cable TV operator and a four-star hotel allowing its guests to have individual direct access to the Internet from their rooms. A trial of voice services over the Internet between Budapest and Denver, Colorado has also been initiated. During the trial, we will provide broadband Internet access and dedicated broadband digital circuits for up to 20 customers, at approximately 30 locations. We expect the trial to last until the Hungarian telecommunication authority awards permanent licenses, anticipated in the spring of 2000.

  DEVELOPMENT OPPORTUNITIES

     We are aggressively pursuing additional telecommunications licenses across Europe. In general, these licenses are awarded based on reputation, financial condition and build-out plans. We believe that our broadband wireless expertise positions us advantageously vis-a-vis governments considering license awards. We have filed applications for radio spectrum licenses and other telecommunications licenses in two additional European countries. We cannot assure you that we will be awarded licenses in any of these countries.

  EQUITY INVESTMENT IN VELOCOM INC.

     We currently own 22.5% of VeloCom. VeloCom's strategy is to build competitive local exchange carriers in newly liberalized Latin American markets that its management believes have attractive growth prospects and significant unmet demand. VeloCom has significant ownership interests in operating companies with licenses in Brazil covering 17 states with a total population of 125 million, including the Sao Paulo and Rio de Janeiro metropolitan areas. The Brazilian licenses provide for switched fixed voice telephone, circuit-switched data, dial-up data and Internet services. VeloCom has a duopoly with the incumbent provider in local services in its licensed territories through at least January 2002.

     VeloCom now holds licenses for the provision of voice and/or data services in Brazil, Argentina, Peru and Colombia covering approximately 205 million people, in aggregate. It also has license applications pending in Colombia, Brazil, Uruguay, Venezuela, Chile and Bolivia. VeloCom partners with multinational companies with substantial in-country operating experience (such as Bell Canada International, Inc. and Qualcomm Incorporated), as well as with South American groups that it believes bring significant local operating experience. VeloCom also intends to explore acquisition opportunities with existing companies in the region.

     Under a three-year technical services agreement with VeloCom, we will provide network design, strategic planning and consulting services to VeloCom for a monthly fee.

     In September 1999, we acquired our interest in VeloCom for $20.8 million in cash and assets valued at approximately $7.5 million. VeloCom currently plans to raise additional equity financing from its investors, and our ownership interest will be substantially diluted if VeloCom is successful in raising the funds. We or an affiliate of ours may exercise our preemptive rights which would minimize this dilution, although we cannot assure you that we will have the funds needed to exercise these rights. See "Certain Transactions -- The VeloCom Transaction."

TECHNOLOGY

  OUR ACCESS TECHNOLOGY

     Multipoint technology. We expect that most of our customers will be connected to our network using our two-tiered approach where both higher band and lower band licenses are available. Both higher-band and lower-band licenses employ multipoint technology, sometimes referred to as Local Multipoint Distribution Service, or LMDS. Broadband wireless technology allows wireless services on a one-way or two-way basis, using point-to-point or point-to-multipoint connections with very high communications capacity. Radio spectrum licenses are in the millimeter-wave and centimeter-wave microwave bands. The radio links provided using higher band spectrum frequencies are a few kilometers or less. Radio links using lower band frequencies are typically up to 10 kilometers in length.

     We have concentrated on broadband wireless methods of service delivery for several reasons:

     - Millimeter-wave bands in the range 20 GHz to 50 GHz have the capacity to provide data access at speeds up to 622 Mbps to several customers, or at lower speeds to thousands of customers, for every hub station built;

     - Radio technology is easily and quickly deployed without the need for digging up streets, deploying cable lines or, in many cases, acquiring zoning permissions;

     - Radio is very flexible, allowing any combination of dedicated or shared channels and symmetrical (equal upstream and downstream bandwidths) or asymmetrical (different upstream and downstream bandwidths) channels, and it can be reconfigured at will as the market changes; and

     - With suitable technical approaches, such as using multipoint radio sites and shared access to channels, the cost per customer of providing services is much lower than in conventional, land line approaches.

     We intend to deploy three types of radio technologies:

          (1) Conventional point-to-point technology. With this technology, each customer (or multi-tenant building) is connected to our network through a dedicated, point-to-point, two-way radio link that is set up between a pair of narrow-beam antennae pointing at each other.

          This approach has been used for decades throughout the world, and equipment is currently available off-the-shelf. We will use point-to-point links to connect our network to large customers with high data throughput and to connect our radio sites to our network wherever fiber is not available for this purpose.

          (2) Dedicated access multipoint equipment. Here, dedicated channels for each customer or building are retained, but the network side of the radio link is connected through a "multipoint transceiver" in which an antenna with a larger beam (typically 45 to 180 degrees) communicates with several customer terminals simultaneously. The following diagram illustrates this concept.

  [Diagram illustrating dedicated access multipoint technology, including: hub antenna and multiple customer terminals]

          We have acquired dedicated access multipoint equipment from several vendors. We began deploying this equipment for customer use beginning in April, 1999. The equipment is best suited to connect medium to large corporate and institutional customers to our network.

          (3) Multiple access multipoint equipment. This utilizes the intermittent demand nature of data communications to layer in multiple customers with smaller data throughput into the same data channel as users with larger data throughput when those users are idle. This approach extends the dedicated access multipoint concept to include the use of packet communication technology that will allow many users to access a common channel, as illustrated in the diagram below.

 [Diagram illustrating multiple access multipoint technology, including the hub antenna and multiple customer terminals]

     Multiple access multipoint equipment is currently commercially available from multiple vendors. This equipment allows small and medium-sized businesses, small office/home office and telecommuter customers to be connected to our network. Eventually, we may offer service to residential customers, if economically feasible. With few exceptions, we will service only multiple-family dwellings because of the difficulty of establishing line of sight visibility to the rooftops of single family residences.

     We provide our customers with high quality digital transmission with signal quality and reliability comparable or superior to competing technologies. Our networks are engineered to deliver specifications that are superior to most copper wire networks and an alternative to fiber-optic technology. For example, we expect our network to operate 99.99% of the time, and transmit, on average, 1 trillion bits of uncorrupted data for every one bit of corrupted data. This availability equates to less than one hour of downtime per year, compared with four to 44 hours for an average copper-wire network. We intend that our operations grow consistently and efficiently, and have created uniform operational procedures and customer support systems, including network operations centers, customer care centers and billing systems.

     DSL technology. Where it is economically attractive, we may use digital subscriber line technology, or DSL, to offer services to our customers. Through our use of DSL technology, we can effectively leverage the existing telephone network copper infrastructure to deploy service more quickly. Use of DSL technology does not require spectrum licenses.

     DSL technology emerged in 1990 and is commercially available today to address the performance bottlenecks of the public switched telephone network. DSL equipment, when deployed at each end of standard copper telephone lines, increases the data carrying capacity of these lines from analog modem speeds of
56.6 Kbps for the fastest modems and ISDN speeds of 128 Kbps to DSL speeds of up to

6 Mbps depending on the length and condition of the copper line. Also, recent advances in semiconductor technology and digital signal processing algorithms and falling equipment prices have made the deployment of DSL technology on a widespread basis more economical. We anticipate that equipment prices will continue to fall as a result of continued advances in semiconductor technologies and increases in equipment production volumes.

     Internet Protocol technologies. The wires, cables and spectrum that comprise the physical layer of our networks can support a variety of communications technologies. We seek to offer customers a full suite of technology options to meet their changing needs, and to introduce new technologies as necessary. Specifically, we believe that a service platform based on Internet Protocol, or IP technology, will provide us with significant future opportunities, because it will enable data, voice and video to be carried inexpensively over our end-to-end, facilities-based network. Therefore, we have begun to supplement our current data and voice switching technology with IP and Asynchronous Transfer Mode, or ATM, equipment.

     These technologies will enable us to offer our customers additional services, such as high-speed Internet access, Internet web hosting, e-commerce and other Internet services. Because they are more efficient, IP and ATM technologies increase the effective capacity of networks for these types of applications, and in the future may become the preferred technology for voice calls, as well as faxes.

     There are two widely used switching technologies currently deployed in communications networks: circuit-switching systems and packet-switching systems. Circuit-switch communications systems, which currently dominate the public telephone network, establish a dedicated channel for each communication (such as a telephone call for voice or fax), maintain the channel for the duration of the call, and disconnect the channel at the conclusion of the call. Packet-switch systems, which format the information to be transmitted into a series of shorter digital messages called "packets," are the preferred means of data transmission. Each packet consists of a portion of the complete message plus the addressing information to identify the destination and return address. A key feature that distinguishes Internet architecture from the public telephone network is that on the packet-switched Internet, a single dedicated channel between communication points is not required.

     Packet-switch systems offer several advantages over circuit-switch systems, particularly the ability to commingle packets from several communications sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel.

     IP technology is an open protocol that allows unrelated computer networks to exchange data and is the technological basis of the Internet. The explosive growth of the Internet in recent years has focused intensive efforts worldwide on developing IP-based networks and applications. In contrast to other existing protocols, such as ATM, that are the product of elaborate negotiations among monopoly telephone companies around the world, IP is an open standard and is subject to continuous improvement. We believe that a form of IP-based switching will eventually replace both ATM and circuit-switched technologies, and will be the foundation of integrated networks that treat all transmissions, including voice, fax and video, simply as forms of data transmission. Current implementations of IP technology over the Internet lack the necessary quality of service to support real-time applications like voice and fax at commercially acceptable quality levels. We expect that a combination of increased bandwidth and improved technology will correct these deficiencies.

NETWORK ARCHITECTURE

     Our network architecture is illustrated below. It includes a central facility containing switches, routers, servers and other data communications devices, together with customer care, billing, and network operations systems. The central facility is connected to the Internet, and where necessary, to the incumbent local or long-distance telephone company or alternate backbone transmission provider(s) through broadband fiber or microwave connections.

 [Diagram showing the fixed wireless network architecture, including: a central facility and fiber connections to the Internet; higher frequency rooftop hub stations; lower frequency tower hub station; fiber backhaul connections; and, multiple customer terminals]

SCALABILITY

     An important advantage of broadband wireless technology is that it facilitates a highly scalable network buildout. A broadband wireless business can begin with coverage focused only on those areas deemed to have the highest customer traffic density (and thus the highest profitability). From this initial coverage area, additional cells can be built according to customer demand to increase coverage. This is in contrast to mobile wireless networks, which require a large coverage area at service launch in order to be competitive. Also, the portion of the network capital expenditures associated with the equipment installed at the customer building does not need to be incurred until customer orders have been received for that building. Together, these characteristics of fixed wireless access technology enable a "success-based" capital expenditure structure where network expenditures are more closely tied to customer demand.

COMPETITION

     We intend to continue pursuing additional telecommunications licenses in various European markets. Many of the bidders for the types of licenses we are seeking are large European telecommunications providers and multinational companies. Often these other bidders have significantly more resources and more extensive operating histories than we do. The license application process generally is becoming more competitive, and we expect this competition will continue to intensify as additional European countries begin their license application processes. In markets where we have or obtain telecommunications licenses, we will face competition from telecommunications providers using a variety of technologies, including cable, satellite and land line operators as well as other broadband wireless companies. Some of these competitors are major multinational companies and state-owned incumbent providers. Many of these companies have substantially more financial resources and operating experience than we do.

REGULATION

     Our fixed wireless telecommunications services and systems are subject to regulation by various governmental agencies in the countries in which we operate or plan to operate. These laws and regulations often control, among other things:

     - license application and renewal procedures;

     - allocation of radio spectrum;

     - the rates that can be charged;

     - the quality of service to be provided;

     - foreign ownership of licenses and providers;

     - technology specifications and service quality; and

     - interconnection to other telecommunications providers.

In addition to national laws and regulations, there may be local regulations governing telecommunications services providers and network installations.

     The scope and type of regulation varies from country to country, although in some significant respects regulations are harmonized in EU countries. Austria, France, Finland, Germany and Ireland are all member states of the EU. Poland is scheduled to become a member of the EU by 2003. Although not an EU member state, Hungary has generally implemented or is implementing the same principles on the same timetable as EU member states.

     Central aims of the EU's telecommunications policy have been to liberalize the telecommunications industry in the EU member states and to reduce the monopoly power of the incumbent telecommunications operators in order to introduce competition in the European market. Liberalization measures have been adopted under the EU's competition rules and harmonization measures have been put in place through the adoption of the so-called Open Network Provision and Licensing directives. These directives set out the framework for procedures for granting licenses to provide telecommunication services and the installation and operation of related infrastructure. Under the framework specified by these directives, providers of telecommunications services generally require either no authorization or a general authorization that is conditional upon "essential requirements," such as the security and integrity of a network's operation. Licensing conditions and procedures must be objective, transparent and non-discriminatory. Another directive sets forth the general framework for interconnection, including general obligations for public telecommunication network operators to negotiate interconnection agreements on a non-discriminatory basis. Operators with dominant market share, such as the incumbent national telecommunications providers, are prohibited from discriminating between operators that offer similar services and their interconnection charges must follow the principles of transparency and be based on the actual cost of providing the interconnection.

     Although we believe we have complied with all necessary and appropriate regulatory processes to date, changes in existing laws, rules and regulations governing our services, including those relating to obtaining necessary licenses, could have a material adverse effect on our business, prospects, financial condition and results of operations. See "Risk Factors -- Adverse government regulations could limit our growth plans and revenues."

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings, nor are we currently aware of any threatened material legal proceedings. From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of our business.

EMPLOYEES

     As of September 30, 1999, we had 218 employees. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

INCORPORATION

     We were incorporated in 1996 in Delaware.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     We have a board of 12 members. Currently, we have 11 directors in office. The holders of our Series E and Series F preferred stock have the right to designate the 12th director but they have not yet done so. The current executive officers and directors of Formus, along with their backgrounds, are:

NAME                                    AGE                   POSITION
----                                    ----                  --------
William J. Elsner.....................   48    Chairman of the Board of Directors
Osmo A. Hautanen......................   45    Chief Executive Officer and Director
Steven C. Halstedt....................   53    Director
Michael R. Hannon.....................   39    Director
Michael R.A. Honig....................   49    Director
William A. Johnston...................   47    Director
Ian Kidson............................   40    Director
Kevin J. Maroni.......................   37    Director
Trygve E. Myhren......................   62    Director
Frederick A. Vierra...................   67    Director
James F. Wade.........................   43    Director
Vernon F. Kenley......................   59    President and Chief Development
                                               Officer
David L. Castellini...................   56    Senior Vice President and Chief
                                               Marketing Officer
Bernard G. Dvorak.....................   39    Senior Vice President, Chief Financial
                                                 Officer and Secretary
David L. Jones........................   36    Vice President, Engineering Technical
                                                 Operations
John F. Knoeckel......................   44    Senior Vice President, General Counsel
                                                 and Assistant Secretary
Raymond W. Nettleton..................   54    Senior Vice President and Chief
                                                 Technology Officer
Derek S. Van Keuren...................   44    Senior Vice President of Human
                                               Resources

     William J. Elsner is our Chairman of the Board. Since November 1997, Mr. Elsner has been a managing member of Telecom Management II, L.L.C., an affiliate of Telecom Partners. From October 1995 until November 1997, Mr. Elsner was a private investor. From July 1991 until September 1995, Mr. Elsner was the chief executive officer of United International Holdings (now UnitedGlobalCom, Inc.), an international cable television operator he co-founded. Mr. Elsner is currently Chairman of the board of directors of WLL America, Inc. and a director of VIA NET.WORKS, Inc., VeloCom Inc., Allied Riser Communications Corporation and Home Network, Inc.

     Osmo A. Hautanen joined us as Chief Executive Officer in July 1998. From July, 1996 until June, 1998, Mr. Hautanen was President-Americas of Philips Consumer Communications, a Fortune 50 company, and also a member of the Philips' Americas Board of Presidents. Prior to Philips, Mr. Hautanen held several executive positions over an 18-year period with Nokia, a $15 billion global leader in wireless communications. He currently serves as our designee on the board of directors of VeloCom Inc.

     Steven C. Halstedt has served as one of our directors since our inception in November 1996. He is a General Partner of Centennial Fund IV, L.P. and Centennial Fund V, L.P. and Managing Principal of Centennial Fund VI, LLC, each a part of The Centennial Funds, a group of firms he co-founded in 1981. Centennial is a venture capital firm that focuses its investment activities on electronic communications industries. Mr. Halstedt is a member of the board of directors of VeloCom Inc., and Gabriel Communications, Inc., and is Chairman of the board of directors of Verio, Inc. and Centennial Communications Corp. Mr. Halstedt was formerly Chairman of the board of directors of OneComm

Corporation, PageAmerica Group, Inc. and Orion Network Systems, Inc., all of which became publicly traded telecommunications companies.

     Michael R. Hannon has served as one of our directors since April 1997. He is a General Partner of Chase Capital Partners ("CCP"), a general partnership with approximately $7.5 billion under management. CCP invests in a wide variety of international private equity opportunities including management buyouts, growth equity, and venture capital situations. CCP's chief limited partner is The Chase Manhattan Corporation, one of the largest bank holding companies in the United States. He worked at Morgan Stanley & Co. Incorporated prior to joining CCP in 1988. Mr. Hannon chiefly focuses on the media/telecom and financial services industries at CCP. He is currently on the boards of TeleCorp PCS, Inc., Entercom Communications and Financial Equity Partners.

     Dr. Michael R.A. Honig has served as one of our directors since September 1999. During the past five years, Dr. Honig has been a senior partner of Honig Rechtsanwalte, a Munich, Germany-based law firm representing clients in mergers and acquisitions and financial transactions in Germany, several other European countries and the United States. He joined our board in connection with our acquisition of the remaining equity interests of Callino GmbH. Dr. Honig formerly owned a minority equity interest in Callino, which he sold to us in September 1999.

     William A. Johnston has served as one of our directors since September 1998. Since January 1997, he has served as managing director of both Hancock Venture Partners and its affiliate, HarbourVest Partners, LLC. He joined Hancock Venture Partners, Inc. as a vice president in 1983 after working in the corporate finance department of John Hancock from 1981. Prior to 1981, he was assistant vice president for State Street Bank in Boston. He serves on the advisory council of The Centennial Funds and the advisory committee of Highland Capital Partners. Additionally, he is a member of the board of directors of the following companies: Adesemi Communications International, Inc., Benchmark Media, Inc., Epoch Networks, Inc., Golden Sky Systems, Inc., The Marks Group, Inc., Pangea, Ltd. and VIA NET.WORKS, Inc.

     Ian Kidson has served as one of our directors since November, 1997. He is a Managing Director of CIBC Capital Partners. Prior to joining CIBC Capital Partners in 1994, he was Vice President and Director at CIBC Wood Gundy Securities in Investment Banking, Capital Markets and Private Placements, and Debt Syndications.

     Kevin J. Maroni has served as one of our directors since March 1997. Mr. Maroni is a General Partner of Spectrum Equity Investors. Spectrum is a leading private equity firm which manages over $1 billion of capital for investment in telecommunications companies. Prior to joining Spectrum in 1994, Mr. Maroni worked at Time Warner, Inc. and Harvard Management Company. Mr. Maroni is a director of CTC Communications Corp., American Cellular Corp, Pathnet, Inc., and GlobeNet Communications, Ltd. He is also a member of the Finance Committee at the Park School in Brookline, MA.

     Trygve E. Myhren has served as one of our directors since November, 1998. He is president of Myhren Media, Inc., a private investment firm concentrating in media, telecommunications, software, and Internet-related companies. From 1990 to 1996, he served as president of The Providence Journal Company, which owned and managed the Journal-Bulletin newspapers, broadcast stations, cable television systems, a number of programming networks for multichannel delivery systems, and significant positions in other programming, interactive and multimedia ventures. From 1975 to 1988, he was employed by American Television and Communications Corporation ("ATCC"), the publicly-traded cable television subsidiary of Time, Inc. and served as chairman and Chief Executive Officer of ATCC from 1980 to 1988. He also serves on the boards of J.D. Edwards, Inc., Verio, Inc., Advanced Marketing Services Inc., CableLabs, Inc., Peapod, Inc. and Dreyfus Founders Fund, Inc. and is also a trustee and executive committee member of the University of Denver.

     Frederick A. Vierra has served as one of our directors since March 1998. Since 1998, he has served as a consultant to Liberty Media. From October 1994 to 1997, he served as the Chief Executive Officer of Tele-Communications International, Inc. and served as Chairman of its Board of Directors from October

1994 to May 1995, and Vice Chairman of its Board from May 1995 to November 1998. Mr. Vierra has served as an Executive Vice President of Tele-Communications, Inc. from January 1994 to October 1994, and as an Executive Vice President of TCI from December 1991 to October 1994. Prior to joining TCI, he was President and Chief Operating Officer of United Artists Entertainment Company, where he directed the activities of both the cable television and theater division presidents. Mr. Vierra is also Chairman of the Board of VeloCom Inc. and eVentures and a director of Flextech p.l.c., Jones International Networks, Ltd. and AboveNet Communications, Inc.

     James F. Wade has served as one of our directors since November 1997. He is the Managing Partner of M/C Venture Partners, a $250 million private equity fund, and has been a General Partner in a series of predecessor funds since 1987. M/C Venture Partners invests solely in the telecommunications and information technology sectors. Mr. Wade serves on the boards of directors of TeleCorp, ACME Paging, Cavalier Telephone and Trumper Communications.

     Vernon F. Kenley has been our President since December 1996 and, since August 1999, he has also served as our Chief Development Officer. Before joining us, he was President of Global Telecom Associates, a telecommunications consulting company, from September 1996 to December 1996. From March 1994 until August 1996, Mr. Kenley was Executive Vice President-Telecommunications & Technology of UnitedGlobalCom, Inc. Prior to joining UnitedGlobalCom, Mr. Kenley was employed by U S WEST from October 1985 to March 1994. At U S WEST, Mr. Kenley served in various business development capacities in the company's international operations, and as President and Chief Executive Officer of U S WEST Knowledge-Engineering, Inc., a company co-founded by Mr. Kenley and subsequently sold to U S WEST.

     David L. Castellini joined the company in August 1999 as Senior Vice President and Chief Marketing Officer. Prior to joining us, he served as Chairman and Chief Marketing Officer of Internet & Web Services Corporation, a private, large scale e-commerce software developer, integrator and Internet services provider, from August 1997 to March 1999. Before IWSC, he was Senior Partner and a founder of International Solutions Group, an information systems developer and integrator, from January 1993 to August 1997. He had held the positions of Chairman, Chief Executive Officer, Chief Operating Officer and Chief Marketing Officer in various high tech companies.

     Bernard G. Dvorak joined us in April 1999. He serves as Senior Vice President, Chief Financial Officer and Secretary. From February 1998 through March 1999, Mr. Dvorak served as President and Chief Executive Officer of Centennial Communications Corp., a company providing wireless communications services to businesses in Latin America. He also served as Chief Financial Officer of Centennial Communications from February 1997 to January 1998. He currently serves as a member of the board of directors of Centennial Communications. Mr. Dvorak served as Chief Financial Officer and a member of the office of the chairman as well as a co-founder of UnitedGlobalCom, Inc., a publicly traded telecommunications company, from May 1989 to December 1996.

     David L. Jones joined us as a consultant in March 1998 and accepted a permanent position as Vice President, Engineering/Technical Operations in August 1998. In his current role as Regional Vice President of Engineering at Formus Communications-Europe, Mr. Jones has responsibility for the engineering and implementation of broadband networks in Formus' new European markets, as well as providing technical support to our existing European operations. Prior to joining us, from April 1995 to March 1998, Mr. Jones was Director of Engineering and Network Operations at Sprint PCS where he directed the design, implementation, optimization, launch and ongoing operations of the Colorado Sprint PCS network. From September 1994 to April 1995, Mr. Jones was Director of Network Implementation for PCS PrimeCo, as an employee of U S WEST, where he established the network implementation, microwave relocation and product development functions for PCS PrimeCo.

     John F. Knoeckel joined us in September 1997. He serves as Senior Vice President, General Counsel and Assistant Secretary. Prior to joining us, Mr. Knoeckel was in the private practice of law for fifteen years. From June 1987 to September 1997, Mr. Knoeckel practiced law with Holme Roberts & Owen LLP where he was a partner from January 1990 and focused primarily on overseas acquisitions and dispositions of telecommunications-related businesses and related strategic relationships, securities law and mergers and acquisitions.

     Raymond W. Nettleton is our Senior Vice President and Chief Technology Officer, a position he has held since July 1997. He also served as a consultant to us from December 1996 to July 1997. Before joining us, from February 1994 to July 1997, Dr. Nettleton was President of NettWork Consulting, which provided strategic technical consulting services to major telecommunications entities worldwide. From 1991 until founding NettWork Consulting in 1994, Dr. Nettleton was Director and Distinguished Member, Technical Staff, at US WEST, where his responsibilities included the evaluation of broadband wireless technology. Prior to that, from 1988 to 1991, he worked with Booz, Allen and Hamilton, where he was consulted by various national and international cellular and PCS commercial clients.

     Derek S. Van Keuren joined us in August 1998 and is our Senior Vice President of Human Resources. From October 1996 to July 1998 he was Vice President of Human Resources for Philips Consumer Communications, a global company that designs, manufactures and sells a full line of consumer telecommunications equipment. Prior to that, from September 1993 to October 1996, he was Director, Human Resources at FoxMeyer Drug Company. Mr. Van Keuren has over nineteen years of human resources generalist experience in a range of industries, such as telecommunications, pharmaceuticals, manufacturing, and consumer products.

COMPENSATION OF DIRECTORS

     Our directors who are not also our employees are reimbursed for the expenses they incur in attending meetings of our board or our board committees. In addition, Messrs. Vierra and Myhren each receive $1,500 for attending each board meeting. All directors who are not also our employees are eligible to participate in our Equity Incentive Plan. In 1998, two of our non-employee directors, Messrs. Vierra and Myhren, each received a stock option to purchase 75,000 shares of our common stock pursuant to the terms of this plan that will vest in equal increments on each of the first four anniversaries of the date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a number of standing committees of the Board, including the following:

     Audit Committee. The audit committee consists of two directors. Currently the members of our Audit Committee include Messrs. Kidson and Vierra. The audit committee is responsible for recommending annually to the board of directors the independent auditors to be retained, reviewing with our independent auditors the scope and results of the audit engagement, reviewing our system of internal accounting controls and directing investigations into matters within the scope of its functions.

     Compensation Committee. The compensation committee consists of three directors. Currently the members of our compensation committee include Messrs. Johnston, Myhren and Wade. The compensation committee is responsible for determining executive compensation policies and guidelines. It also administers our Equity Incentive Plan and establishes the terms and conditions of all stock option grants.

     Executive Committee. The executive committee consists of five directors. Currently the members of the executive committee include Messrs. Elsner, Halstedt, Hannon, Hautanen and Myhren. The executive committee is authorized to exercise all of the powers and authority of our full board of directors, except as otherwise required by law, when the full board is not in session.

     Finance Committee. The finance committee consists of five directors. Currently the members of the finance committee include Messrs. Halstedt, Elsner, Hannon, Hautanen and Maroni. Our finance committee reviews our budgets and approves acquisitions and capital raising activities.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation earned by our chief executive officer and by each of our four most highly compensated executive officers for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION:
                                                                         -------------
                                                                           NUMBER OF
                                                  ANNUAL COMPENSATION     SECURITIES
                                                  --------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                        SALARY      BONUS        OPTIONS      COMPENSATION
---------------------------                       ---------   --------   -------------   ------------
Osmo A. Hautanen(1).............................  $195,458    $50,000                      $70,637
  Chief Executive Officer
Vernon F. Kenley................................  $200,000         --                           --
  President and Chief Development Officer
Raymond W. Nettleton............................  $180,000         --                           --
  Senior Vice President and Chief Technology
     Officer
James R. Downs(2)...............................  $180,000         --                           --
  Former Chief Financial Officer
John F. Knoeckel................................  $140,000         --                           --
  Senior Vice President, General Counsel and
  Assistant Secretary

------------------------------

(1) Mr. Hautanen was appointed Chief Executive Officer in July 1998. The salary amount shown consisted of base salary paid to Mr. Hautanen from July through December 1998. All other compensation includes a relocation allowance of $70,637.

(2) Mr. Downs resigned his employment with us in April 1999.

STOCK OPTION INFORMATION

     The following table discloses information regarding stock options granted to our executive officers that are named in the Summary Compensation Table during 1998. See "-- Equity Incentive Plan" below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS AWARDS                      POTENTIAL REALIZABLE
                       ---------------------------------------------------------       VALUE AT ASSUMED
                                          % OF TOTAL                                    ANNUAL RATES OF
                          NUMBER OF        OPTIONS                                 SHARE PRICE APPRECIATION
                         SECURITIES       GRANTED TO    EXERCISE OR                   FOR OPTION TERM(2)
                         UNDERLYING      EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------
NAME                   OPTIONS GRANTED   FISCAL YEAR      ($/SH)         DATE          5%            10%
----                   ---------------   ------------   -----------   ----------   -----------   -----------
Osmo A. Hautanen.....                        33.28%        $          July, 2008   $4,070,000    $6,480,000
Vernon F. Kenley.....                        15.82%        $          July, 2008    1,933,250     3,078,000
Raymond W.
  Nettleton..........                        10.00%        $          July, 2008    1,221,000     1,944,000
James R. Downs(1)....                        10.00%        $          July, 2008    1,221,000     1,944,000
John F. Knoeckel.....                         2.00%        $          July, 2008      244,200       388,800

------------------------------

(1) As a result of Mr. Downs' resignation in April 1999, all of the options granted to him in 1999 were forfeited.

(2) Represents the potential value of options granted at assumed 5% and 10% rates of compounded annual stock appreciation for ten years from the date the options were granted.

     The following table provides, for our executive officers listed in the Summary Compensation Table, information on the number of shares represented by unexercised options owned by them at December 31,

1998 and the value of those options as of the same date. None of the executive officers exercised any options in 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                               OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(2)
                                               ---------------------------   ---------------------------
NAME                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                           -----------   -------------   -----------   -------------
Osmo A. Hautanen.............................                                $              $
Vernon F. Kenley.............................
Raymond W. Nettleton.........................
James R. Downs(1)............................
John F. Knoeckel.............................

------------------------------

(1) Mr. Downs resigned his employment with us in April 1999 and forfeited his interest in all of his unvested options.

(2) The value of the unexercised in-the-money options represents the difference
    between $        , the assumed initial offering price in this offering, and
    the exercise price of the options, which is $    per share for each of the
    options included in the table.

EQUITY INCENTIVE PLAN

     The Formus Communications, Inc. Equity Incentive Plan effective April 15, 1997, as currently amended, permits the grant of non-qualified stock options, incentive stock options, restricted stock and other stock grants to our key employees, key consultants and non-employee directors (including those of our affiliated companies), except that incentive options may be granted only to
employees. We have reserved for issuance           shares of common stock which
may be subject to awards under the plan. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the number of outstanding shares of our common stock. We can re-grant shares of common stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are forfeited, together with shares of common stock that are used to pay withholding taxes or the option exercise price.

     The plan is administered by our compensation committee. The compensation committee must be structured at all times so as to permit the plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Our compensation committee has the sole discretion to determine the employees, consultants and non-employee directors to whom awards will be granted and the terms and conditions of such awards, although all awards granted to non-employee directors must first be approved by our board of directors. In addition, the maximum aggregate fair market value (determined on the date of grant) of stock that may become exercisable by any one employee under incentive stock options during any calendar year is $100,000.

     Our compensation committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date the incentive stock option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns 10% or more of the outstanding common stock). Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the common stock to be received upon exercise of the option. Options and restricted stock awards granted under the plan are not transferable other than by will or by the laws of descent and distribution.

     Options granted under the plan may immediately vest upon any "change in control" as defined by the Compensation Committee if so provided in the individual agreement with the option holder.

     Upon the occurrence of (i) a reorganization (other than a bankruptcy reorganization), merger or consolidation (other than a reorganization, merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or change of outstanding shares of our common stock), (ii) the sale of all or substantially all of our assets (other than a sale in which we continue as a holding company of an entity that conducts the business formerly conducted by us), or (iii) our dissolution or liquidation, all outstanding options will terminate automatically upon 30 days' written notice, or options and awards may be assumed in a merger or consolidation on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event requiring such notice and other awards become exercisable and payable. All payments made in such event are subject to reduction in the event Section 280G of the Code would be triggered.

     Our board of directors may amend the plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option or award previously granted or deprive an option holder, without his or her consent, of any common stock previously acquired.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     We have entered into the following agreements with several members of our senior management group:

     - On July 1, 1998, we entered into a letter agreement with Osmo A. Hautanen, relating to his employment. This letter agreement provides for:

      - an annual base salary of $400,000;

      - an annual cash bonus of up to $50,000;

      - the continuation of his salary and benefits for nine months if his employment is terminated without cause;

      - agreements not to compete with us or solicit our employees or customers during the term of the agreement and for a period of 12 months following his termination; and

      - an agreement to keep information regarding our business and operations confidential.

     In addition, we have agreed to enter into a five-year note with Mr. Hautanen in the principal amount of $200,000. The interest rate due on the principal amount is 5.96% per annum and is payable once per year. Mr. Hautanen's obligations under the note will be secured by shares of our common stock held by Mr. Hautanen.

  - On May 1, 1999, we entered into a letter agreement with Vernon F. Kenley, relating to his severance benefits. This letter agreement provides for:

     - the continuation of his salary and benefits for 12 months if his employment is terminated by us without cause or by him for good reason (as defined in the agreement);

     - the acceleration of unvested stock options upon a change of control (as defined in the agreement) occurring within one year of his termination;

     - indemnification in connection with litigation arising after his termination in which he is named as a result of his position as a former officer;

     - agreements not to compete with us or solicit our employees or customers during the term of the agreement and for a period of 12 months following his termination; and

     - an agreement to keep information regarding our business and operations confidential.

     In addition, all of our employees and consultants, including the members of our senior management group, have signed letter agreements. These agreements obligate our employees and consultants (1) not to disclose confidential information concerning Formus and (2) not to compete with us or solicit our employees or customers during the term of employment and for 12 months following termination. The agreements also give us all of the ownership rights to the work produced by our employees and consultants.

                              CERTAIN TRANSACTIONS

THE VELOCOM TRANSACTION

     In September 1999, we completed a transaction with VeloCom Inc., a Delaware corporation which provides telecommunications services in Latin American countries. VeloCom's stockholders include three of our stockholders, and three of our directors (plus a director designated by us, who currently also serves on our board) also serve on the board of VeloCom. A special committee of our board evaluated and approved the transaction with VeloCom. See "Business -- Equity Investment in VeloCom Inc."

     Under the purchase agreement among VeloCom, Formus and one of our subsidiaries, we transferred the following assets to VeloCom in exchange for a 22.5% ownership interest in VeloCom:

     - our subsidiaries in Argentina, Bolivia, Chile, Colombia, Peru, and Venezuela (which were all of our Latin American subsidiaries other than our Ecuadoran subsidiary);

     - the Colorado limited liability holding companies for the Latin American subsidiaries;

     - our rights and obligations under memoranda of understanding with local partners in Colombia and Uruguay; and

     - approximately U.S. $20.8 million in cash.

     In separate transactions, VeloCom acquired some of the Latin American assets of SLI Wireless S.A. and PCN do Brasil S.A., our former partners in Argentina, and Taquari Participacoes S.A., one of VeloCom's partners in Brazil. VeloCom now owns 100% of Telelatina Management Company LLC, in which we formerly owned a minority interest, and has consolidated its ownership interests in its Brazilian operating companies with those of SLI and Taquari.

     The Amended and Restated Investors Agreement. Under an Amended and Restated Investors Agreement, the stockholders of VeloCom have demand registration rights after January 26, 2002 (holders of 33% of VeloCom's stock may request registration of their securities four times on a Form S-1, and an unlimited number of times on a Form S-3) and piggyback registration rights, which in both cases expire in 2005.

     The Amended and Restated Investors Agreement also provides stockholders preemptive rights with respect to their respective proportional share of 80% of any proposed securities issuance, subject to limitations and transfer restrictions, including a right of first refusal. VeloCom is currently contemplating an equity offering, and we may exercise our preemptive rights or assign them to an affiliate.

     We are entitled to appoint one member of VeloCom's 12-member board of directors and to have a non-voting observer as long as we own at least a 5% equity interest. Two beneficial owners of 5% or more of our shares, including Telecom Partners II, L.P. and The Centennial Funds, are also significant shareholders of VeloCom and are entitled to designate some of VeloCom's directors.

THE CALLINO TRANSACTION

     In September 1999, we acquired our minority partners' direct and indirect equity interests in Callino GmbH. The direct and indirect selling shareholders of Callino included two affiliates of Chase Capital Partners, one of our shareholders, Dr. Michael R.A. Honig, who currently serves as one of our directors, and Matthias Weber, who currently serves as chief executive officer of Callino. We issued preferred stock
valued at $163.7 million, convertible into           shares of common stock, and
paid $100,000 in cash to acquire these equity interests.

     In connection with our acquisition of the remaining shares of Callino, the individual selling shareholders entered into non-competition agreements with Callino. Callino also renegotiated and extended its consulting and other agreements with Matthias Weber, the chief executive officer of Callino and one of the selling shareholders.

     Callino's direct and indirect selling shareholders have entered into the Fourth Amended and Restated Investors' Rights Agreement. See "Description of Our Capital Stock -- Registration Rights."

THE INTEL AGREEMENTS

     On September 9, 1999, we entered into a marketing activities agreement with Intel Corporation pursuant to which Intel will provide non-exclusive marketing assistance to us in certain reseller channels in specific cities in Poland in exchange for a warrant to purchase shares of preferred stock convertible into
          shares of common stock at an exercise price of $     per share, which
vests incrementally: 25% has vested and the remaining 75% will vest in three equal increments upon achievement of certain performance milestones. In addition to Poland, the parties will select a second country in which Intel will provide similar marketing assistance.

INVESTOR AGREEMENTS

     We have entered into a Fourth Amended and Restated Investors' Rights Agreement with all of our stockholders except stockholders who are parties to an Employee Stockholders Agreement. Each of these agreements provides for demand registration rights. See "Description of Our Capital Stock -- Registration rights." Certain other rights and obligations under these agreements will terminate upon the closing of this offering.

OTHER

     Many of our directors are also officers of some of our significant stockholders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 1999 by:

     - each stockholder known to us to own beneficially more than 5% of our outstanding common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all directors and executive officers as a group.

     The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC's rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Because Class B common stock is convertible into Class A common stock, holders of Class B are deemed to beneficially own Class A common stock. The information set forth in the following table excludes any shares purchased in the offering by the respective beneficial owner:

                                                                                  PERCENTAGE
                                                              NO. OF SHARES   -------------------
                                                               OF CLASS A     PRIOR TO    AFTER
BENEFICIAL OWNER(1)                                           COMMON STOCK    OFFERING   OFFERING
-------------------                                           -------------   --------   --------
Chase Capital Partners and affiliates(2)....................                      19.7%
Centennial Funds V, L.P. and affiliates(3)..................                      11.8
Telecom Partners II, L.P. and affiliates(4).................                      10.3
Spectrum Equity Investors II, L.P. and affiliates(5)........                       7.7
Media/Communications Partners III Limited Partnership and
  affiliates(6).............................................                       6.2
William J. Elsner(7)........................................                     *          *
Osmo A. Hautanen(8).........................................                     *          *
Steven C. Halstedt..........................................                     *          *
Michael R. Hannon...........................................                     *          *
Michael R.A. Honig..........................................                       3.3
William A. Johnston.........................................                     *          *
Ian Kidson..................................................                     *          *
Kevin J. Maroni.............................................                     *          *
Trygve E. Myhren(9).........................................                     *          *
Frederick A. Vierra(10).....................................                     *          *
James Wade..................................................                     *          *
Vernon F. Kenley(11)........................................                     *          *
John F. Knoeckel(12)........................................                     *          *
Raymond W. Nettleton(13)....................................                     *          *
James R. Downs(14)..........................................                     *          *
All directors and executive officers as a group (18
  persons)(15)..............................................                       5.9

------------------------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each person named in the table is Formus Communications, Inc., 720 South Colorado Blvd., Suite 600 North, Denver, Colorado, 80246.

 (2) Represents shares of Class B common stock owned by investment funds affiliated with Chase Capital Partners, including:

     -             shares of common stock owned by Chase Equity Associates, L.P.

     -             shares of common stock owned by Chase European Equity
       Associates II LLC.

     -             shares of common stock owned by Chase Capital Partners (CCP)
       Germany B.V.

The address for Chase Equity Associates, L.P. and its affiliates is 380 Madison Avenue 12th Floor, New York, New York 10017.

 (3) Represents shares of common stock owned by investment funds affiliated with Centennial Fund V, L.P., including:

     -             shares of common stock owned by Centennial Fund V, L.P.

     -             shares of common stock owned by Centennial Entrepreneurs Fund
       V, L.P.

     -             shares of common stock owned by Centennial Fund VI, L.P.

     -             shares of common stock owned by Centennial Entrepreneurs Fund
       VI, L.P.

     -             shares of common stock owned by Centennial Holdings I, LLC.

The address for Centennial Fund V, L.P. and its affiliates is 1428 Fifteenth Street, Denver, Colorado 80202.

 (4) Represents shares of common stock owned by investment funds affiliated with Telecom Partners II, L.P., including:

     -       shares of common stock owned by Telecom Partners II, L.P.

     -       shares of common stock owned by Telecom Partners, L.P.

The address for Telecom Partners II, L.P. and its affiliates is 4600 South Syracuse, Suite 1000, Denver, Colorado 80237.

 (5) Represents shares of common stock owned by investment funds affiliated with Spectrum Equity Investors II, L.P., including:

     -       shares of common stock owned by Spectrum Equity Investors II, L.P.

     -       shares of common stock owned by Spectrum Equity Investors, L.P.

The address for Spectrum Equity Investors II, L.P. and its affiliates is 1 International Place, 29th Floor, Boston, Massachusetts 02110.

 (6) Represents shares of common stock owned by investment funds affiliated with Media/Communications Partners III Limited Partnership, including:

     - shares of common stock owned by Media/Communications Partners III Limited Partnership.

     -       shares of common stock owned by M/C Investors L.L.C.

     The address for Media/Communications Partners III Limited Partnership and its affiliates is 75 State Street, Boston, Massachusetts 02109.

 (7) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

 (8) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

 (9) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(10) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(11) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(12) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(13) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(14) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

(15) Includes     shares of common stock issuable under options granted pursuant to the terms of our equity incentive plan, which are exercisable within 60 days after the closing of this offering.

                        DESCRIPTION OF OUR CAPITAL STOCK

     The following summary information is qualified in its entirety by the provisions of our Fourth Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. See "Additional Information."

     Our authorized capital stock consists of           shares, including
          shares of common stock, par value $0.001 per share, and
shares of preferred stock, par value $0.001 per share. Our common stock is
divided into two classes consisting of           authorized shares of Class A
common stock and           authorized shares of Class B common stock.

     After this offering and the conversion of our preferred stock into common stock, we will have outstanding:

     -           shares of Class A common stock if the underwriters do not
       exercise their over-allotment option, or           shares of Class A
       common stock if the underwriters exercise their over-allotment option in full;

     -           shares of Class B common stock; and

     - no shares of preferred stock.

COMMON STOCK

     Our Class A common stock and Class B common stock are identical except that Class B common stock has no voting rights. We are issuing only Class A common stock in this offering. The holders of Class B common stock are prohibited by law from owning more than a specified percentage of our voting stock. Class B common stock automatically converts to common stock if sold to a buyer who is not prohibited from owning more than a specified percentage of our voting Class A stock or if restrictions on the holder are lifted.

     Each holder of record of Class A common stock is entitled to one vote for each outstanding share owned on every matter properly submitted to the stockholders for their vote. Class B common stock has no voting rights except as required by law. After satisfaction of the dividend rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose. After the payment of liquidation preferences to holders of any outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution, or winding up. Holders of our Class A common stock and Class B common stock do not have any preemptive rights. The rights, preferences and privileges of holders of our Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

     Our certificate of incorporation allows the board of directors to issue, without stockholder approval, one or more series of preferred stock having such rights, including voting rights, dividend rights, redemption rights, and such preferences, including liquidation preferences, as our board of directors may determine.

     Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our Class A common stock or Class B common stock or could adversely affect the rights and powers, including voting rights, of the holders of our Class A common stock or Class B common stock. The issuance of preferred stock could have a negative effect on the market price of our common stock.

REGISTRATION RIGHTS

     We have entered into a fourth amended and restated investors' rights agreement with most of our shareholders and an employee stockholders agreement with our employee stockholders. Under these agreements, on the earlier of August 1, 2003 or this offering, holders of substantially all of our common stock can require us to register the sale of their shares up to four times, or include their shares in other registrations, subject to customary conditions under the Securities Act. Subject to limitations and the lock-up agreements with the underwriters, we must register the sale of these shares if at any time after this offering, the holders of 25% or more of these shares request registration. Subject to limitations, these holders may require us to file an unlimited number of registration statements on Form S-3 when we are eligible to use Form S-3, generally one year after this offering. The other provisions of the investors' rights agreement and employee stockholders agreement terminate when we complete this offering.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, our certificate of incorporation limits our directors' liability for breach of fiduciary duty, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

     - for any transaction from which the director derives an improper personal benefit.

     In the event the Delaware law is amended to allow more extensive limitations on directors personal liability, our certificate of incorporation provides that we will exculpate our directors to the fullest extent permitted by law. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as amended.

     Under our certificate of incorporation and bylaws, we have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent, or anyone serving, at our request, as a director, officer, employee or agent of another entity against any liability as a result of serving in such capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under our certificate of incorporation.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Classified board. Our bylaws provide for a classified board of directors. One-third of the directors will be elected at each annual meeting of stockholders to serve for three-year terms. Because the stockholders never elect a majority of the board members at one time, the classified board could delay or prevent the change in control or make removal of our management more difficult.

     Preferred stock issuances. Our certificate of incorporation allows our board to issue, without stockholder approval, preferred stock with terms set by the board. The preferred stock could be issued quickly with terms that delay or prevent the change in control or make removal of our management more difficult. Also, the issuance of preferred stock may cause the market price of our common stock to decrease. See "Description of Capital Stock" for more information.

     Special stockholders' meetings. Our bylaws provide that special meetings of stockholders, unless otherwise prescribed by statute, may be called only:

     - by the board of directors or by our chairman; or

     - by the holders of at least 30% of our securities outstanding and entitled to vote generally in the election of directors.

Upon the consummation of this offering, special meetings of the stockholders may only be called by a majority vote of the board of directors.

     Section 203 of Delaware law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law which generally prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock.

     These provisions and the provisions of our certificate of incorporation and bylaws described above could have the effect of delaying, deferring or preventing a proxy contest or an acquisition of control of our company by a holder of a substantial block of our stock, or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. The existence of these provisions may reduce the price that certain investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

                         serves as the transfer agent and registrar for our
common stock.

        CERTAIN FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. INVESTORS

     The following summary sets forth the U.S. federal tax consequences that are anticipated to be material in the acquisition, ownership, and disposition of our common stock by a holder that, for U.S. federal income tax purposes, is not a "United States person" (as defined below) (a "Non-U.S. Holder"). This summary does not address every aspect of U.S. federal income taxation that may be relevant to a particular Non-U.S. Holder under special circumstances or who is subject to special treatment under applicable law (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations), and does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. This summary is based upon the U.S. federal tax law now in effect, which is subject to change, perhaps with retroactive effect. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK.

     For purposes of this summary, a "United States person" means:

     - a citizen or resident of the United States;

     - a corporation, partnership, or other entity created or organized under the laws of the United States or any State or political subdivision thereof;

     - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on that date, and elected to continue to be so treated.

DIVIDENDS

     Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to withholding of U.S. federal income tax at the rate of 30%. If the distribution received by a Non-U.S. Holder with respect to our common stock is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the dividend will not be subject to withholding but instead will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. In addition, a corporate Non-U.S. Holder receiving effectively connected dividends may be subject to a branch profits tax of 30% on the corporation's effectively connected earnings and profits, subject to certain adjustments.

     Non-U.S. Holders should consult any applicable income tax treaties that may provide for a reduction of or exemption from U.S. withholding tax or, in the case of a corporate Non-U.S. Holder, the branch profits tax. A Non-U.S. Holder may be required to satisfy certain certification requirements in order to claim such treaty benefits.

GAIN ON DISPOSITION

     A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other disposition of our common stock, unless the gain is:

     - effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, or

     - in the case of Non-U.S. Holder who is a nonresident alien individual and holds our common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition, and certain other requirements are met.

     Gain that is effectively connected with the conduct of trade or business in the United States by the Non-U.S. Holder will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax). Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

UNITED STATES FEDERAL ESTATE TAX

     An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock at the time of death will be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty applies.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Generally, we must report annually to the United States Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such holder, and the tax withheld on such dividends, regardless of whether any tax has been actually withheld. This information may also be made available to the tax authorities of a country in which the Non-U.S. Holder resides.

     Under current United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on our common stock to a Non-U.S. Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption.

     Payments of the proceeds from the disposition of our common stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, will not be subject to backup withholding, but will be subject to information reporting, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund may be obtained, provided that certain required information is furnished to the Internal Revenue Service.

     The United States Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, such regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations are anticipated to become effective for payments made after December 31, 2000, subject to certain transition rules.

                                  UNDERWRITING

     Subject to the terms and conditions contained in an underwriting agreement,
dated           , 1999, the underwriters named below, who are represented by
Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Inc., have severally and not jointly agreed to purchase from us the number of shares of common stock shown opposite their names below:

                                                              NUMBER OF
UNDERWRITERS                                                   SHARES
------------                                                  ---------
Donaldson, Lufkin & Jenrette Securities Corporation.........
DLJdirect Inc...............................................
                                                               -------
          Total.............................................
                                                               =======

     The underwriting agreement provides that the obligations of the several underwriters to purchase and accept delivery of the shares of common stock included in the offering are subject to approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase and accept delivery of all the shares, other than those covered by the over-allotment option described below, if they purchase any of the shares.

     The underwriters propose to initially offer some of our shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering
price less a concession not in excess of $     per share. The underwriters may
allow, and such dealers may re-allow, a concession not in excess of $     per
share on sales to certain other dealers. After the initial offering of the shares to the public, the representatives may change the public offering price and such concessions. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The following table shows the underwriting fees to be paid to the underwriters by us in connection with the offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

                                                                  PAID BY FORMUS
                                                               COMMUNICATIONS, INC.
                                                              ----------------------
                                                                              FULL
                                                              NO EXERCISE   EXERCISE
                                                              -----------   --------
Per share...................................................   $            $
          Total.............................................   $            $

     We will pay the offering expenses, estimated to be $1.0 million.

     We have granted to the underwriters an option, exercisable for 30 days from
the date of this prospectus, to purchase up to           additional shares at
the initial public offering price less the underwriting fees. The underwriters may exercise such option solely to cover over-allotments, if any, made in connection with the offering. To the extent that the underwriters exercise their option, each underwriter will become obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

     We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of any of those liabilities.

     We, our executive officers and directors, and certain of our stockholders have agreed that, for a period of 180 days from the date of this prospectus, neither we nor they will, without prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation:

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     - enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

     In addition, during the same period, we have agreed not to file any registration statement with respect to, and each of our executive officers, directors and stockholders entitled to registration rights has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any securities convertible into our exercisable or exchangeable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Either of the foregoing transaction restrictions will apply regardless of whether any of these transactions is to be settled by the delivery of common stock, or such other securities, in cash or otherwise. The lock-up agreements by persons other than
us cover an aggregate of           shares, and an additional           shares
issuable upon exercise of outstanding options and warrants.

     Prior to the offering, there has been no established public market for our common stock. The initial public offering price for the shares of our common stock has been determined by negotiation between us and the representatives of the underwriters. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which we compete; our past and present operations; our historical results of operations; our prospects for future earnings; the recent market prices of securities of generally comparable companies and the general condition of the securities market at the time of the offering.

     At our request, the underwriters have reserved for sale, at the initial
public offering price, up to           of the shares included in the offering,
to be sold to certain of our directors, officers, employees and other individuals associated with us and related persons. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares that are not confirmed for purchase within one day of the consummation of the offering will be offered by the underwriters to the general public on the same terms as the other shares offered hereby. An electronic prospectus is being made available on web sites maintained by DLJdirect. Other than the prospectus in electronic format, any information on those web sites relating to this offering is not part of the prospectus and has not been approved or endorsed by us or any underwriter and should not be relied upon by prospective investors.

     Application has been made to list the common stock on the Nasdaq National Market under the symbol "FMUS." In order to meet the requirements for listing the common stock on the Nasdaq National Market, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock included in this offering in any jurisdiction where action for that purpose is required. The shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering of the common stock and the distribution of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any shares of common stock included in the offering in any jurisdiction where that would not be permitted or legal.

     In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may overallot the offering, creating a syndicate short position. The underwriters may bid for and purchase shares of our common stock in the open market to cover such syndicate short position or to stabilize the price of the common stock. These activities may stabilize or maintain the market price of our common stock above independent market levels. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members if Donaldson, Lufkin & Jenrette Securities Corporation repurchases previously distributed common stock in syndicate covering transactions, in stabilizing transactions or otherwise if Donaldson, Lufkin & Jenrette Securities Corporation receives a report that indicates that the clients of such syndicate members have "flipped" the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have           shares of common
stock issued and outstanding, or           shares if the underwriters exercise
their over-allotment option in full. We will have           shares of common
stock issuable on exercise of outstanding options, and           shares of
common stock issuable upon exercise of outstanding warrants. All of the shares we sell in this offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.

     Of the remaining shares of common stock outstanding after this offering, shares also will be freely tradeable without restriction in the public
market, and           shares may be sold publicly only if registered under the
Securities Act or sold in accordance with an exemption from the Securities Act, such as Rule 144.

     Prior to this offering, there has been no public market for our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders, or the availability of the shares for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices.

     For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such issuer. In general, under Rule 144, a stockholder including an "affiliate," who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of:

     - one percent of the then outstanding shares of common stock, or
       approximately           shares           expected to be outstanding
       immediately after this offering; or

     - the average weekly trading volume during the four calendar weeks preceding the sale.

     Sales under Rule 144 are subject to manner of sale limitations, notice requirements and the availability of current public information about the issuer. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitations
described above. We estimate that           outstanding shares fall in this
category. Of the           shares outstanding before this offering, affiliates
beneficially own over      % of such shares. See "Risk Factors -- Future sales
of our Class A common stock in the public market could depress our stock price."

     Any employee, officer, director, advisor or consultant who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after we become subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     As of June 30, 1999, there were outstanding stock options to purchase an
aggregate of           shares of common stock, of which           are presently
exercisable or exercisable without 60 days. These outstanding stock options are held by our executive officers or employees. Following the offering, we intend
to file a registration statement on Form S-8 covering the           shares of
common stock issuable under our stock option plan, including shares subject to outstanding options, thus permitting the resale of such shares in the public market without restriction under the Securities Act, other than restrictions applicable to affiliates.

     As of September 30, 1999, there was an outstanding warrant to purchase an
aggregate of           shares of common stock.

     We have granted registration rights to substantially all of our stockholders. See "Description of Our Capital Stock -- Registration Rights."

     We and our officers, directors, certain of our other stockholders have entered into lock-up agreements relating to the transfer of shares of our capital stock for a period of 180 days after this date of the prospectus. See "Underwriting."

     In addition, during the same period, we have agreed not to file any registration statement with respect to, and each of our executive officers, directors and stockholders entitled to registration rights has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any securities convertible into or exercisable or exchange for common stock without the prior written consent of Donaldson,
Lufkin & Jenrette Securities Corporation. Of the           outstanding shares
and shares issuable upon exercise of outstanding options and warrants not
subject to lock-up agreement, only           of such shares will be freely
tradable immediately following the offering under Rule 144 as discussed above.
Under Rule 144, the remaining           shares will be available for resale
subject to the limitations of Rule 144 beginning 90 days following the offering.

     Donaldson, Lufkin & Jenrette Securities Corporation has advised us that they have no intention of waiving any of the agreement described in the immediately preceding paragraph. Donaldson, Lufkin & Jenrette Securities Corporation has further advised us that in determining whether to grant any requested waiver, they would consider the market prices and trading volumes of our common stock at that time, market conditions generally, the size and timing of the requested waiver and any special circumstances of the requesting person.

                                 LEGAL MATTERS

     Holme Roberts & Owen LLP, Denver, Colorado, will pass upon the validity of the shares of common stock on our behalf. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will pass upon certain legal matters for the underwriters.

                                    EXPERTS

     The consolidated financial statements of Formus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and for the period from October 22, 1996 (inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In their report, that firm states that with respect to Callino GmbH ("Callino") (formerly ARCIS MEDIACOM Management GmbH), its opinion as of and for the year ended December 31, 1998 is based on the reports of other independent public accountants, Haarmann, Hemmelrath & Partner GMBH. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

     The consolidated financial statements of Callino GmbH and subsidiaries as of June 30, 1999, December 31, 1998, and 1997 and for the period from inception on July 7, 1997 to December 31, 1997, for the year ended December 31, 1998, and for the six months ended June 30, 1999 included in this prospectus and elsewhere in the registration statement, have been audited by Haarmann, Hemmelrath & Partner GMBH, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of VeloCom Inc. as of December 31, 1998 and for the period from inception on April 29, 1998 to December 31, 1998, included in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC.

     For further information about us and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules filed with the registration statement. You may obtain copies of the registration statement, of which this prospectus is a part, together with such exhibits and schedules, upon payment of the fee prescribed by the SEC, or you may examine these documents without charge at the offices of the SEC.

     After the offering is completed, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will be required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE NO.
FORMUS COMMUNICATIONS, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants..................      F-2
  Consolidated Balance Sheets as of December 31, 1997 and
     1998, and June 30, 1999 (unaudited)....................      F-3
  Consolidated Statements of Operations for the period from
     October 22, 1996 (inception) to December 31, 1996 and
     for the years ended December 31, 1997 and 1998 and for
     the six months ended June 30, 1998 (unaudited) and 1999
     (unaudited) and for the periods from October 22, 1996
     (inception) to December 31, 1998 and June 30, 1999
     (unaudited)............................................      F-4
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the period from October 22, 1996 (inception) to
     December 31, 1996 and for the years ended December 31,
     1997 and 1998 and for the six months ended June 30,
     1999 (unaudited) and for the periods from October 22,
     1996 (inception) to December 31, 1998 and June 30, 1999
     (unaudited)............................................      F-5
  Consolidated Statements of Cash Flows for the period from
     October 22, 1996 (inception) to December 31, 1996 and
     for the years ended December 31, 1997 and 1998 and for
     the six months ended June 30, 1998 (unaudited) and 1999
     (unaudited) and for the periods from October 22, 1996
     (inception) to December 31, 1998 and June 30, 1999
     (unaudited)............................................      F-6
  Notes to Consolidated Financial Statements................      F-7
CALLINO GMBH (FORMERLY KNOWN AS ARCIS MEDIACOM MANAGEMENT
  GMBH)
  Report of Independent Accountants.........................     F-23
  Balance Sheets as of December 31, 1997, December 31, 1998,
     and June 30, 1999......................................     F-24
  Statements of Income and Accumulated Deficit for the
     period July 7 -- December 31, 1997, period January
     1 -- June 30, 1998, period January 1 -- December 31,
     1998...................................................     F-25
  Statements of Cash Flows for the period July 7 -- December
     31, 1997, period January 1 -- June 30, 1998, period
     January 1 -- December 31, 1998.........................     F-26
  Statements of Stockholders' Equity for the period July
     7 -- December 31, 1997, period January 1 -- June 30,
     1998, period January 1 -- December 31, 1998............     F-27
  Notes to The Financial Statements.........................     F-28
VELOCOM INC. AND SUBSIDIARIES
  Report of Independent Public Accountants..................     F-41
  Consolidated Balance Sheets as of December 31, 1998 and
     June 30, 1999 (unaudited)..............................     F-42
  Consolidated Statements of Operations for the period from
     April 29, 1998 (inception) to December 31, 1998 and for
     the six months ended June 30, 1999 (unaudited) and for
     the period from April 29, 1998 (inception) to June 30,
     1999 (unaudited).......................................     F-43
  Consolidated Statements of Stockholders' Equity for the
     period from April 29, 1998 (inception) to December 31,
     1998 and for the six months ended June 30, 1999
     (unaudited) and for the period from April 29, 1998
     (inception) to June 30, 1999 (unaudited)...............     F-44
  Consolidated Statements of Cash Flows for the period from
     April 29, 1998 (inception) to December 31, 1998 and for
     the six months ended June 30, 1999 (unaudited) and for
     the period from April 29, 1998 (inception) to June 30,
     1999 (unaudited).......................................     F-45
  Notes to Consolidated Financial Statements................     F-46

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Formus Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Formus Communications, Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from inception (October 22, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. With respect to the year ended December 31, 1998, we did not audit the financial statements of Callino GmbH ("Callino") (formerly ARCIS MEDIACOM Management GmbH) which statements reflect total assets of 37,825,047 Deutsche Marks ("DM") at December 31, 1998 and a net loss of 2,005,608 DM for the period from September 1, 1998 (acquisition date) through December 31, 1998, before adjustments for the effects of purchase accounting. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Callino in the accompanying consolidated financial statements and related footnotes, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of other auditors, the accompanying financial statements present fairly, in all material respects, the financial position of Formus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from inception (October 22, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Denver, Colorado,
  July 8, 1999.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          CONSOLIDATED BALANCE SHEETS
                             (STATED IN THOUSANDS)

                                     ASSETS

                                                              AS OF DECEMBER 31,       AS OF
                                                              -------------------    JUNE 30,
                                                               1997        1998        1999
                                                              -------    --------   -----------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $21,528    $ 22,887    $ 52,389
  Marketable equity securities..............................       --          --       7,842
  Stock subscription receivable.............................       --       2,228          --
  Other receivables.........................................      103         508       1,562
  Prepaid expenses and other current assets.................      270         176         441
                                                              -------    --------    --------
         Total current assets...............................   21,901      25,799      62,234
Telecommunications licenses, net of accumulated amortization
  of $94, $752 and $1,065, respectively.....................    2,422      11,424      11,880
Property and equipment, net of accumulated depreciation of
  $34, $413 and $909, respectively..........................      491       4,391       6,986
Investment in WNP Communications, Inc. .....................       --      11,756          --
Investment in affiliates....................................       --          --       3,024
Other assets................................................       20          24       1,074
                                                              -------    --------    --------
         Total assets.......................................  $24,834    $ 53,394    $ 85,198
                                                              =======    ========    ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable..........................................  $   310    $  2,053    $  2,415
  Accrued liabilities.......................................       43       2,101       4,520
  Purchase price payable....................................      899          --          --
                                                              -------    --------    --------
         Total current liabilities..........................    1,252       4,154       6,935
Minority interests in subsidiaries..........................      230      10,564       6,403
Preferred stock, mandatorily redeemable, $.001 par value:
  Series A, 23,280,000 shares authorized; and 8,688,000,
    18,576,000 and 18,576,000 shares issued and outstanding,
    respectively............................................   21,111      45,381      45,490
  Series B, 4,704,000 shares authorized; and 2,352,000,
    4,704,000 and 4,704,000 shares issued and outstanding,
    respectively............................................    5,719      11,489      11,516
  Series C, 7,142,858 shares authorized; zero, zero and
    6,424,528 shares issued and outstanding, respectively...       --          --      22,486
  Series D, 718,330 shares authorized; zero, zero and
    718,330 shares issued and outstanding, respectively.....       --          --       2,514
Commitments and contingencies (Note 11)
Stockholders' equity (deficit):
  Preferred stock, undesignated, 5,000,000 shares
    authorized; zero shares issued and outstanding..........       --          --          --
  Common stock, $.001 par value; 50,000,000 shares
    authorized; 2,743,180, 2,743,180 and 2,866,513 shares
    issued and outstanding, respectively....................        3           3           3
  Class B common stock, $.001 par value; 6,000,000 shares
    authorized; 200,000, 200,000 and 200,000 shares issued
    and outstanding, respectively...........................       --          --          --
  Additional paid-in capital................................    2,940       3,053       3,362
  Other cumulative comprehensive income (loss)..............     (185)       (362)     (1,271)
  Deficit accumulated during the development stage..........   (6,236)    (20,888)    (12,240)
                                                              -------    --------    --------
         Total stockholders' equity (deficit)...............   (3,478)    (18,194)    (10,146)
                                                              -------    --------    --------
         Total liabilities and stockholders' equity
           (deficit)........................................  $24,834    $ 53,394    $ 85,198
                                                              =======    ========    ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (STATED IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                     CUMULATIVE FROM                              CUMULATIVE FROM          FOR THE SIX
                                     OCTOBER 22, 1996     FOR THE YEARS ENDED     OCTOBER 22, 1996         MONTHS ENDED
                                      (INCEPTION) TO         DECEMBER 31,          (INCEPTION) TO            JUNE 30,
                                       DECEMBER 31,     -----------------------     DECEMBER 31,     ------------------------
                                           1996            1997         1998            1998            1998         1999
                                     ----------------   ----------   ----------   ----------------   ----------   -----------
                                                                                                           (UNAUDITED)
Costs and expenses:
  Costs of services................      $     --       $       --   $    1,168      $    1,168      $       14   $     2,260
  Provision on impaired assets.....            --               --           --              --              --         1,214
  Selling, general and
    administrative.................            96            6,266       14,461          20,823           5,535        17,471
  Depreciation and amortization....            --              128        1,070           1,198             313         1,045
                                         --------       ----------   ----------      ----------      ----------   -----------
        Total costs and expenses...            96            6,394       16,699          23,189           5,862        21,990
                                         --------       ----------   ----------      ----------      ----------   -----------
        Loss from operations.......           (96)          (6,394)     (16,699)        (23,189)         (5,862)      (21,990)
Other income (expense):
  Interest expense.................            --               --          (17)            (17)             --            (8)
  Interest income..................             7              328          751           1,086             220           665
  Gain on sale of investments in
    WNP Communications, Inc. and
    NEXTLINK ......................            --               --           --              --              --        24,527
  Other income (expense), net......            --             (101)         303             202             150          (339)
                                         --------       ----------   ----------      ----------      ----------   -----------
        Net (loss) income before
          other items..............           (89)          (6,167)     (15,662)        (21,918)         (5,492)        2,855
                                         --------       ----------   ----------      ----------      ----------   -----------
Minority interests in
  subsidiaries.....................            --               20        1,192           1,212             231         6,213
Share in results of affiliated
  companies, net...................            --               --           --              --              --          (283)
                                         --------       ----------   ----------      ----------      ----------   -----------
        Net (loss) income..........           (89)          (6,147)     (14,470)        (20,706)         (5,261)        8,785
                                         --------       ----------   ----------      ----------      ----------   -----------
Accretion of mandatorily redeemable
  preferred stock..................            --               --         (182)           (182)            (65)         (137)
                                         --------       ----------   ----------      ----------      ----------   -----------
        Net (loss) income
          attributable to common
          stock....................      $    (89)      $   (6,147)  $  (14,652)     $  (20,888)     $   (5,326)  $     8,648
                                         ========       ==========   ==========      ==========      ==========   ===========
Net (loss) income per common share:
  Basic net (loss) income..........      $   (.13)      $    (2.66)  $    (4.98)     $    (8.50)     $    (1.81)  $      2.90
                                         ========       ==========   ==========      ==========      ==========   ===========
  Diluted net (loss) income........      $   (.13)      $    (2.66)  $    (4.98)     $    (8.50)     $    (1.81)  $       .27
                                         ========       ==========   ==========      ==========      ==========   ===========
Weighted-average number of common
  shares outstanding:
  Basic............................       685,070        2,314,548    2,943,180       2,456,568       2,943,180     2,984,745
                                         ========       ==========   ==========      ==========      ==========   ===========
  Diluted..........................       685,070        2,314,548    2,943,180       2,456,568       2,943,180    33,116,245
                                         ========       ==========   ==========      ==========      ==========   ===========

                                     CUMULATIVE FROM
                                     OCTOBER 22, 1996
                                      (INCEPTION) TO
                                         JUNE 30,
                                           1999
                                     ----------------
                                       (UNAUDITED)
Costs and expenses:
  Costs of services................     $    3,428
  Provision on impaired assets.....          1,214
  Selling, general and
    administrative.................         38,294
  Depreciation and amortization....          2,243
                                        ----------
        Total costs and expenses...         45,179
                                        ----------
        Loss from operations.......        (45,179)
Other income (expense):
  Interest expense.................            (25)
  Interest income..................          1,751
  Gain on sale of investments in
    WNP Communications, Inc. and
    NEXTLINK ......................         24,527
  Other income (expense), net......           (137)
                                        ----------
        Net (loss) income before
          other items..............        (19,063)
                                        ----------
Minority interests in
  subsidiaries.....................          7,425
Share in results of affiliated
  companies, net...................           (283)
                                        ----------
        Net (loss) income..........        (11,921)
                                        ----------
Accretion of mandatorily redeemable
  preferred stock..................           (319)
                                        ----------
        Net (loss) income
          attributable to common
          stock....................     $  (12,240)
                                        ==========
Net (loss) income per common share:
  Basic net (loss) income..........     $    (4.78)
                                        ==========
  Diluted net (loss) income........     $    (4.78)
                                        ==========
Weighted-average number of common
  shares outstanding:
  Basic............................      2,561,330
                                        ==========
  Diluted..........................      2,561,330
                                        ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  (STATED IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   OTHER         DEFICIT
                                                                   CLASS B                      CUMULATIVE     ACCUMULATED
                                             COMMON STOCK        COMMON STOCK     ADDITIONAL   COMPREHENSIVE   DURING THE
                                          ------------------   ----------------    PAID-IN     INCOME (LOSS)   DEVELOPMENT
                                           SHARES     AMOUNT   SHARES    AMOUNT    CAPITAL          (1)           STAGE
                                          ---------   ------   -------   ------   ----------   -------------   -----------
Balances accumulated from October 22,
 1996 (inception) through December 31,
 1996...................................  1,235,000     $1         --     $--       $1,234        $    --       $    (89)
Issuance of common stock at April 7,
 1997...................................    947,000      1         --      --          946             --             --
Issuance of Class B Common Stock at
 April 7, 1997..........................         --     --     200,000     --          200             --             --
Issuance of Common Stock at August 1,
 1997...................................    527,680      1         --      --          527             --             --
Issuance of Common Stock at August 12,
 1997...................................     33,500     --         --      --           33             --             --
Change in cumulative translation
 adjustments............................         --     --         --      --           --           (185)            --
Net loss................................         --     --         --      --           --             --         (6,147)
                                          ---------     --     -------    ---       ------        -------       --------
Balances, December 31, 1997.............  2,743,180      3     200,000     --        2,940           (185)        (6,236)
Issuance of stock options for services
 to non-employees.......................         --     --         --      --          113             --             --
Accretion of mandatorily redeemable
 preferred stock........................         --     --         --      --           --             --           (182)
Change in cumulative translation
 adjustments............................         --     --         --      --           --           (177)            --
Net loss................................         --     --         --      --           --             --        (14,470)
                                          ---------     --     -------    ---       ------        -------       --------
Balances, December 31, 1998.............  2,743,180      3     200,000     --        3,053           (362)       (20,888)
Issuance of Common Stock in connection
 with Company's stock option plan
 (unaudited)............................    123,333     --         --      --          309             --             --
Accretion of mandatorily redeemable
 preferred stock (unaudited)............         --     --         --      --           --             --           (137)
Change in cumulative translation
 adjustments (unaudited)................         --     --         --      --           --           (998)            --
Change in unrealized gain on investment
 (unaudited)............................         --     --         --      --           --             89             --
Net income (unaudited)..................         --     --         --      --           --             --          8,785
                                          ---------     --     -------    ---       ------        -------       --------
Balances, June 30, 1999 (unaudited).....  2,866,513     $3     200,000    $--       $3,362        $(1,271)      $(12,240)
                                          =========     ==     =======    ===       ======        =======       ========


                                              TOTAL
                                          COMPREHENSIVE
                                          INCOME (LOSS)    TOTAL
                                          -------------   --------
Balances accumulated from October 22,
 1996 (inception) through December 31,
 1996...................................    $     --      $  1,146
Issuance of common stock at April 7,
 1997...................................          --           947
Issuance of Class B Common Stock at
 April 7, 1997..........................          --           200
Issuance of Common Stock at August 1,
 1997...................................          --           528
Issuance of Common Stock at August 12,
 1997...................................          --            33
Change in cumulative translation
 adjustments............................        (185)         (185)
Net loss................................      (6,147)       (6,147)
                                            --------      --------
Balances, December 31, 1997.............      (6,332)       (3,478)
                                            ========
Issuance of stock options for services
 to non-employees.......................          --           113
Accretion of mandatorily redeemable
 preferred stock........................          --          (182)
Change in cumulative translation
 adjustments............................        (177)         (177)
Net loss................................     (14,470)      (14,470)
                                            --------      --------
Balances, December 31, 1998.............     (14,647)      (18,194)
                                            ========
Issuance of Common Stock in connection
 with Company's stock option plan
 (unaudited)............................          --           309
Accretion of mandatorily redeemable
 preferred stock (unaudited)............          --          (137)
Change in cumulative translation
 adjustments (unaudited)................        (998)         (998)
Change in unrealized gain on investment
 (unaudited)............................          89            89
Net income (unaudited)..................       8,785         8,785
                                            --------      --------
Balances, June 30, 1999 (unaudited).....    $  7,876      $(10,146)
                                            ========      ========

------------------------------

(1) Other Cumulative Comprehensive Income (Loss) at the end of each reporting period consists of the following:

                                                                  AS OF
                                                              DECEMBER 31,
                                                              -------------   AS OF JUNE 30,
                                                              1997    1998         1999
                                                              -----   -----   --------------
                                                                               (UNAUDITED)
Foreign currency translation adjustments....................  $(185)  $(362)     $(1,360)
Unrealized gain on investment...............................     --      --           89
                                                              -----   -----      -------
        Total other cumulative comprehensive income
          (loss)............................................  $(185)  $(362)     $(1,271)
                                                              =====   =====      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (STATED IN THOUSANDS)

                                                             CUMULATIVE
                                                                FROM           FOR THE YEARS      CUMULATIVE FROM
                                                          OCTOBER 22, 1996         ENDED          OCTOBER 22, 1996
                                                           (INCEPTION) TO       DECEMBER 31,       (INCEPTION) TO
                                                            DECEMBER 31,     ------------------     DECEMBER 31,
                                                                1996          1997       1998           1998
                                                          ----------------   -------   --------   ----------------

Cash flows from operating activities:
 Net (loss) income......................................       $  (89)       $(6,147)  $(14,470)      $(20,706)
 Adjustments to reconcile net loss to net cash used in
   operating activities --
   Depreciation and amortization........................           --            128      1,070          1,198
   Provision on impaired assets.........................           --             --         --             --
   Minority interest in net loss........................           --            (20)    (1,192)        (1,212)
   Capital contribution made on behalf of minority
     interest...........................................           --             --        185            185
   Issuance of stock options to non-employees...........           --             --        113            113
   Gain on sale of investments in WNP Communications,
     Inc. and NEXTLINK..................................           --             --         --             --
   Share in results of affiliated companies.............           --             --         --             --
   Other................................................           --             --          9              9
   Changes in assets and liabilities, net of effects of
     acquisitions --
     Prepaid expenses and other assets..................           --           (293)       967            674
     Accounts payable and accrued liabilities...........           77            235         55            367
     Other assets.......................................           --            (20)        (4)           (24)
                                                               ------        -------   --------       --------
       Net cash from operating activities...............          (12)        (6,117)   (13,267)       (19,396)
                                                               ------        -------   --------       --------
Cash flows from investing activities:
 Cash paid for acquisitions, net of cash acquired.......           --         (1,390)       471           (919)
 Cash paid for investment in affiliate..................           --             --         --             --
 Purchase of spectrum licenses..........................           --           (478)    (4,948)        (5,426)
 Purchase of investment in WNP Communications, Inc. ....           --             --    (11,756)       (11,756)
 Acquisition of property and equipment..................          (46)          (267)    (3,829)        (4,142)
 Proceeds from sale of investments in WNP
   Communications, Inc. and NEXTLINK....................           --             --         --             --
 Proceeds from sale of property and equipment...........           --             --          7              7
                                                               ------        -------   --------       --------
       Net cash from investing activities...............          (46)        (2,135)   (20,055)       (22,236)
                                                               ------        -------   --------       --------
Cash flows from financing activities:
 Proceeds from issuance of mandatorily redeemable
   preferred stock, net of issuance costs...............           --         26,830     29,858         56,688
 Payment on purchase money note payable.................           --             --       (899)          (899)
 Proceeds from issuance of common stock.................        1,235          1,708         --          2,943
 Minority interest contributions to subsidiaries,
   including payments on stock subscription
   receivables..........................................           --            250      5,954          6,204
                                                               ------        -------   --------       --------
       Net cash from financing activities...............        1,235         28,788     34,913         64,936
                                                               ------        -------   --------       --------
Effect of exchange rate changes on cash and cash
 equivalents............................................           --           (185)      (232)          (417)
                                                               ------        -------   --------       --------
Net increase in cash and cash equivalents...............        1,177         20,351      1,359         22,887
Cash and cash equivalents, beginning of period..........           --          1,177     21,528             --
                                                               ------        -------   --------       --------
Cash and cash equivalents, end of period................       $1,177        $21,528   $ 22,887       $ 22,887
                                                               ======        =======   ========       ========
Non-cash financing activities:
 Purchase money note payable............................       $   --        $   899   $     --       $     --
                                                               ======        =======   ========       ========
 Contribution from minority interest in the form of
   subscription receivable..............................       $   --        $    --   $  2,228       $  2,228
                                                               ======        =======   ========       ========
Supplemental cashflow disclosure:
 Cash paid for interest.................................       $   --        $    --   $     17       $     17
                                                               ======        =======   ========       ========
 Cash received for interest.............................       $    7        $   328   $    739       $  1,074
                                                               ======        =======   ========       ========


                                                             FOR THE SIX MONTHS       CUMULATIVE FROM
                                                               ENDED JUNE 30,         OCTOBER 22, 1996
                                                          -------------------------    (INCEPTION) TO
                                                             1998          1999        JUNE 30, 1999
                                                          -----------   -----------   ----------------
                                                          (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
 Net (loss) income......................................   $ (5,261)     $  8,785         $(11,921)
 Adjustments to reconcile net loss to net cash used in
   operating activities --
   Depreciation and amortization........................        313         1,045            2,243
   Provision on impaired assets.........................         --         1,214            1,214
   Minority interest in net loss........................       (231)       (6,213)          (7,425)
   Capital contribution made on behalf of minority
     interest...........................................         --           185              370
   Issuance of stock options to non-employees...........         --            --              113
   Gain on sale of investments in WNP Communications,
     Inc. and NEXTLINK..................................         --       (24,527)         (24,527)
   Share in results of affiliated companies.............         --           283              283
   Other................................................         --            --                9
   Changes in assets and liabilities, net of effects of
     acquisitions --
     Prepaid expenses and other assets..................       (165)         (895)            (221)
     Accounts payable and accrued liabilities...........        148         3,333            3,700
     Other assets.......................................         --        (1,053)          (1,077)
                                                           --------      --------         --------
       Net cash from operating activities...............     (5,196)      (17,843)         (37,239)
                                                           --------      --------         --------
Cash flows from investing activities:
 Cash paid for acquisitions, net of cash acquired.......         --          (343)          (1,262)
 Cash paid for investment in affiliate..................         --        (3,306)          (3,306)
 Purchase of spectrum licenses..........................     (1,567)       (3,626)          (9,052)
 Purchase of investment in WNP Communications, Inc. ....     (6,205)           --          (11,756)
 Acquisition of property and equipment..................     (1,584)       (3,347)          (7,489)
 Proceeds from sale of investments in WNP
   Communications, Inc. and NEXTLINK....................         --        28,530           28,530
 Proceeds from sale of property and equipment...........         --            --                7
                                                           --------      --------         --------
       Net cash from investing activities...............     (9,356)       17,908           (4,328)
                                                           --------      --------         --------
Cash flows from financing activities:
 Proceeds from issuance of mandatorily redeemable
   preferred stock, net of issuance costs...............        250        25,000           81,688
 Payment on purchase money note payable.................       (899)           --             (899)
 Proceeds from issuance of common stock.................         --           308            3,251
 Minority interest contributions to subsidiaries,
   including payments on stock subscription
   receivables..........................................        486         4,884           11,088
                                                           --------      --------         --------
       Net cash from financing activities...............       (163)       30,192           95,128
                                                           --------      --------         --------
Effect of exchange rate changes on cash and cash
 equivalents............................................       (247)         (755)          (1,172)
                                                           --------      --------         --------
Net increase in cash and cash equivalents...............    (14,962)       29,502           52,389
Cash and cash equivalents, beginning of period..........     21,528        22,887               --
                                                           --------      --------         --------
Cash and cash equivalents, end of period................   $  6,566      $ 52,389         $ 52,389
                                                           ========      ========         ========
Non-cash financing activities:
 Purchase money note payable............................   $     --      $     --         $     --
                                                           ========      ========         ========
 Contribution from minority interest in the form of
   subscription receivable..............................   $     --      $     --         $     --
                                                           ========      ========         ========
Supplemental cashflow disclosure:
 Cash paid for interest.................................   $     --      $      8         $     25
                                                           ========      ========         ========
 Cash received for interest.............................   $    220      $    678         $  1,752
                                                           ========      ========         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (STATED IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
            (ALL REFERENCES TO JUNE 30, 1999 AMOUNTS ARE UNAUDITED)

(1) ORGANIZATION AND NATURE OF OPERATIONS

     Formus Communications, Inc. ("Formus" or the "Company") was formed to acquire broadband frequency and operating licenses in emerging and established markets, principally in Europe. The objective of the Company is to become a leading service provider of broadband data services using fixed wireless technologies. The Company is headquartered in the United States with operations principally in Germany and Poland. As our principal revenue generating operations had not yet commenced as of June 30, 1999, the Company's financial statements are presented on the basis of a company in the developmental stage. The effect on the Company's financial statements is to report cumulative results of operations and cash flows since inception (October 22, 1996).

     As more fully discussed in Note 3, during 1998, the Company acquired an 85.4% interest in Formus Communications-Germany B.V. ("Germany B.V.") which, in turn, acquired a 55.1% interest in Callino GmbH ("Callino") (formerly "ARCIS MEDIACOM Management GmbH") resulting in an effective 47.1% interest held in Callino by the Company. The Company controls Germany B.V. due to its majority voting interest and Germany B.V. controls Callino through its majority voting interest and rights granted to Germany B.V. by a shareholders agreement. The Company acquired its interest in Callino to obtain telecommunication licenses in order to pursue telecommunications services in Germany.

     On August 12, 1997, the Company co-founded Formus Polska Sp. z o.o. ("Polska") to acquire telecommunications licenses and provide data transmission and private telecommunications networks for selected cities in Poland. In November 1997, Polska acquired radio spectrum licenses for the ten largest cities in Poland. Polska is owned by the Company and Elmedia Sp. z o.o. ("Elmedia"), a company organized under the laws of the Republic of Poland. In connection with the formation of Polska, the Company received 49% of the voting capital stock and 85% of the economic interest. The Company has a contractual right to appoint the majority of Polska's supervisory and management boards and such boards are currently constituted in accordance with such agreements.

     The Company is in the development stage and has generated no revenues to date. Since commencement of operations (October 22, 1996), the Company has incurred cumulative net losses totaling approximately $20.7 million through December 31, 1998. As a result of its development stage activities, the Company has experienced significant operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in that market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

     The Company's ultimate success will be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Delays or failure in receiving required regulatory approvals or the enactment of new regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Formus and its majority owned or controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Subsidiaries are consolidated, as of the acquisition date, if the Company has control of the subsidiary either through ownership of a majority of the subsidiary's voting stock or through control of the Board of Directors or management of the subsidiary.

     The Company controls the Board of Directors and management of Callino and has contractual arrangements, which give the Company voting control over 75% of Callino's outstanding shares of voting stock. Accordingly, the Company has consolidated the accounts of Callino in its financial statements.

     The Company has the contractual right to appoint a majority of both the supervisory and management boards of Polska and such boards are currently constituted in accordance with such agreements. Accordingly, the Company consolidates the accounts of Polska in its financial statements.

     In management's opinion, all adjustments (of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of June 30, 1999 and the results of operations for the six months ended June 30, 1998 and 1999.

  CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with original maturities of three months or less to be cash equivalents. As of December 31, 1998 and 1997, cash equivalents principally consisted of money market funds.

  STOCK SUBSCRIPTION RECEIVABLE

     Represents a subscription receivable from a minority shareholder of Callino, which was paid in January 1999.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the economic life of the asset. Repair and maintenance costs are charged to expense when incurred. The economic lives of property and equipment at acquisition are as follows:

Furniture and office equipment..............................   2-8 years
Computer equipment..........................................     3 years
Communications equipment....................................     5 years
Computer software...........................................     3 years

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  TELECOMMUNICATIONS LICENSES

     Telecommunications licenses are stated at cost and are amortized using the straight-line method over their economic lives of ten to twenty years based upon the respective license terms and conditions. The economic lives can vary significantly between markets. Amortization expense related to telecommunications licenses was approximately $0, $94, $641 and $735 for the years ended December 31, 1996, 1997, 1998 and for the period from October 22, 1996 (inception) through December 31, 1998, respectively. Additionally, amortization expense related to telecommunications licenses was approximately $187, $533 and $1,268 for the six months ended June 30, 1998, 1999 and for the period from October 22, 1996 (inception) through June 30, 1999, respectively.

  LONG-LIVED ASSETS

     The Company continually evaluates long-lived assets, based on fair values or undiscounted cash flows, whichever is more readily determinable, whenever significant events or changes in circumstances occur which indicate the carrying amounts may not be recoverable.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash and cash equivalents, short-term investments, accounts payable and accrued liabilities. The carrying amounts of financial instruments, other than the short-term investment approximate fair value due to their short maturities.

     The short-term investment is a publicly traded equity security with a readily determinable fair value. The Company records the investment at the current market value of the security. Any unrealized holding gains and losses are reported as other cumulative comprehensive income (loss) as the security is classified as available-for-sale at June 30, 1999.

  INCOME TAXES

     The Company accounts for income taxes under the asset and liability method, which requires recognition of, deferred tax assets and liabilities for the expected future income tax consequences of transactions, which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax basis of assets, liabilities, and loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are then reduced by a valuation allowance if management believes it more likely than not they will not be realized.

  BASIC AND DILUTED NET (LOSS) INCOME PER SHARE

     "Basic (loss) income per share" is determined by dividing net (loss) income available to common stockholders by the weighted-average number of common shares outstanding during each period. "Diluted net (loss) income per share" includes the effects of potentially issuable common stock, but only if dilutive. The Company's stock option plans and convertible securities are excluded from the Company's diluted (loss) income per share for all periods presented, except for the six months ended June 30, 1999, because their effect would be anti-dilutive.

  FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

     The functional currency of the Company's foreign subsidiaries is either the applicable local currency or the U.S. dollar, as determined based on the operations of each subsidiary. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

in effect at period-end, and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of stockholders' equity (deficit) and are included in Other Cumulative Comprehensive Income (Loss).

     Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Foreign currency transaction losses were approximately $0, $0, $226 and $226 for the years ended December 31, 1996, 1997, 1998 and for the period from October 22, 1996 (inception) through December 31, 1998, respectively. Additionally, foreign currency transaction losses were approximately $0, $209 and $435 for the six months ended June 30, 1998, 1999 and for the period from October 22, 1996 (inception) through June 30, 1999, respectively.

     Cash flows from the Company's operations in foreign countries are translated based on their functional currencies. As a result, amounts related to assets and liabilities reported in the consolidated statements of cash flows will not agree to changes in the corresponding balances in the consolidated balance sheets. The effects of exchange rate changes on cash balances held in foreign currencies are reported as a separate line below cash flows from financing activities.

  STOCK OPTIONS

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plan and, accordingly, does not recognize compensation cost for options granted to employees whose exercise price is equal to or exceeds the fair value of the underlying stock as of the grant date.

  OTHER COMPREHENSIVE INCOME (LOSS)

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which requires that an enterprise (i) classify items of other comprehensive income (loss) by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income (loss) separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

  NEW ACCOUNTING PRINCIPLES

     The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which requires that a public business enterprise report certain financial and descriptive information about its reportable operating segments. The Company adopted SFAS 131 for the year ended December 31, 1998.

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," which amends SFAS 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently assessing the

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

effect of this new standard but believes it will not have a material impact on its consolidated results of operations.

     The American Institute of Certified Public Accountants recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, for projects in progress and prospectively, with earlier application encouraged. The Company adopted SOP 98-1 effective January 1, 1999 with no material effect on its financial statements.

     The American Institute of Certified Public Accountants recently issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is required to be adopted by affected companies for fiscal years beginning after December 15, 1998. SOP 98-5 defines start-up organization costs, which must be expensed as incurred. In addition, all deferred start-up and organization costs existing as of January 1, 1999 must be written off and accounted for as a cumulative effect of an accounting change. The adoption of SOP 98-5 did not have a material effect on the Company's financial position or results of operation as the company's historical accounting policy was to expense start-up costs as incurred.

  RECLASSIFICATIONS

     Certain prior period amounts have been reclassified to conform to the current period presentation.

(3) ACQUISITIONS AND INVESTMENTS

  GERMANY

     Effective September 1, 1998, the Company acquired a 85.4% interest in Germany B.V. which, in turn, acquired, through the purchase of newly issued shares, a 55.1% interest in Callino resulting in an effective 47.1% interest held in Callino by the Company. The Company controls and consolidates Germany B.V. due to its majority voting interest and Germany B.V. controls and consolidates Callino through its majority voting interest and rights granted to Germany B.V. by a shareholders agreement.

     In connection with this acquisition, the Company acquired certain licenses allowing for the operation of telecommunications facilities and permitting the resale of telecommunications services in Germany. The aggregate total consideration paid for this acquisition (through the acquisition of newly issued preferred shares) was approximately $12.1 million in cash. The total purchase price was paid over a five-month period ending January 1999. The acquisition has been accounted for as a purchase, with the purchase price allocated among the purchased assets and liabilities at the date of acquisition according to their relative fair values, as follows.

Cash, cash equivalents and stock subscriptions receivable...  $ 19,749
Prepaid expenses and other current assets...................     1,263
Property and equipment......................................       330
Spectrum licenses...........................................     4,462
Current liabilities.........................................    (3,109)
Minority interest...........................................   (10,595)
                                                              --------
          Formus investment (cash and stock subscription
           receivable)......................................  $ 12,100(1)
                                                              ========

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

------------------------------

(1) Approximately $8.7 million in cash was paid on stock subscription receivables through December 31, 1998 and approximately $3.7 million was paid on stock subscription receivables in January 1999.

     The telecommunication licenses acquired are being amortized on the straight-line method over their estimated useful lives of ten years.

     The results of operations of Callino have been consolidated from the acquisition date forward. The following unaudited pro forma information presents certain results of operations data of the Company and Callino on a combined basis assuming the companies were combined as of the beginning of each fiscal period presented:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Loss from operations........................................  $   (7,557)  $  (18,463)
                                                              ==========   ==========
Net loss....................................................  $   (7,313)  $  (15,881)
                                                              ==========   ==========
Net loss per common share --
  Basic and diluted net loss................................  $    (3.16)  $    (5.40)
                                                              ==========   ==========
  Weighted-average number of common shares outstanding......   2,314,548    2,943,180
                                                              ==========   ==========

     On March 8, 1999, the Company sold an approximately 12.4% interest in Germany B.V. to TCB Beteiligungs GmbH, for approximately $1.8 million in cash realizing an immaterial gain. Following the transaction, the Company's effective ownership interest in Callino was approximately 40.2%. The Company continues to consolidate Callino, as this transaction did not affect the Company's majority voting control over its investment in Callino.

     On April 22, 1999, Germany B.V. purchased, for approximately $343 in cash, an additional approximately 2.5% interest in Callino from certain existing shareholders. This resulted in the Company's effective ownership interest in Callino increasing to approximately 42.7%. See Note 12 regarding the Company's acquisition of the remaining equity interest in Callino in September 1999.

  ARGENTINA

     On September 3, 1998 Formus S.A., a corporation duly incorporated and organized under the laws of Argentina, and a wholly-owned subsidiary of the Company, was granted competitive services licenses in Argentina. No license fees were paid nor any other consideration for the granting of the licenses. The services licenses are granted for an unlimited period of time, and grants Formus S.A. the right to provide data transmission and various value added services.

     On November 6, 1998, Formus S.A. was awarded a license for the use of radio spectrum in Argentina for the purpose of providing the data transmission and value-added services. No license fees were paid nor any other consideration for the granting of the license. The radio spectrum license does not have a stated term. The spectrum license is subject to certain build-out requirements. The Company anticipates that it will be able to fulfill the stated requirements.

     On January 28,1999, the Company purchased a 21% interest in Telelatina Management Company LLC ("Telelatina"), a Delaware limited liability company, for approximately $1.6 million in cash. Telelatina was organized to provide certain technical and administrative services to the telecommunications market in Argentina. See Note 12 for discussion regarding sale of the Company's Latin America assets.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  COLOMBIA

     On August 5, 1998, Formus Colombia S.A. ("Formus Colombia"), an organization duly incorporated under the laws of Colombia and a wholly owned subsidiary of the Company, obtained a Value Added Services license for approximately $8 in cash. The license has a term of ten years and grants the right for Formus Colombia to provide certain telecommunications services in Colombia.

     On November 26, 1998, Formus Colombia, was awarded a license for the use of radio spectrum in Colombia. The term of the license is for ten years with annual payments of license fees of approximately $235 per year. The spectrum license is subject to certain build-out requirements. The Company anticipates that it will be able to fulfill the stated requirements. See Note 12 for discussion regarding sale of the Company's Latin American assets.

  NEW ZEALAND

     On February 10, 1998, the Company acquired radio spectrum licenses in New Zealand. The total purchase price for the radio spectrum licenses was approximately $1.4 million in cash.

  ECUADOR

     On September 9, 1997, Formus entered into a purchase agreement whereby it purchased, in a single transaction, 51% of the equity of Formus
Communications -- Ecuador L.L.C. ("FCE"), a Colorado limited liability corporation, and a 25% ownership of Nexsatel, a company organized and existing under the laws of the Republic of Ecuador. In connection with this acquisition, the Company acquired telecommunications licenses and the rights to provide video services in selected cities in Ecuador. Effectively, this acquisition constituted an acquisition of non-operating assets as FCE and Nexsatel did not constitute a business at the acquisition date. The aggregate total consideration paid for this acquisition was approximately $2.3 million payable in cash. Of the total purchase price, approximately $1.4 million was paid in 1997 and the remaining $899 was paid in March 1998. The purchase price was allocated primarily to property and equipment and telecommunications licenses. The results of operations of FCE and Nexsatel, that were acquired, were not significant in relation to the Company's results from October 22, 1996 (inception) through December 31, 1997.

     The Company had been negotiating to modify its license rights to be able to provide integrated voice and data in addition to the video services. In early 1999, the Company determined that the negotiations to modify the telecommunications licenses would not be successful. Without the necessary modifications to the licenses, the Company decided to cease pursuing operations in Ecuador and commenced negotiations to dispose of its holdings in Ecuador. Based on the terms of such negotiations, the Company determined that the maximum proceeds from the disposal of the assets held in Ecuador would not be sufficient to realize the total value of its investment. Accordingly, the Company recorded an impairment related to its telecommunications licenses held in Ecuador totaling approximately $1.2 million which is included in loss from operations in the accompanying consolidated statements of operations. The net assets held in Ecuador had a carrying value as of June 30, 1999 of approximately $1.1 million ($818 in property and equipment, $633 in telecommunications licenses, and $136 in other current assets net of current liabilities and minority interest of $502.

(4) INVESTMENT IN WNP COMMUNICATIONS, INC.

     During 1998, the Company purchased a 6% interest in WNP Communications, Inc. ("WNP") (a Delaware corporation), for cash consideration of approximately $11.8 million. The Company's investment in WNP is accounted for using the cost method. WNP was organized in January 1998 to participate in the

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

United States LMDS auctions conducted by the Federal Communications Commission. WNP was the winning bidder on numerous licenses in the United States.

     On January 14, 1999, a merger agreement was reached between NEXTLINK Communications, Inc. ("NEXTLINK") and WNP, whereby NEXTLINK agreed to acquire WNP, resulting in WNP becoming a wholly-owned subsidiary of NEXTLINK.

     Prior to the merger between NEXTLINK and WNP, Formus owned 71,368 shares (approximately 6%) of WNP common stock. The merger between NEXTLINK and WNP resulted in NEXTLINK serving as the "survivor corporation." In connection with the NEXTLINK/WNP merger, NEXTLINK issued 329,114 shares of its common stock, valued at approximately $73.50 per share, as well as cash consideration of approximately $12.1 million to Formus in exchange for Formus' 6% interest in WNP.

     Formus recognized a gain of approximately $24.5 million associated with the shares and cash received. Subsequent to the merger between NEXTLINK and WNP, the Company sold 223,667 of the 329,114 shares received from NEXTLINK resulting in net proceeds to the Company of approximately $16.5 million.

(5) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                                           -------------     JUNE 30,
                                                           1997    1998        1999
                                                           ----   ------   ------------
                                                                           (UNAUDITED)
Furniture and office equipment...........................  $142   $  687      $1,272
Computer equipment.......................................   144      333         340
Communications equipment.................................   213    3,727       5,615
Computer software........................................    26       57         159
Construction in progress.................................    --       --         509
                                                           ----   ------      ------
                                                            525    4,804       7,895
Less accumulated depreciation............................   (34)    (413)       (909)
                                                           ----   ------      ------
                                                           $491   $4,391      $6,986
                                                           ====   ======      ======

(6) EQUITY INCENTIVE PLAN

     The Company maintains an equity incentive plan (the "Plan") which provides for the grant of stock options, restricted stock awards and other stock grants to directors, key employees, and consultants to purchase common stock of the Company. The Plan was amended in 1998 to increase the number of options available for grant under the plan by 1,000,000 shares to 5,000,000 shares. Under the Plan, incentive stock options are granted at an exercise price not less than the fair market value of the common stock on the date of the grant, as determined by the Company's Board of Directors.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a summary of stock option transactions:

                                                                        WEIGHTED-AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                            ---------   ----------------
Outstanding at December 31, 1996..........................         --        $   --
  Granted.................................................    747,500          2.50
  Exercised...............................................         --            --
  Forfeited...............................................         --            --
                                                            ---------        ------
Outstanding at December 31, 1997..........................    747,500          2.50
  Granted.................................................  3,321,367          2.58
  Exercised...............................................         --            --
  Forfeited...............................................    (94,125)        (2.54)
                                                            ---------        ------
Outstanding at December 31, 1998..........................  3,974,742          2.57
  Granted (unaudited).....................................    744,000          3.55
  Exercised (unaudited)...................................   (123,333)         2.50
  Forfeited (unaudited)...................................   (376,042)         2.50
                                                            ---------        ------
Outstanding at June 30, 1999 (unaudited)..................  4,219,367        $ 2.77
                                                            =========        ======

     At December 31, 1998 there were 1,025,258 options available for grant under the Plan. Outstanding options typically vest over four years and expire ten years from the date of grant. The weighted-average grant date fair value during 1997, 1998 and June 30, 1999 (unaudited) was $.76, $.74 and $.93 per option, respectively. All options granted during 1997, 1998 and 1999 were granted with an exercise price equal to the fair value of common stock as established by the Company's Board of Directors.

     The following table summarizes information about stock options as of December 31, 1998:

WEIGHTED-AVERAGE     OPTIONS       OPTIONS
 EXERCISE PRICE    OUTSTANDING   EXERCISABLE
----------------   -----------   -----------
     $2.50          3,693,075      467,617
      3.00             14,167       14,167
      3.50            267,500           --
     -----          ---------      -------
     $2.57          3,974,742      481,784
     =====          =========      =======

     The following table summarizes information about stock options as of June 30, 1999 (unaudited):

WEIGHTED-AVERAGE     OPTIONS       OPTIONS
 EXERCISE PRICE    OUTSTANDING   EXERCISABLE
----------------   -----------   -----------
     $2.50          3,195,700      685,231
      3.00             14,167       14,167
      3.50            999,500           --
      7.00             10,000           --
     -----          ---------      -------
2.77.$.....         4,219,367      699,398
     =====          =========      =======

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Fair values of employee options are estimated on the date of grant using the Black-Scholes single-option-pricing model. The fair value of each option granted to employees was estimated on the date of grant using the following weighted-average assumptions:

                                                                            SIX MONTHS
                                                                              ENDED
                                             1998             1997        JUNE 30, 1999
                                        --------------   --------------   --------------
                                                                           (UNAUDITED)
Estimated dividends...................       None             None             None
Risk-free interest rate...............  4.22% to 5.64%   5.82% to 6.22%   4.84% to 5.48%
Expected life.........................    6.0 years        6.0 years        6.0 years
Expected volatility...................        0%               0%               0%

     The fair value of each option granted to non-employees is estimated on the date of grant using the Black-Scholes single option-pricing model, including a volatility assumption of 50%.

     The Company applies APB 25 in accounting for its Plan, and accordingly no compensation expense has been recognized in the financial statements for options granted to employees at or above fair value.

     Had the Company recognized compensation cost for options granted to employees based on the fair value of the options granted as of the grant date as prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation", net loss would have increased to the pro forma amounts indicated below:

                                                                                                    CUMULATIVE FROM
                                                                                                    OCTOBER 22, 1996
                                                     YEAR ENDED DECEMBER 31,                          (INCEPTION)
                                  -------------------------------------------------------------       DECEMBER 31,
                                        1996                1997                   1998                   1998
                                  ----------------   -------------------   --------------------   --------------------
                                         BASIC AND             BASIC AND              BASIC AND              BASIC AND
                                          DILUTED               DILUTED                DILUTED                DILUTED
                                  NET    NET LOSS      NET     NET LOSS      NET      NET LOSS      NET      NET LOSS
                                  LOSS   PER SHARE    LOSS     PER SHARE     LOSS     PER SHARE     LOSS     PER SHARE
                                  ----   ---------   -------   ---------   --------   ---------   --------   ---------
As reported.....................  $(89)    $(.13)    $(6,147)   $ (2.66)   $(14,470)   $(4.92)    $(20,706)   $(8.43)
Pro forma.......................  $(89)    $(.13)    $(6,192)   $ (2.68)   $(14,854)   $(5.05)    $(21,135)   $(8.60)

                                                                                                       CUMULATIVE FROM
                                            SIX MONTHS ENDED JUNE 30,                                  OCTOBER 22, 1996
                       --------------------------------------------------------------------              (INCEPTION)
                                     1998                                1999                           JUNE 30, 1999
                       ---------------------------------   --------------------------------   ----------------------------------
                                  (UNAUDITED)                                                            (UNAUDITED)
                                   BASIC       DILUTED               (UNAUDITED)                           BASIC       DILUTED
                                    NET          NET                  BASIC       DILUTED                   NET          NET
                         NET        LOSS         LOSS       NET     NET INCOME   NET INCOME     NET         LOSS         LOSS
                        LOSS     PER SHARE    PER SHARE    INCOME   PER SHARE    PER SHARE      LOSS     PER SHARE    PER SHARE
                       -------   ----------   ----------   ------   ----------   ----------   --------   ----------   ----------
As reported..........  $(5,261)    $(1.79)      $(1.79)    $8,785     $2.94        $0.27      $(12,240)    $(4.78)      $(4.78)
Pro forma............   (5,353)     (1.82)       (1.82)    8,414       2.82         0.25       (13,040)     (5.09)       (5.09)

(7) CAPITAL STOCK

  COMMON STOCK

     The Company has two classes of common stock: common stock ("Common Stock") and Class B common stock. As of December 31, 1998 and 1997, the Company had a total of 2,743,180 and 200,000 shares of Common Stock and Class B common stock issued and outstanding, respectively, resulting in net proceeds to the Company of approximately $2.9 million. Both classes have a stated par value of $.001 per share. Each share of Common Stock constitutes one vote at any annual or special

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

meeting, or action by written consent. The Class B common stock is identical in all respects to the Common Stock except that it is non-voting.

  MANDATORILY REDEEMABLE PREFERRED STOCK

     During 1997, the Company issued Series A mandatorily redeemable preferred stock ("Series A preferred stock") and Series B mandatorily redeemable preferred stock ("Series B preferred stock"). Total net proceeds to the Company from these issuances was approximately $56.7 million. Of the total net proceeds approximately $29.9 million and $26.8 million was received during 1998 and 1997, respectively. The Series A preferred stock votes with, and in the same manner as the shares of Common Stock of the Company, not as a special class. The Series B preferred stock shares are non-voting. Holders of the Series A preferred stock and Series B preferred stock participate equally with the holders of the Common Stock and Class B common stock in any dividends, when and as declared by the Board of Directors, on an as converted basis. The number of votes for each Series A preferred stock is equal to the whole number of shares of common stock into which such holder's aggregate number of shares are convertible.

     The Series A preferred stock and Series B preferred stock are mandatorily redeemable by the Company in three equal annual installments beginning September 2, 2003. Such redemptions shall be made at a price equal to the original issue price of $2.50 per share, plus any declared and unpaid dividends. Accordingly, the Company is accreting the carrying value of the preferred stock to its future redemption value. The accretion is recorded each period as an increase in the balance of the preferred stock outstanding and as a non-cash increase in the net loss applicable to common stock. As of December 31, 1998 and 1997, the value of the preferred stock has accreted approximately $180 and $0, respectively.

     Each share of Series A preferred stock and Series B preferred stock is convertible, at the option of the holder, into that amount of Common Stock and Class B common stock, respectively, determined by multiplying the applicable "Conversion Rate" by the number of shares being converted. The Conversion Rate is the quotient of (a) the sum of (i) the original issue price per preferred share plus (ii) all declared but unpaid dividends divided by (b) the original issue price per preferred share. In addition, each share of the Series A preferred stock and Series B preferred stock is automatically convertible into Common Stock and Class B common stock, respectively, upon closing of a public offering that results in at least $50 million of gross proceeds to the Company at a share price of at least $12.25.

     During 1999, the Company received net proceeds of approximately $25.0 million from the issuance of its Series C mandatorily redeemable preferred stock ("Series C preferred stock") and Series D mandatorily redeemable preferred stock ("Series D preferred stock"). The Series C preferred stock votes with, and in the same manner as the shares of Common Stock of the Company, not as a special class. Holders of the Series C preferred stock and Series D preferred stock participate equally with the holders of the Common Stock and Class B Common Stock in any dividends, when and as declared by the Board of Directors, on an as converted basis. The Series D preferred stock shares are non-voting. The number of votes for each Series C preferred stock is equal to the whole number of shares of common stock into which such holder's aggregate number of shares are convertible.

     The Series C preferred stock and Series D preferred stock are mandatorily redeemable by the Company in three equal annual installments beginning September 2, 2003. Such redemptions shall be made at a price equal to the original issue price of $3.50 per share, plus any declared and unpaid dividends.

     Each share of Series C preferred stock and Series D preferred stock is convertible, at the option of the holder in the same manner described as related to the Series A and Series B preferred stock.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The mandatorily redeemable preferred stock future redemption requirements as of December 31, 1998 are as follows (in thousands):

1999.......................................................  $    --
2000.......................................................       --
2001.......................................................       --
2002.......................................................       --
2003.......................................................   19,400
Thereafter.................................................   38,800
                                                             -------
Total redemption requirements..............................  $58,200
                                                             =======

(8) OPERATING LEASES

     The Company maintains non-cancelable operating lease arrangements principally for office space. Future minimum annual lease payments under operating leases are as follows at December 31, 1998 (in thousands):

1999........................................................  $1,048
2000........................................................   1,071
2001........................................................   1,062
2002........................................................     987
2003........................................................     811
Thereafter..................................................   1,680
                                                              ------
Long-term operating lease obligations.......................  $6,659
                                                              ======

     Rent expense related to these operating leases approximated $14, $79, $473, and $566 for the years ended December 31, 1996, 1997, 1998 and the period from October 22, 1996 (inception) through December 31, 1998, respectively.

(9) INCOME TAXES

     In general, a United States corporation may claim a foreign tax credit against its federal income tax expense for foreign income taxes paid or accrued. Because the Company must calculate its foreign tax credit separately for dividends received from each foreign corporation in which the Company owns 10.0% to 50.0% of the voting stock, and because of certain other limitations, the Company's ability to claim a foreign tax credit may be limited, particularly with respect to dividends paid out of earnings subject to a high rate of foreign income tax.

     Generally, the Company's ability to claim a foreign tax credit is limited to the amount of U.S. taxes the Company pays with respect to its foreign source income. In calculating its foreign source income, the Company is required to allocate interest expense and overhead incurred in the United States between its United States and foreign activities. Accordingly, to the extent United States borrowings are used to finance equity contributions to its foreign subsidiaries, the Company's ability to claim a foreign tax credit may be significantly reduced. These limitations and the inability of the Company to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a higher effective tax rate on the Company's earnings.

     At December 31, 1998, the Company had net operating loss carryforwards of approximately $17.7 million (U.S.), which may be used to offset future taxable income. These carryforwards expire

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

beginning in 2011. The U.S. Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards, which can be utilized if certain changes in the Company's ownership occur.

     The Company's net deferred tax assets are comprised of the following:

                                                              FOR THE YEARS ENDED
                                                              --------------------
                                                               1997         1998
                                                              -------      -------
Company's U.S. tax net operating loss carryforwards.........  $ 2,310      $ 6,592
Tax net operating loss carryforwards of consolidated foreign
  subsidiaries..............................................       --        1,315
Start-up costs..............................................       23          726
Accrued foreign interest....................................       --           73
Unrealized foreign exchange loss............................       --           56
Accelerated tax depreciation................................      (14)          65
                                                              -------      -------
                                                                2,319        8,827
          Less: valuation allowance.........................   (2,319)      (8,827)
                                                              -------      -------
          Net deferred tax assets...........................  $    --      $    --
                                                              =======      =======

     The gross deferred tax assets have been reduced by a valuation allowance because management believes it is currently more likely than not that such benefits will not be realized. The difference between the zero provision for income taxes in 1997 and 1998 and the expected amount determined by applying the federal statutory rate to loss before income tax results primarily from an increase in the valuation allowance against net deferred tax assets and foreign tax effects for each year.

     The difference between income tax expense provided in the financial statements and the expected income tax benefit at statutory rates is reconciled as follows:

                                                              FOR THE YEARS ENDED
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
Expected income tax benefit at the U.S. statutory rate of
  34%.......................................................  $(2,090)    $(4,920)
Tax effect of permanent and other differences:
  Foreign loss..............................................       --         791
  Non-deductible expenses...................................        6          28
  Increase of valuation allowance...........................    2,286       4,860
  State benefit, net of federal benefit.....................     (205)       (437)
  Minority interest.........................................       --        (405)
  Other.....................................................        3          83
                                                              -------     -------
          Total income tax benefit..........................  $    --     $    --
                                                              =======     =======

(10) SEGMENT AND GEOGRAPHIC REPORTING

     The Company adopted SFAS 131 for the year ended December 31, 1998. The new rules establish revised standards for public companies relating to the reporting of financial information about operating segments. The adoption of SFAS 131 did not have an effect on the Company's consolidated financial statements but did effect the Company's segment information disclosures. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company is currently in the development stage. Through June 30, 1999, the Company's expenditures were primarily associated with its network deployment in Germany and Poland, business development costs and corporate administrative costs. The Company expects to incur significant expenses as it expands its network deployment efforts into other selected European markets.

     Management currently evaluates the Company's development efforts according to the geographic location of its markets. Certain financial information reflecting the Company's development efforts is presented below. Segment disclosures as of and for the years ended December 31, 1997 and June 30, 1998 have been omitted since the results of the German and Polish markets for those periods are not significant to the consolidated financial statements.

     The Company's segment information is as follows:

                                           AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
                                    ------------------------------------------------------------
                                                    NET (LOSS)    DEPRECIATION &      CAPITAL
                                    TOTAL ASSETS      INCOME       AMORTIZATION     EXPENDITURES
                                    ------------    ----------    --------------    ------------
Germany...........................    $18,822        $ (1,203)        $  185          $ 6,977
Poland............................        673            (831)            68              175
Corporate & other.................     33,899(1)      (12,436)           817            1,625
                                      -------        --------         ------          -------
          Total Company...........    $53,394        $(14,470)        $1,070          $ 8,777
                                      =======        ========         ======          =======

                                          AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                    ------------------------------------------------------------
                                                    NET (LOSS)    DEPRECIATION &      CAPITAL
                                    TOTAL ASSETS      INCOME       AMORTIZATION     EXPENDITURES
                                    ------------    ----------    --------------    ------------
Germany...........................    $15,833        $(10,274)        $  554          $ 5,659
Poland............................      1,217            (638)            59              453
Corporate & other.................     68,148(1)       19,697            432              861
                                      -------        --------         ------          -------
          Total Company...........    $85,198        $  8,785         $1,045          $ 6,973
                                      =======        ========         ======          =======

---------------

(1) Includes approximately $11.1 million and $46.5 million of corporate cash and cash equivalents at December 31, 1998 and June 30, 1999, respectively. In addition, the December 31, 1998 asset account includes an approximate $11.8 million investment which was sold in April 1999.

(11) COMMITMENTS AND CONTINGENCIES

     Many countries in which we have licenses or plan to seek licenses have relatively new telecommunications regulatory systems. Many legal and regulatory issues have not been fully addressed. Future administrative or judicial interpretations may expand the scope of regulations or significantly change the interpretation of current laws and regulations. For example, Poland's regulatory system is relatively new and many legal and regulatory issues have not been interpreted or reviewed by the courts or administrative bodies. We believe our ownership structure of Formus Polska complies with the current law and terms of Formus Polska's licenses. A change in the law or its legal interpretation could materially adversely affect us if we were not able to change our ownership structure in a manner required.

(12) EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORTS (UNAUDITED)

     In July 1999, the Company agreed to purchase from Telecom Polska 100% of CEL Polska Sp. z o.o., a Polish company which provides intra-provincial transmission services for approximately $5.4 million. The Company hopes to finalize the acquisition of CEL Polska during the second quarter of 2000. In addition, the Company has agreed to advance up to $175 per month through closing to fund Telecom Polska's current operations.

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During July and August 1999, the Company sold its remaining 105,447 shares of NEXTLINK common stock for net cash proceeds totaling approximately $10.2 million. The Company will recognize a gain of approximately $2.5 million related to the sale of these shares in the third quarter of 1999.

     In September 1999, the Company completed a transaction with VeloCom Inc. ("VeloCom"), a Delaware corporation formerly known as WLL International, Inc., which provides telecommunications services in Latin American countries. VeloCom's stockholders include three of the Company's stockholders, and three of the Company's directors (plus a director designated by the Company, who currently also serves on Formus' board) also serve on the board of VeloCom. Under a purchase agreement entered into by and among VeloCom, Formus and a wholly-owned subsidiary of the Company, Formus International, Inc., the Company transferred cash totaling approximately $20.8 million and the following assets, valued at approximately $7.5 million, to VeloCom in exchange for a 22.5% ownership interest in VeloCom: the Company's subsidiaries in Argentina, Bolivia, Chile, Colombia, Peru, and Venezuela; the Colorado limited liability holding companies for the Latin American subsidiaries; the Company's rights and obligations under Memoranda of Understanding with local partners in Colombia and Uruguay. The Company will recognize a pre-tax gain of approximately $724 in the third quarter in connection with the VeloCom transaction.

     On September 3, 1999, the Company issued an aggregate 9,075,772 shares of Series E mandatorily redeemable preferred stock ("Series E preferred stock") and an aggregate 7,295,780 shares of Series F mandatorily redeemable preferred stock ("Series F preferred stock") and cash of $100 to acquire the remaining equity interest in Callino. The shares issued were valued at $10 per share or approximately $163.7 million in the aggregate. Callino is now a wholly owned subsidiary of the Company.

     On September 3, 1999, the Company entered into a Preferred Stock Purchase Agreement and closed the sale of an aggregate 10,369,266 shares of Series E preferred stock and an aggregate 1,215,551 shares of Series F preferred stock at $10.00 per share for an aggregate purchase price of approximately $115.8 million. The Company increases its authorized number of preferred shares to accommodate issuance of Series E and F preferred stock subsequent to June 30, 1999.

     On September 9, 1999, the Company entered into a marketing activities agreement with Intel Corporation pursuant to which Intel will provide non-exclusive marketing assistance in exchange for a warrant to purchase 1,250,000 shares of Series E Preferred Stock at an exercise price of $13.50 per share. The warrant vested 25% upon signing of the marketing activities agreement and the remaining portion of the warrant will vest upon achievement of various performance based milestones.

     In May 1999, the Company entered into an agreement with Alcatel Polska S.A. ("Alcatel") for the purchase, supply and installation of equipment. The agreement also provides that Alcatel will furnish support, maintenance and training services. Under this agreement, the Company has agreed to purchase 80% of its base station and terminal station equipment requirements in Poland from Alcatel at specified rates, subject to customary terms and conditions. The agreement terminates in June 2003. The agreement provided for equipment purchases in several stages. The Company may decide at any time not to proceed with further stages. We have agreed to contribute up to E50 million of capital to Polska by the end of 2000, in accordance with Polska's business plan.

     In addition, in September 1999, through Polska, the Company entered into a senior secured facility agreement with a group of banks that enables the Company to borrow up to a total principal amount of E120 million in four staggered installments. The Company is allowed to use advances under this facility solely to pay invoices from an equipment vendor, Alcatel, related to the purchase of equipment for the deployment of its broadband wireless network in Poland. The Company is allowed to pay Alcatel invoices with its own funds, in which event the available amount of the current phase installment will be reduced

                          FORMUS COMMUNICATIONS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

accordingly. The loans under this facility will be secured by a pledge of the Company's and Elmedia's shares in Polska and the Elmedia shareholders' shares in Elmedia. Polska will also pledge its assets and assign its contracts and bank accounts. Interest on the loan is payable quarterly at an interest rate based on EURIBOR, plus 5%, p.a. or the European Overnight Interest Rate plus 5% p.a., depending on the type of advance. Under the facility Polska is subject to various restrictions and covenants, including limitations on acquisitions of assets, incurrence of debt, encumbrances on assets, raising public debt, etc.

     In connection with the supply and financing arrangements, the Company has granted Alcatel an option to purchase a 2.0% voting and economic interest in Polska. The option may be exercised after October 2000, and it expires, if not previously exercised, on the earlier of October 2005 or the listing of Polska's shares on a national exchange.

     In September 1999, the Board of Directors of the Company approved an increase from 5,000,000 options available for grant under the Company's stock option plan to 7,000,000 options available for grant.

     Upon consummation of the Company's contemplated initial public offering, the Common Stock will be redesignated as Class A common stock with all the same rights and privileges as the existing Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

     We have audited the accompanying balance sheets of Callino GmbH (referred to as "the Company"; formerly ARCIS MEDIACOM Management GmbH) as of June 30, 1999, December 31, 1998 and December 31, 1997, the related statements of income and accumulated deficit, the statements of cash flows and the statements of stockholders' equity for the period July 7 -- December 31, 1997, the period January 1 -- June 30, 1998, the period January 1 -- December 31, 1998 and the period January 1 -- June 30, 1999 as well as the related notes to the financial statements. The above mentioned balance sheets, statements of income and accumulated deficit, cash flows, stockholders' equity and notes are the responsibility of the Company's management. Our responsibility is to express an opinion on these documents based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, the examination of evidence supporting the amounts and disclosures in the documents mentioned above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation in the documentation mentioned above. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callino GmbH as of June 30, 1999, December 31, 1998 and December 31, 1997 as well as the results of its operations and cash flows for the period July 7 -- December 31, 1997, the period January 1 -- June 30, 1998, the period January 1 -- December 31, 1998 and the period January 1 -- June 30, 1999 in conformity with generally accepted accounting principles in the US.

                                            Haarmann, Hemmelrath & Partner GmbH
                                              Wirtschaftsprufungsgesellschaft
                                                Steuerberatungsgesellschaft

                                                  Zelger           ppa. Gobel
                                            Wirtschaftsprufer  Wirtschaftsprufer

Munich, July 27, 1999

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                                 BALANCE SHEETS
          AS OF DECEMBER 31, 1997, DECEMBER 31, 1998 AND JUNE 30, 1999

                                     ASSETS

                                                       DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                           1997           1998           1999
                                                            DM             DM             DM
Current assets:
  Cash and cash equivalents..........................      26.503      15.294.504       7.212.381
  Shareholder receivables (note 3)...................      52.500      10.000.000          41.938
  Other current assets (note 4)......................         994         601.667         933.245
                                                         --------     -----------    ------------
          Total current assets.......................      79.997      25.896.171       8.187.564
                                                         --------     -----------    ------------
Property, plant and equipment, net (note 5)
  Land and buildings, at cost........................           0               0         259.691
  Plant and machinery, at cost.......................           0               0       4.354.483
  Other equipment, at cost...........................           0         351.768         700.270
  Advance payments on equipment, at cost.............           0       2.758.388       1.851.853
  Less accumulated depreciation and amortization.....           0         (73.394)       (502.842)
                                                         --------     -----------    ------------
          Net property, plant and equipment..........           0       3.036.762       6.663.455
Intangible assets, at cost (note 6)..................           0       9.150.071      15.247.517
  Less accumulated depreciation and amortization.....           0        (257.957)     (1.036.317)
                                                         --------     -----------    ------------
          Net intangible assets......................           0       8.892.114      14.211.200
Financial assets (note 7)............................           0               0          71.068
                                                         --------     -----------    ------------
                                                                0      11.928.876      20.945.723
                                                         --------     -----------    ------------
          Total assets...............................      79.997      37.825.047      29.133.287
                                                         ========     ===========    ============
                                           LIABILITIES
Current liabilities:
  Bank overdrafts....................................           0         250.492               0
  Accounts payable, trade............................       1.135       3.146.644       3.663.816
  Accrued expenses (note 8)..........................       2.360       2.048.074       7.414.669
  Other current liabilities..........................           0         167.624         196.849
                                                         --------     -----------    ------------
          Total current liabilities/total
            liabilities..............................       3.495       5.612.834      11.275.334
                                                         --------     -----------    ------------
                                      STOCKHOLDERS' EQUITY
Common stock (note 9)................................      90.000       4.000.000      33.600.000
Additional paid-in capital (note 9)..................           0      31.600.000       2.000.000
  thereof not paid-in: DM 52.500, DM 10.000.000 and
     DM zero as of December 31, 1997 and 1998, and
     June 30, 1999
Capital contributions of stockholders to common stock
  and additional paid-in capital not yet
  registrated........................................           0               0       4.087.631
Deficit accumulated during the development stage.....     (13.498)     (3.387.787)    (21.829.678)
                                                         --------     -----------    ------------
          Total stockholders' equity.................      76.502      32.212.213      17.857.953
                                                         --------     -----------    ------------
          Total liabilities and stockholders'
            equity...................................      79.997      37.825.047      29.133.287
                                                         ========     ===========    ============

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                    FOR THE PERIOD JULY 7-DECEMBER 31, 1997
                         PERIOD JANUARY 1-JUNE 30, 1998
                       PERIOD JANUARY 1-DECEMBER 31, 1998
                                      AND
                         PERIOD JANUARY 1-JUNE 30, 1999

                                                               CUMULATIVE                                 CUMULATIVE
                                                                  FROM                FOR THE                FROM
                                      FOR THE YEARS ENDED     JULY 7, 1997        SIX MONTHS ENDED       JULY 7, 1997
                                          DECEMBER 31,       (INCEPTION) TO           JUNE 30,          (INCEPTION) TO
                                      --------------------    DECEMBER 31,     ----------------------      JUNE 30,
                                       1997        1998           1998           1998        1999            1999
                                        DM          DM             DM             DM          DM              DM
Costs and expenses:
  Costs of services (Note 15).......        0            0              0             0    (2.113.725)     (2.113.725)
  Selling, general and
    administrative expenses (Note
    14).............................  (12.647)  (3.085.556)    (3.098.203)     (816.477)  (15.328.023)    (18.426.226)
  Depreciation expenses.............     (851)    (332.176)      (333.027)            0    (1.207.808)     (1.540.835)
  Interest income...................        0       64.419         64.419            63       174.440         238.859
  Interest expenses.................        0      (20.150)       (20.150)            0       (11.666)        (31.816)
  Other income......................        0            0              0             0        97.009          97.009
  Other expenses....................        0         (826)          (826)            0       (52.118)        (52.944)
                                      -------   ----------     ----------      --------   -----------     -----------
        Operating costs and
          expenses..................  (13.498)  (3.374.289)    (3.387.787)     (816.414)  (18.441.891)    (21.829.678)
                                      -------   ----------     ----------      --------   -----------     -----------
        Total costs and expenses....  (13.498)  (3.374.289)    (3.387.787)     (816.414)  (18.441.891)    (21.829.678)
                                      -------   ----------     ----------      --------   -----------     -----------
        Net loss....................  (13.498)  (3.374.289)    (3.387.787)     (816.414)  (18.441.891)    (21.829.678)
                                      -------   ----------     ----------      --------   -----------     -----------
Deficit accumulated during the
  development stage -- beginning of
  year..............................        0      (13.498)             0       (13.498)   (3.387.787)              0
                                      -------   ----------     ----------      --------   -----------     -----------
Deficit accumulated during the
  development stage -- end of
  year..............................  (13.498)  (3.387.787)    (3.387.787)     (829.912)  (21.829.678)    (21.829.678)
                                      -------   ----------     ----------      --------   -----------     -----------

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                            STATEMENTS OF CASH FLOWS

                                                                  CUMULATIVE FROM                              CUMULATIVE FROM
                                           FOR THE YEARS ENDED     JULY 7, 1997        FOR THE SIX MONTHS       JULY 7, 1997
                                              DECEMBER 31,        (INCEPTION) TO         ENDED JUNE 30,        (INCEPTION) TO
                                          ---------------------    DECEMBER 31,     ------------------------      JUNE 30,
                                           1997        1998            1998            1998         1999            1999
                                            DM          DM              DM              DM           DM              DM
Cash flows from operating activities:
  Net loss..............................  (13.498)   (3.374.289)     (3.387.787)      (816.414)  (18.441.891)    (21.829.678)
                                          -------   -----------     -----------     ----------   -----------     -----------
  Adjustments to reconcile net loss to
    net cash provided by operating
    activities:
      Depreciation of property, plant
        and equipment and intangible
        assets..........................      851       332.176         333.027              0     1.207.808       1.540.835
    Changes in current assets and
      liabilities:
      Increase/(Decrease) in other
        current assets..................     (994)     (600.673)       (601.667)       (40.745)     (331.578)       (933.245)
      Increase/(Decrease) in trade
        accounts payable................    1.135     3.145.508       3.146.643        155.186       517.172       3.663.815
      Increase/(Decrease) in bank
        overdrafts......................        0       250.492         250.492              0      (250.492)              0
      Increase/(Decrease) in other
        current liabilities.............        0       167.623         167.623         46.924        29.225         196.848
      Increase/(Decrease) in accrued
        expenses........................    2.360     2.045.716       2.048.076        449.500     5.366.595       7.414.671
                                          -------   -----------     -----------     ----------   -----------     -----------
        Total adjustments...............    3.352     5.340.842       5.344.194        610.865     6.538.730      11.882.924
                                          -------   -----------     -----------     ----------   -----------     -----------
      Net cash used in operating
        activities......................  (10.146)    1.966.553       1.956.407       (205.549)  (11.903.161)     (9.946.754)
                                          -------   -----------     -----------     ----------   -----------     -----------
Cash flows from investing activities:
  Proceeds from sale of property, plant
    and equipment.......................        0           825             825              0             0             825
  Increase/(Decrease) in intangible
    assets..............................        0    (3.111.806)     (3.111.806)       (44.850)   (6.097.447)     (9.209.253)
  Increase/(Decrease) in financial
    assets..............................        0             0               0              0       (71.068)        (71.068)
  Increase/(Decrease) in fixed assets...     (851)   (9.150.071)     (9.150.922)       (26.604)   (4.056.140)    (13.207.062)
                                          -------   -----------     -----------     ----------   -----------     -----------
      Net cash used in investing
        activities......................     (851)  (12.261.052)    (12.261.903)       (71.454)  (10.224.655)    (22.486.558)
                                          -------   -----------     -----------     ----------   -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of common
    stock...............................   90.000     3.910.000       4.000.000        910.000             0       4.000.000
  Proceeds from additional paid-in
    capital.............................        0    33.100.000      33.100.000      3.100.000             0      33.100.000
  Syndication expenses related to the
    issuance of common stocks...........        0    (1.500.000)     (1.500.000)             0             0      (1.500.000)
  Capital contributions of shareholders
    to common stock and additional
    paid-in capital not yet
    registrated.........................        0             0               0              0     4.087.631       4.087.631
  Decrease/(Increase) in shareholders
    receivables.........................  (52.500)   (9.947.500)    (10.000.000)    (3.380.000)    9.958.062         (41.938)
                                          -------   -----------     -----------     ----------   -----------     -----------
      Net cash provided by financing
        activities......................   37.500    25.562.500      25.600.000        630.000    14.045.693      39.645.693
                                          -------   -----------     -----------     ----------   -----------     -----------
Net increase/(decrease) in cash and cash
  equivalents...........................   26.503    15.268.001      15.294.504        352.997    (8.082.123)      7.212.381
                                          =======   ===========     ===========     ==========   ===========     ===========
Cash and cash equivalents at beginning
  of period.............................        0        26.503               0         26.503    15.294.504               0
                                          -------   -----------     -----------     ----------   -----------     -----------
Cash and cash equivalents at end of
  period................................   26.503    15.294.504      15.294.504        379.500     7.212.381       7.212.381
                                          =======   ===========     ===========     ==========   ===========     ===========
Additional cash flow information
  Cash paid for interest................        0        20.150          20.150              0        11.666          31.816
                                          -------   -----------     -----------     ----------   -----------     -----------
  Cash paid for income taxes............        0             0               0              0             0               0
                                          -------   -----------     -----------     ----------   -----------     -----------

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                     CAPITAL CONTRIBUTIONS
                                                                      OF STOCKHOLDERS TO       DEFICIT
                                                                       COMMON STOCK AND      ACCUMULATED
                                                                      ADDITIONAL PAID-IN       DURING          TOTAL
                                        COMMON       ADDITIONAL         CAPITAL NOT YET      DEVELOPMENT   STOCKHOLDERS'
                                        STOCK      PAID-IN CAPITAL        REGISTRATED           STAGE         EQUITY
                                          DM             DM                   DM                 DM             DM
Balances as of July 7, 1997...            90.000               0                   0                   0         90.000
Net loss July 7, 1997 --
  December 31, 1997...........                 0               0                   0             (13.498)       (13.498)
                                      ----------     -----------           ---------         -----------    -----------
Balances as of December 31,
  1997........................            90.000               0                   0             (13.498)        76.502
                                      ----------     -----------           ---------         -----------    -----------
Net loss January 1, 1998 --
  December 31, 1998...........                 0               0                   0          (3.374.289)    (3.374.289)
Issuance of new common stock
  -- March 19, 1998...........   1)      410.000               0                   0                   0        410.000
  -- May 8, 1998..............   2)      100.000               0                   0                   0        100.000
  -- May 8, 1998..............   3)      400.000       3.100.000                   0                   0      3.500.000
  -- September 10, 1998.......   4)    3.000.000      30.000.000                   0                   0     33.000.000
Syndication expenses related
  to the issuance of common
  stock.......................                 0      (1.500.000)                  0                   0     (1.500.000)
                                      ----------     -----------           ---------         -----------    -----------
Balances as of December 31,
  1998........................         4.000.000      31.600.000                   0          (3.387.787)    32.212.213
                                      ----------     -----------           ---------         -----------    -----------
Net loss January 1, 1999 --
  June 30, 1999...............                 0               0                   0         (18.441.891)   (18.441.891)
Issuance of common stock by
  application of additional
  paid-in capital as of June
  8, 1999.....................   5)   29.600.000     (29.600.000)                  0                   0              0
Issuance of new common
  stock.......................   6)
  DM 1.250.000 and additional
     paid-in capital DM
     3.750.000 (June 8,
     1999)....................                 0               0           4.087.631                   0      4.087.631
                                      ----------     -----------           ---------         -----------    -----------
Balances as of June 30,
  1999........................        33.600.000       2.000.000           4.087.631         (21.829.678)    17.857.953
                                      ==========     ===========           =========         ===========    ===========

------------------------------

1) Issuance of 4 shares at DM 135.000, DM 50.000, DM 187.000 and DM 38.000

2) Issuance of 3 shares at DM 50.000, DM 25.000 and DM 25.000

3) Issuance of 4 shares at DM 100.000 each

4) Issuance of 3 shares at DM 1.883.000, DM 796.000 and DM 321.000

5) Takeover of the additional common stock by the existing shareholders. The increase was performed by funds resulting from prior capital contributions of shareholders which have been shown so far as additional paid-in capital.

6) Issuance of 8 shares at DM 32.800, DM 32.800, DM 32.600, DM 32.600, DM
   86.600, DM 52.200, DM 260.100 and DM 720.300; not yet registered

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                       NOTES TO THE FINANCIAL STATEMENTS

1. COMPANY'S STRUCTURE AND BUSINESS ACTIVITY

     Callino GmbH (in the following also referred to as "Company"), was established as limited liability company at July 7, 1997. The Company is registered in the trade register of the local court of Munich under the registration number HRB117285. The Company's seat is Munich, Germany. The company name was changed from ARCIS MEDIACOM Management GmbH into Callino GmbH by shareholder resolution as of March 24, 1999. The shareholder agreement was concluded on July 7, 1997 and the latest amendments were made on June 15, 1999.

     Company's share capital was held by a number of shareholders. Formus Communications, Inc. as main shareholder held a share of 47,10 % as of December 31, 1998 and 57,62 % as of June 30, 1999.

     During the period since inception until June 30, 1999, the Company was a development stage enterprise and was devoting most of its effort to activities such as financial planning, raising capital, acquiring telecom licences for the Federal Republic of Germany, acquiring property plant and equipment and recruiting and training personnel. During this period the planned principle operations have not yet commenced. The Company started its network services at the beginning of July 1999.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

 BASIS OF PRESENTATION

     The financial statements include the accounts of Callino GmbH as of June 30, 1999, December 31, 1998 and December 31, 1997 and for the period January 1, -- June 30, 1999, period January 1, -- December 31, 1998, period January 1, -- June 30, 1998 and period July 7, -- December 31, 1997.

     The financial year of the Company is the calendar year.

 BUSINESS ACTIVITY AND BASIS OF REVENUE RECOGNITION

     The Company's primary business activities are the development and provisioning of networks and network services in the areas telecommunications and digital media, furthermore the rendering of consultancy services in connection with such networks and network services. From the inception of the Company until balance sheet date the main focus of the Company was the start up of the business.

 CASH AND CASH EQUIVALENTS

     The Company places its cash deposits with high credit quality financial institutions. Time deposits held with Chase Manhattan Bank AG in the amount of DM 1.500.000 and time deposits held with HypoVereinsbank AG in the amount of DM
3.442.000 are pledged. The pledge serves as security of bank guarantees which were created for the benefit of Deutsche Telekom AG.

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents amounts to DM 30.428 as of June 30, 1999 and DM 35.290 as of December 31, 1998.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value based on the short term maturities of these instruments.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

 USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 DEPRECIATION

     In accordance with tax regulations, depreciations for the individual items of the fixed assets are made according to the usual useful life as follows:

ITEM                                                     METHOD OF DEPRECIATION   USEFUL LIFE
Intangible Assets
  Licences.............................................      straight line           10 years
  Name rights..........................................      straight line            3 years
  Software.............................................      straight line            3 years
Tangible Assets
  Other equipment, office equipment
  Office equipment.....................................      straight line          2-8 years
  Motor vehicles (used)................................      straight line            2 years

     If a mobile asset is purchased in the first half of the financial year the depreciation expense amounts to the full annual rate according to an option granted in the German commercial law. Purchases in the second half of the financial year enable a depreciation expense amounting to the half annual rate.

     Low-value assets are depreciated in full in the year of acquisition and are treated as disposals. The Company's threshold for capitalisation is DM 800.

3. SHAREHOLDER RECEIVABLES

     In the course of the capital increase of May 8, 1998 from DM 600.000 by DM
400.000 to DM 1.000.000 as well as in the course of the capital increase of September 10, 1998 from DM 1.000.000 by DM 3.000.000 to DM 4.000.000, the new shareholders entering at these points of time committed to pay premiums in the amounts of DM 33.100.000 which were as of December 31, 1998 paid in the amount of DM 23.100.000. The payments on the premium outstanding as of December 31, 1998 in the amount of DM 10.000.000 were paid to the Company in January 1999.

4. OTHER CURRENT ASSETS

     Other current assets consist of the following:

                                                             DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                                 1997           1998         1999
                                                                  DM             DM           DM
Receivables from the Tax Office
  -- VAT...................................................      994          566.687      847.172
  -- other refund claims...................................        0           13.647       53.423
Interest demarcation time deposits.........................        0           21.200            0
Miscellaneous..............................................        0              133       32.650
                                                                 ---          -------      -------
                                                                 994          601.667      933.245
                                                                 ===          =======      =======

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

5. PROPERTY, PLANT AND EQUIPMENT

                                                                           AT COST
                              -------------------------------------------------------------------------------------------------
                              JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                               1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998       ADDITIONS
                                DM         DM          DM            DM           DM          DM            DM           DM
                              -------   ---------   ---------   ------------   ---------   ---------   ------------   ---------
Land and buildings..........     0           0           0           0                 0        0               0       259.691
Plant and machinery.........     0           0           0           0                 0        0               0       322.611
Other equipment.............     0         851        (851)          0           352.566     (798)        351.768       526.986
Advance payments on
  equipment.................     0           0           0           0         2.758.388        0       2.758.388     3.125.337
                                 --        ---        ----           --        ---------     ----       ---------     ---------
                                 0         851        (851)          0         3.110.954     (798)      3.110.156     4.234.625
                                 ==        ===        ====           ==        =========     ====       =========     =========

                                     AT COST
                              ----------------------
                                           JUNE 30,
                              DISPOSALS      1999
                                  DM          DM
                              ----------   ---------
Land and buildings..........           0     259.691
Plant and machinery.........   4.031.872   4.354.483
Other equipment.............    (178.484)    700.270
Advance payments on
  equipment.................  (4.031.872   1.851.853
                              ----------   ---------
                                (178.484)  7.166.297
                              ==========   =========

                                                             ACCUMULATED DEPRECIATION
                               -------------------------------------------------------------------------------------
                               JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                                1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998
                                 DM         DM          DM            DM           DM          DM            DM
                               -------   ---------   ---------   ------------   ---------   ---------   ------------
Land and buildings...........     0           0           0           0               0         0               0
Plant and machinery..........     0           0           0           0               0         0               0
Other equipment..............     0         851        (851)          0          73.394         0          73.394
Advance payments on
  equipment..................     0           0           0           0               0         0               0
                                  --        ---        ----           --         ------         --         ------
                                  0         851        (851)          0          73.394         0          73.394
                                  ==        ===        ====           ==         ======         ==         ======

                                   ACCUMULATED DEPRECIATION
                               --------------------------------
                                                       JUNE 30,
                               ADDITIONS   DISPOSALS     1999
                                  DM          DM          DM
                               ---------   ---------   --------
Land and buildings...........     8.766           0      8.766
Plant and machinery..........   168.499           0    168.499
Other equipment..............   200.102    (178.484)    95.012
Advance payments on
  equipment..................   230.565           0    230.565
                                -------    --------    -------
                                607.932    (178.484)   502.842
                                =======    ========    =======

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                                                       NET BOOK VALUE
                                                           ---------------------------------------
                                                           DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                               1997           1998         1999
                                                                DM             DM           DM
Land and buildings.......................................       0                  0       250.925
Plant and machinery......................................       0                  0     4.185.984
Other equipment..........................................       0            278.374       605.258
Advance payments on equipment............................       0          2.758.388     1.621.288
                                                                --         ---------     ---------
                                                                0          3.036.762     6.663.455
                                                                ==         =========     =========

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

6. INTANGIBLE ASSETS

                                                                        AT COST
                           -------------------------------------------------------------------------------------------------
                           JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                            1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998       ADDITIONS
                             DM         DM          DM            DM           DM          DM            DM           DM
                           -------   ---------   ---------   ------------   ---------   ---------   ------------   ---------
Telecom licences.........     0          0           0            0         9.081.870       0        9.081.870     4.538.039
Name right "ARCIS".......     0          0           0            0           50.000        0           50.000        8.000
Software licences........     0          0           0            0           18.201        0           18.201     1.551.407
                              --         --          --           --        ---------       --       ---------     ---------
                              0          0           0            0         9.150.071       0        9.150.071     6.097.446
                              ==         ==          ==           ==        =========       ==       =========     =========

                                  AT COST
                           ----------------------
                                        JUNE 30,
                           DISPOSALS      1999
                              DM           DM
                           ---------   ----------
Telecom licences.........      0       13.619.909
Name right "ARCIS".......      0           58.000
Software licences........      0        1.569.608
                               --      ----------
                               0       15.247.517
                               ==      ==========

                                                          ACCUMULATED DEPRECIATION
                            -------------------------------------------------------------------------------------
                            JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                             1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998
                              DM         DM          DM            DM           DM          DM            DM
                            -------   ---------   ---------   ------------   ---------   ---------   ------------
Telecom licences..........     0          0           0            0          253.542        0          253.542
Name right "ARCIS"........     0          0           0            0            1.667        0            1.667
Software licences.........     0          0           0            0            2.748        0            2.748
                               --         --          --           --        ---------       --       ---------
                               0          0           0            0          257.957        0          257.957
                               ==         ==          ==           ==        =========       ==       =========

                                 ACCUMULATED DEPRECIATION
                            ----------------------------------
                                                     JUNE 30,
                            ADDITIONS   DISPOSALS      1999
                               DM          DM           DM
                            ---------   ---------   ----------
Telecom licences..........   573.821        0          827.363
Name right "ARCIS"........    56.333        0           58.000
Software licences.........   148.206        0          150.954
                            ---------       --      ----------
                             778.360        0        1.036.317
                            =========       ==      ==========

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                                                       NET BOOK VALUE
                                                          ----------------------------------------
                                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                              1997           1998          1999
                                                               DM             DM            DM
Telecom licences........................................       0          8.828.328     12.792.546
Name rights "ARCIS".....................................       0             48.333              0
Software licences.......................................       0             15.453      1.418.654
                                                               --         ---------     ----------
                                                               0          8.892.114     14.211.200
                                                               ==         =========     ==========

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

     Information on the telecom licences can be gained from the following schedule:

                                                                            AT COST
                                     -------------------------------------------------------------------------------------
                                     JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                                      1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998
                                       DM         DM          DM            DM           DM          DM            DM
                                     -------   ---------   ---------   ------------   ---------   ---------   ------------
Licence -- class 3.................     0          0           0            0         6.081.860       0        6.081.860
Licence -- class 4.................     0          0           0            0         3.000.010       0        3.000.010
Licence Austria....................     0          0           0            0                0        0                0
                                        --         --          --           --        ---------       --       ---------
                                        0          0           0            0         9.081.870       0        9.081.870
                                        ==         ==          ==           ==        =========       ==       =========

                                                  AT COST
                                     ----------------------------------
                                                              JUNE 30,
                                     ADDITIONS   DISPOSALS      1999
                                        DM          DM           DM
                                     ---------   ---------   ----------
Licence -- class 3.................  4.518.140       0       10.600.000
Licence -- class 4.................         0        0        3.000.010
Licence Austria....................    19.899        0           19.899
                                     ---------       --      ----------
                                     4.538.039       0       13.619.909
                                     =========       ==      ==========

                                                                   ACCUMULATED DEPRECIATION
                                     -------------------------------------------------------------------------------------
                                     JULY 7,                           DECEMBER 31,                           DECEMBER 31,
                                      1997     ADDITIONS   DISPOSALS       1997       ADDITIONS   DISPOSALS       1998
                                       DM         DM          DM            DM           DM          DM            DM
                                     -------   ---------   ---------   ------------   ---------   ---------   ------------
Licence -- class 3.................     0          0           0            0          152.047        0          152.047
Licence -- class 4.................     0          0           0            0          101.495        0          101.495
Licence Austria....................     0          0           0            0                0        0                0
                                        --         --          --           --        ---------       --       ---------
                                        0          0           0            0          253.542        0          253.542
                                        ==         ==          ==           ==        =========       ==       =========

                                          ACCUMULATED DEPRECIATION
                                     ----------------------------------
                                                              JUNE 30,
                                     ADDITIONS   DISPOSALS      1999
                                        DM          DM           DM
                                     ---------   ---------   ----------
Licence -- class 3.................   422.991        0          575.038
Licence -- class 4.................   150.000        0          251.495
Licence Austria....................       830        0              830
                                     ---------       --      ----------
                                      573.821        0          827.363
                                     =========       ==      ==========

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                                                                       NET BOOK VALUE
                                                          ----------------------------------------
                                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                              1997           1998          1999
                                                               DM             DM            DM
Licence -- class 3......................................       0          5.929.813     10.024.962
Licence -- class 4......................................       0          2.898.515      2.748.515
Licence Austria.........................................       0                  0         19.069
                                                               --         ---------     ----------
                                                               0          8.828.328     12.792.546
                                                               ==         =========     ==========

  LICENCE CLASS 3:

     By way of notice dated August 28, 1998, the regulation authorities for telecommunications and postal services ("Regulierungsbehorde fur Telekommunikation und Post" -- "RegTP") granted the licence for the operation of transmission paths for offering telecommunications services for the public (licence class 3) to the Company for the states Bavaria, Baden-Wurttemberg as well as for parts of the states Hesse, Rhineland Palatinate, Lower Saxony, Northrhinne Westphalia, Schleswig Holstein, Saxony and Brandenburg as well as for the City of Berlin. In this connection a notice of charges was issued in an amount of DM 6.081.860 which has been classified as costs of acquisition of the licence of licence class 3 for the licence territory stated in the notice dated August 28, 1998 and is being depreciated since. By way of amended notice dated March 24, 1999, the licence of class 3 was extended to the entire territory of the Federal Republic of Germany. A notice of charges in this connection had not yet been issued by the point of time of preparation of the interim statements as per June 30, 1999. According to the schedule of charges for telecommunications services, the maximum charge for licence class 3 amounts to DM 10.6 million. After granting of the nation-wide licence, the maximum charge is to be assumed. Therefore, in the statements as per June 30, 1999, the costs of acquisition of the licence for the partial territory of the Federal republic of Germany in the amount of DM 6.081.860 were increased to the maximum amount of DM 10.600.000 and are -- also starting from August 28, 1998 -- being depreciated over a period of time of ten years. The difference between the charge for the partial territory of the Federal Republic of Germany and the maximum licence for the entire territory of the Federal Republic of Germany was shown in the balance sheet as of June 30, 1999 under the accruals for outstanding invoices.

     The Administrative Court of Cologne has determined by way of decision dated March 25, 1999 (file no. 11L2914/98) in individual proceedings pursued by another communications company that the telecommunications schedule of charges on which the notices are based is not in accordance with higher ranking law (i.a. Art. 3 GG (German Grundgesetz) as well as Art. 11 para. 1 of the Guideline 97/13/EG) and is therefore not binding. At present, the proceedings are on appeal and have therefore no effect for the prosecuting telecommunications company or for other telecommunications companies.

     By way of letter dated July 14, 1999, the Company requested the RegTB -- referring to the decision of the Administrative Court of Cologne -- to refund the previously levied licence charges and declared its willingness in this connection to pay reasonable charges for the granted licences accruing on the basis of a new schedule of charges. In preparing the statements as per June 30, 1999, the Company assumed the currently applicable legal situation and schedule of charges for telecommunications services and has assessed the charge resulting therefrom as costs of acquisition of the licence as well as the charges still outstanding according to this as a debt under the accruals.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  LICENCE CLASS 4:

     By way of notice dated March 31, 1998 as well as amended notice dated July 22, 1998, the RegTB has granted to the Company the licence of class 4 for the voice telephone service on the basis of operating own telecommunications networks for the territory of the Federal Republic of Germany. The licence fee amounted to DM 3 million and is being depreciated linear over ten years since mid-1998.

  LICENCE AUSTRIA:

     By way of notices, each dated February 9, 1999, of Telekom-Control-Kommission in Austria, the Company was granted licences for

     - the rendering of the public voice telephone service by way of operating an own fixed telecommunications network as well as for

     - the public offering of leased lines by way of own fixed telecommunications networks.

     The licence fees amounted to ATS 70.000 each, which were classified as costs of acquisition in the amount of DM 19.899 as licence and are being depreciated over a period of ten years since February 1999.

 ALLOCATION OF FREQUENCIES FOR POINT-TO-MULTIPOINT RADIO RELAY INSTALLATIONS:

     Under the date of July 15, 1999, DirektTB served the Company with a total of 8 notices on the allocation of frequencies for the use of point-to-multipoint radio relay installations (PMP-radio relay installations). The notices of charges were still outstanding during preparation of the statements as per June 30, 1999. They will be assessed in the third quarter as costs of acquisition for the aforementioned allocations of frequencies and will be depreciated starting from that point of time.

7. FINANCIAL ASSETS

                                                    DECEMBER 31,   DECEMBER 31,               JUNE 30,
                                                        1997           1998       ADDITIONS     1999
                                                         DM             DM           DM          DM
Shares in subsidiaries
-- Callino Gesellschaft fur Telekommunikation
   GmbH, Vienna/Austria...........................       0              0          71.068      71.068
                                                         ==             ==         ======      ======

     The shareholder agreement was concluded on Mai 21, 1999 in Vienna, Austria. The wholly owned subsidiary is registered under the company name "Callino Gesellschaft fur Telekommunikationsdienste GmbH" in the Trade Register of the Local Court of Vienna, Austria. The common stock amounts to EURO 35.000.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

8. ACCRUED EXPENSES

                                                           DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                               1997           1998         1999
                                                                DM             DM           DM
Outstanding invoices.....................................         0           30.410     5.915.669
Compensation advertising-agency..........................         0                0       728.000
Bonuses..................................................         0          115.434       361.000
Vacation.................................................         0          162.230       200.000
Costs of financial expenses and legal and consultancy
  expenses...............................................     2.360          100.000        75.000
Risk of litigation "Alcatel".............................         0          125.000       125.000
Workmen's Compensation...................................         0           15.000        10.000
Success Fee Financial Adviser............................         0        1.500.000             0
                                                              -----        ---------     ---------
                                                              2.360        2.048.074     7.414.669
                                                              =====        =========     =========

     With "letter agreement" dated March 4, 1998 the Company assigned Chase Manhattan Bank AG with the procurement of equity capital for the purpose of financing its future development. Due to the participation of the shareholders Formus, Chase I and Chase II in the Company within the course of the capital increase of September 10, 1998 the preconditions defined in the letter agreement dated March 4, 1998 for an agreed "success fee" in the amount of DM 1.500.000 have been met. Chase Manhattan has invoiced the fee in the amount of DM
1.500.000 to the Company under the date of October 14, 1998 which was fully accrued as of December 31, 1998. The amount was paid in 1999.

     The reserve of outstanding invoices of TDM 5.916 as of June 30, 1999 concerns essentially outstanding amounts for the procurement of the licenses of the class 3 (TDM 4.518). For further information, reference is made to Section 6.

9. COMMON STOCK/ADDITIONAL PAID-IN CAPITAL

     By stockholders' resolution dated June 8, 1999 the common stock of the Company was increased from DM 4.000.000 by an amount of DM 29.600.000 to DM
33.600.000. The additional common stock was taken over by the existing shareholders. The increase of the common stock was performed by funds resulting from prior capital contributions of shareholders (May 8, 1998 and September 10, 1998) which have been shown so far as additional paid-in capital in stockholder's equity.

10. INCOME TAXES

     For federal income tax purposes the Company has incurred net operating losses which are available as carry forwards to offset future taxes payable. As of June 30, 1999, such accumulated losses brought forward amount to TDM 23.330, as of December 31, 1998 TDM 4.888 for federal income taxes and for trade taxes on income. The tax credits do not expire.

     Especially considering the present development in the telecommunication sector it is not beyond reasonable doubt that the Company will be in a net loss position in the following years. A deferred tax asset was not recorded as a corresponding valuation allowance would have been required.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

11. LEASES

     The Company has no leasing obligations under the term of operating or capital leases.

     Rent expense for the six month period ended June 30, 1999 totalled approximately TDM 2.607 (January 1, -- December 31, 1998 : TDM 248).

     For future minimum rent expenses refer to note 12.

12. GEOGRAPHIC INFORMATION

     The financial assets (Callino Gesellschaft fur Telekommunikation GmbH, Vienna) are maintained in Austria.

13. COMMITMENTS AND CONTINGENCIES

     Future financial obligations are as follows:

                                                                                   2004
                                 TOTAL   1999    2000    2001    2002    2003    AND LATER
                                  TDM     TDM     TDM     TDM     TDM     TDM       TDM
Rent obligations...............  7.369     885     926     926     926     926     2.780
Consultancy contracts..........    792     207     180     180     180      45        --
                                 -----   -----   -----   -----   -----   -----     -----
                                 8.161   1.092   1.106   1.106   1.106     971     2.780
                                 =====   =====   =====   =====   =====   =====     =====

14. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     The selling, general and administrative expenses shown for the 6-months period ended June 30, 1999 in the amount of TDM 15.328 contain termination payments of TDM 2.505 to the former management for the repeal of employment contracts and payments to a consultant for the repeal of an adviser contract.

15. COSTS OF SERVICES

     The costs of services shown for the 6-months period ended June 30, 1999 in the amount of TDM 2.114 include operational expenses such as network operations and interconnection costs.

16. BALANCE SHEET AS OF AUGUST 31, 1998 AND INCOME STATEMENTS FOR THE PERIODS FROM JANUARY 1, 1998 TO AUGUST 31, 1998, FROM SEPTEMBER 1, 1998 TO DECEMBER 31, 1998 AND FROM JANUARY 1, 1998 TO DECEMBER 31, 1998

     The following balance sheet and income statements have been derived from the audited financial statements as of August 31, 1998 (and December 31, 1998). The financial statements as of August 31, 1998 represent the Company's financial statements as of and prior to the purchase of the Company by Formus Communications, Inc. in September 1998.

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

16.1 BALANCE SHEET

     The audited balance sheet as of August 31, 1998 is presented below:

                                     ASSETS

                                                              AUGUST 31,
                                                                 1998
                                                                  DM
Current assets:
  Cash and cash equivalents.................................     806.870
  Stockholder receivables...................................   1.982.250
  Other current assets......................................     179.874
                                                              ----------
          Total current assets..............................   2.968.994
                                                              ----------
Property, plant and equipment
  Other equipment, office equipment, at cost................     124.761
  Advance payments on equipment, at cost....................     461.789
  Less accumulated depreciation and amortization............     (22.422)
                                                              ----------
  Net property, plant and equipment.........................     564.128
                                                              ----------
Intangible assets, at cost..................................   3.007.534
  Less accumulated depreciation and amortization............        (320)
                                                              ----------
  Net intangible assets.....................................   3.007.214
                                                              ----------
                                                               6.540.336
                                                              ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable trade....................................   3.139.851
  Accrued expenses..........................................     554.680
  Other current liabilities.................................     127.984
                                                              ----------
          Total current liabilities/total liabilities.......   3.822.515
                                                              ----------
Stockholders' equity:
Common stock................................................   1.000.000
  thereof not paid-in: DM 382.250
Additional paid-in capital..................................   3.100.000
  thereof not paid-in: DM 1.600.000
Deficit accumulated during the development stage............  (1.382.179)
                                                              ----------
          Total shareholders' equity........................   2.717.821
                                                              ----------
                                                               6.540.336
                                                              ==========

                                  CALLINO GMBH
                   (FORMERLY ARCIS MEDIACOM MANAGEMENT GMBH)
                                     MUNICH
                      -- A DEVELOPMENT STAGE ENTERPRISE --

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

16.2 INCOME STATEMENTS

     The audited income statements for the periods January 1 -- August 31, 1998, September 1 -- December 31, 1998 and January 1 -- December 31, 1998 are presented below:

                                         JANUARY 1 --      SEPTEMBER 1 --       JANUARY 1 --
                                        AUGUST 31, 1998   DECEMBER 31, 1998   DECEMBER 31, 1998
                                        ---------------   -----------------   -----------------
                                              DM                 DM                  DM
Costs and expenses:
  Selling, general and administrative
     expenses.........................    (1.345.144)        (1.740.412)         (3.085.556)
  Depreciation expenses...............       (23.594)          (308.582)           (332.176)
  Interest income.....................           772             63.647              64.419
  Interest expenses...................          (715)           (19.435)            (20.150)
  Other expenses......................             0               (826)               (826)
                                          ----------         ----------          ----------
          Loss from operations........    (1.368.681)        (2.005.608)         (3.374.289)
                                          ----------         ----------          ----------
          Net loss....................    (1.368.681)        (2.005.608)         (3.374.289)
                                          ==========         ==========          ==========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VeloCom Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of VELOCOM INC. AND SUBSIDIARIES (a Delaware corporation) as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (April 29, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VeloCom Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the period from inception (April 29, 1998) through December 31, 1998 in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Denver, Colorado,
  September 30, 1999.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                AS OF
                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $2,340,144    $29,388,749
  Receivable from affiliates................................      394,530        863,806
                                                               ----------    -----------
          Total current assets..............................    2,734,674     30,252,555
Investment in affiliates....................................           --     14,863,800
Property and equipment, net of accumulated depreciation of
  $1,026 and $16,755, respectively..........................       45,572        109,075
Stock subscription receivable...............................           --        493,000
Other noncurrent assets.....................................           --         33,843
                                                               ----------    -----------
          Total assets......................................   $2,780,246    $45,752,273
                                                               ==========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable.......................................   $  462,984    $   472,336
     Accrued liabilities....................................        6,452         15,459
                                                               ----------    -----------
          Total current liabilities.........................      469,436        487,795
                                                               ----------    -----------
Convertible preferred stock, mandatorily redeemable, $.01
  par value;
     Series A, 15,000,000 shares authorized; none and
      15,000,000 shares issued and outstanding,
      respectively..........................................           --     44,982,605
Commitments and contingencies (Note 4)
Stockholders' equity:
  Preferred stock; undesignated, 5,000,000 shares
     authorized; zero shares issued and outstanding.........           --             --
  Common stock, $.01 par value, 40,000,000 shares
     authorized; 3,155,000 and 3,680,086 shares issued and
     outstanding, respectively..............................       31,550         36,801
  Additional paid-in capital................................    3,123,450      4,218,457
  Other cumulative comprehensive income (loss)..............           --       (404,498)
  Deficit accumulated during development stage..............     (844,190)    (3,568,887)
                                                               ----------    -----------
          Total stockholders' equity........................    2,310,810        281,873
                                                               ----------    -----------
          Total liabilities and stockholders' equity........   $2,780,246    $45,752,273
                                                               ==========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    CUMULATIVE FROM                  CUMULATIVE FROM
                                                    APRIL 29, 1998    FOR THE SIX    APRIL 29, 1998
                                                    (INCEPTION) TO    MONTHS ENDED   (INCEPTION) TO
                                                     DECEMBER 31,       JUNE 30,        JUNE 30,
                                                         1998             1999            1999
                                                    ---------------   ------------   ---------------
                                                                      (UNAUDITED)      (UNAUDITED)
Operating costs and expenses:
  General and administrative......................     $ 914,272      $ 1,681,016      $ 2,595,288
                                                       ---------      -----------      -----------
  Operating loss..................................      (914,272)      (1,681,016)      (2,595,288)
                                                       ---------      -----------      -----------
Other income:
  Interest income.................................        70,082          385,772          455,854
                                                       ---------      -----------      -----------
  Net loss before other items.....................      (844,190)      (1,295,244)      (2,139,434)
                                                       ---------      -----------      -----------
Share in results of affiliated companies, net.....            --       (1,428,585)      (1,428,585)
                                                       ---------      -----------      -----------
  Net loss........................................     $(844,190)     $(2,723,829)     $(3,568,019)
                                                       =========      ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              DEFICIT
                                                                OTHER       ACCUMULATED
                                               ADDITIONAL    CUMULATIVE     DURING THE        TOTAL
                                                PAID-IN     COMPREHENSIVE   DEVELOPMENT   COMPREHENSIVE
                          SHARES     AMOUNTS    CAPITAL        LOSS(1)         STAGE          LOSS           TOTAL
                         ---------   -------   ----------   -------------   -----------   -------------   -----------
Inception (April 29,
  1998)................         --   $   --    $       --     $      --     $       --     $        --    $        --
  Common stock issued
    for $1.00 per share
    on May 5, 1998.....    200,000    2,000       198,000            --             --              --        200,000
  Common stock issued
    for cash at $1.00
    per share on June
    30, 1998...........  2,955,000   29,550     2,925,450            --             --              --      2,955,000
  Net loss.............         --       --            --            --       (844,190)       (844,190)      (844,190)
                         ---------   -------   ----------     ---------     -----------    -----------    -----------
Balances, December 31,
  1998.................  3,155,000   31,550     3,123,450            --       (844,190)       (844,190)     2,310,810
                                                                                           ===========
  Common stock issued
    for cash at $1.00
    per share on
    January 6, 1999
    (unaudited)........    200,000    2,000       198,000            --             --              --        200,000
  Common stock issued
    for cash at $2.25
    per share on
    February 12, 1999
    (unaudited)........     75,000      750       168,000            --             --              --        168,750
  Common stock issued
    for cash at $2.25
    per share on May 8,
    1999 (unaudited)...     25,000      250        56,000            --             --              --         56,250
  Common stock issued
    for cash at $3.00
    per share on June
    15, 1999
    (unaudited)........    123,615    1,236       369,609            --             --              --        370,845
  Common stock issued
    for services on
    June 15, 1999
    (unaudited)........     18,138      182        54,232            --             --              --         54,414
  Common stock issued
    for cash at $3.00
    per share on June
    18, 1999
    (unaudited)........     83,333      833       249,166            --             --              --        249,999
  Accretion of
    mandatorily
    redeemable
    preferred stock
    (unaudited)........         --       --            --            --           (868)                          (868)
  Cumulative
    translation
    adjustment.........         --       --            --      (404,498)            --        (404,498)      (404,498)
  Net loss
    (unaudited)........         --       --            --            --     (2,723,829)     (2,723,829)    (2,723,829)
                         ---------   -------   ----------     ---------     -----------    -----------    -----------
Balances, June 30, 1999
  (unaudited)..........  3,680,086   $36,801   $4,218,457     $(404,498)    $(3,568,887)   $(3,128,327)   $   281,873
                         =========   =======   ==========     =========     ===========    ===========    ===========

---------------

(1) As of June 30, 1999, other cumulative comprehensive loss represents cumulative translation adjustments.

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   CUMULATIVE FROM                  CUMULATIVE FROM
                                                   APRIL 29, 1998    FOR THE SIX    APRIL 29, 1998
                                                   (INCEPTION) TO    MONTHS ENDED   (INCEPTION) TO
                                                    DECEMBER 31,       JUNE 30,        JUNE 30,
                                                        1998             1999            1999
                                                   ---------------   ------------   ---------------
                                                                     (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................    $ (844,190)     $ (2,723,829)   $ (3,568,019)
  Adjustments to reconcile net loss to net cash
     used in operating activities-
     Share in results of affiliated companies....            --         1,428,585       1,428,585
     Depreciation and amortization...............         1,026            15,729          16,755
     Issuance of common and preferred stock for
       services..................................            --            60,000          60,000
     Changes in operating assets and liabilities-
       Increase in receivable from affiliates....      (394,530)         (469,276)       (863,806)
       Increase in other assets..................            --           (33,843)        (33,843)
       Increase in accounts payable, accrued
          liabilities and other..................       469,436            18,359         487,795
                                                     ----------      ------------    ------------
          Net cash used in operating
            activities...........................      (768,258)       (1,704,275)     (2,472,533)
                                                     ----------      ------------    ------------
Cash flows from investing activities:
  Purchase of property and equipment.............       (46,598)          (79,232)       (125,830)
  Investments in affiliate.......................            --       (16,696,883)    (16,696,883)
                                                     ----------      ------------    ------------
          Net cash used in investing
            activities...........................       (46,598)      (16,776,115)    (16,822,713)
                                                     ----------      ------------    ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock.........     3,155,000           552,844       3,707,844
  Proceeds from issuance of Series A preferred
     stock, net..................................            --        44,976,151      44,976,151
                                                     ----------      ------------    ------------
          Net cash provided by financing
            activities...........................     3,155,000        45,528,995      48,683,995
                                                     ----------      ------------    ------------
Net change in cash and cash equivalents..........     2,340,144        27,048,605      29,388,749
Cash and cash equivalents, beginning of year.....            --         2,340,144              --
                                                     ----------      ------------    ------------
Cash and cash equivalents, end of year...........    $2,340,144      $ 29,388,749    $ 29,388,749
                                                     ==========      ============    ============
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................    $       --      $         --    $         --
                                                     ==========      ============    ============
  Cash paid for taxes............................    $       --      $         --    $         --
                                                     ==========      ============    ============
  Non-cash financing activities Contribution of
     stock subscription receivable...............            --           493,000         493,000
                                                     ==========      ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (ALL REFERENCES TO JUNE 30, 1999 AMOUNTS ARE UNAUDITED)

(1) ORGANIZATION AND OWNERSHIP

     VeloCom Inc. and subsidiaries (collectively, the "Company", and formerly known as WLL International, Inc.) is a Delaware corporation incorporated in April 1998 with the intent to become a leading provider of competitive voice, data and internet services in Latin America. As principal operations have not yet commenced, the Company's financial statements are presented on the basis of a company in the development stage. The effect on the Company's financial statements is to report cumulative results of operations and cash flows since inception (April 29, 1998).

     The Company formed two joint ventures with four other parties which applied for and won in a public auction, two Brazilian competitive local exchange carrier licenses, one for the Sao Paulo, Brazil region and one for the northeast region (which comprises 16 states) of Brazil (the "Brazilian Mirror Licenses"). The Company is one of the largest shareholders of Mirror Holding S.A. ("Mirror Holding") with a 34.4% ownership interest. Mirror Holding owns a 99% interest in Mirror S.A. which is the entity that was awarded the mirror license for the northeast region (which comprises 16 states) of Brazil on February 4, 1999. The Company is one of the largest shareholders of Megatel Holding S.A. ("Megatel Holding") with a 35.3% ownership interest. Megatel Holding owns a 99% interest in Megatel do Brasil S.A. which is the entity that was awarded the mirror license for the Sao Paulo region on May 5, 1999. The licenses grant a two year exclusive use of wireless local loop at 1.9 GHz (20 MHz) and at 3.4 GHz (50 MHz) for a 20 year renewable period, providing all license conditions are satisfied. The licenses also grant a duopoly with the incumbent provider or local service provider until January 2002. On September 27, 1999, the Company completed a series of transactions which increased its ownership in both Mirror Holding and Megatel Holding to approximately 49%, (see Note 9).

     The Company is in the development stage and has generated no revenues to date. Since commencement of operations (April 29, 1998), the Company has incurred net losses totaling approximately $844,000 through December 31, 1998. As a result of its development stage activities, the Company has experienced operating losses and negative cash flows from operations. The Company expects to continue to generate negative cash flows from operations in each market while it emphasizes development, construction, and expansion of its business and until the Company establishes a sufficient revenue generating customer base in each market. The Company also expects to experience increasing operating losses and negative cash flows from operations as it expands its operations and enters new markets, even if and after it achieves positive cash flow from operations in its initial markets.

     The Company's ultimate success could be affected by the problems, expenses and delays encountered in connection with the formation of any new business and by the competitive environment in which the Company intends to operate. Delays or failure in receiving required regulatory approvals or the enactment of new regulations or regulatory requirements may have a material adverse effect upon the Company. Although management believes that the Company will be able to successfully mitigate these risks, there is no assurance that the Company will be able to do so or that the Company will ever operate profitably.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPALS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which were wholly owned as of year end. All significant intercompany accounts and transactions have been eliminated in consolidation. As of June 30, 1999, the Company held a 34.4% interest in Mirror Holding and a 35.3% interest in Megatel Holding which are accounted for under the equity method of accounting. Subsidiaries are consolidated as of the acquisition date, if the company has control either through ownership of a majority of the subsidiary's voting stock or through control of the board of directors or management of the subsidiary.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In management's opinion, all adjustments (of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of June 30, 1999 and the results of its operations for the six months ended June 30, 1999.

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  CREDIT RISK AND CONCENTRATION OF OPERATIONS

     The Company has an investment in two companies in Brazil, which totals approximately $14,900,000. Accordingly, the Company is exposed to credit risk resulting from adverse general economic conditions which may affect Brazil and Latin America. The Company has not entered into any foreign currency contract, hedges or options.

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less which are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

  STOCK SUBSCRIPTION RECEIVABLE

     Represents a subscription receivable from certain shareholders, which was paid subsequent to June 30, 1999.

  RECEIVABLE FROM AFFILIATES

     The Company incurs costs on behalf of its affiliates such as salaries and benefits of the Company's employee's, travel and professional services. These costs include an administrative fee of 15% and are reimbursed by the affiliates. As of June 30, 1999, the Company is in the process of negotiating a technical services agreement with its affiliates in Brazil, whereby the affiliates will be contractually required to reimburse the Company for such services.

  INVESTMENTS IN AFFILIATES

     For those investments in companies in which the Company's ownership interest is 20% to 50%, and the Company exerts significant influence through board representation and management authority, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's proportionate share of net earnings or losses of the affiliates, limited to the extent of the Company's investment. As of June 30, 1999 the Company held a 34.4% interest in Mirror Holding which holds a 99% interest in Mirror S.A. the operating company. Additionally, the Company had a 35.3% interest in Megatel Holding which holds a 99% interest in Megatel do Brazil S.A., the operating company. The operating companies were awarded licenses to operate fixed telephony services in Sao Paulo and the northeast region of Brazil.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets. The economic lives of property and equipment at acquisition are as follows:

Furniture and office equipment..............................   5 years
Computer equipment..........................................   3 years
Computer software...........................................   3 years

  INCOME TAXES

     The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryovers. The Company recognizes deferred tax assets for the expected future effects of all deductible temporary differences, loss carryovers and tax credit carryovers. Net deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits to the extent it is more likely than not, that some or all of the deferred tax assets will not be realized.

  LONG-LIVED ASSETS

     Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continually evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair values of cash equivalents and other current amounts receivable and payable approximate the carrying amount due to their short-term nature.

  SEGMENT REPORTING

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     The Company is currently in the development stage and has yet to commence its planned principal operations. Through December 31, 1998, the significant portion of the Company's expenditures were associated with its development efforts in Latin America. The Company expects to incur significant costs associated with the expansion of its development efforts. Thus, for 1998, the Company has not disclosed segment information as it is not meaningful.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  FOREIGN OPERATIONS AND FOREIGN EXCHANGE RATE RISK

     The functional currency of the Company's foreign subsidiaries is either the applicable local currency or the U.S. dollar, as determined based on the operations of each subsidiary. Assets and liabilities of foreign subsidiaries for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of stockholders' deficit and are included in Other Cumulative Comprehensive Income (Loss).

     Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.

  STOCK OPTIONS

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plan and, accordingly, does not recognize compensation cost for options granted to employees whose exercise price is equal to or exceeds the fair value of the underlying stock as of the grant date.

  NEW ACCOUNTING PRINCIPLES

     The FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which amends SFAS 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently assessing the effect of this new standard but believes it will not have a material impact on its consolidated results of operations.

     The American Institute of Certified Public Accountants ("AICPA") recently issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998, for projects in progress and prospectively, with earlier application encouraged. The Company adopted SOP 98-1 effective January 1, 1999 with no material impact to the consolidated financial statements.

     The AICPA recently issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is required to be adopted by affected companies for fiscal years beginning after December 15, 1998. SOP 98-5 defines start-up organization costs, which must be expensed as incurred. In addition, all deferred start-up and organization costs existing as of January 1, 1999 must be written off and accounted for as a cumulative effect of an accounting change. The adoption of SOP 98-5 did not have a material effect on the Company's financial position or results of operation as the company's historical accounting policy was to expense start-up costs as incurred.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) INCOME TAXES

     The Company is subject to federal and state income taxes but has incurred no liability for such taxes due to losses it has incurred since inception. At December 31, 1998, the Company had net operating loss carryforwards for U.S. federal tax purposes of approximately $278,000 which expire through the year 2013. These carryforwards are available to offset future taxable income.

     The Company's net deferred tax asset results primarily from the future benefit of net operating loss carryforwards. The net deferred tax assets as of December 31, 1998 are as follows:

Net operating losses........................................   $  89,213
Start up costs..............................................     169,291
Accelerated depreciation....................................        (213)
Other.......................................................      11,850
  Less: Valuation allowances................................    (270,141)
                                                               ---------
  Net deferred tax assets...................................   $      --
                                                               =========

     The reconciliation of income taxes computed at the statutory rates to the income tax benefit is as follows:

                                                                    INCEPTION
                                                               (APRIL 29, 1998) TO
                                                                  DECEMBER 31,
                                                                      1998
                                                               -------------------
Income tax benefit at statutory rates.......................        $(270,141)
Increase in valuation allowance.............................          270,141
                                                                    ---------
Total income tax benefit....................................        $      --
                                                                    =========

(4) COMMITMENTS AND CONTINGENCIES

  RECOVERY OF INVESTMENTS

     Since its inception, the Company's efforts have been primarily directed towards raising capital and developing and operating the competitive voice, data and internet communications networks. The Company has made a significant investment in pre-operating entities in Brazil whose primary assets are competitive local exchange carrier licenses. The ability of the Company's affiliate to recover its current investment and to generate positive cash flow and operating profits is contingent upon a number of factors.

  RECOVERABILITY OF LICENSES

     The terms of the Company's affiliate's license agreements contain provisions whereby the operating company must achieve certain levels of network build out. If such commitments are not met, the Company's affiliate could be subject to fines, and in certain circumstances the revocation of the applicable licenses.

     Compliance with the terms of these licenses and certain regulatory requirements can be difficult to meet. In addition, there can be no assurance that in the future all regulatory requirements will be met or that the Company's affiliate will not lose any applicable licenses as a result of its failure to meet such requirements.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  LEASE COMMITMENTS

     The Company leases its office facility and certain office furniture under a non-cancelable operating lease. The lease term expires July 14, 2000. Future minimum rental payments under the lease for such office facility are as follows as of December 31, 1998:

1999........................................................   $ 98,796
2000........................................................     53,515
                                                               --------
                                                               $152,311
                                                               ========

  LITIGATION

     In the normal course of business, the Company is subject to, and may become a party to, litigation. The Company is currently not party to any litigation.

(5) INVESTMENT IN AFFILIATE CONDENSED FINANCIAL INFORMATION

     The Company formed two joint ventures with four other parties which applied for and won in a public auction, two Brazilian competitive local exchange carrier licenses, one for the Sao Paulo region and one for the northeast region (which comprises 16 states) of Brazil. A description of the companies and their condensed Financial Statements as of June 30, 1999 follow:

     The Company holds a 34.4% interest in Mirror Holding S.A. Mirror Holding owns a 99% interest in Mirror S.A. which is the entity that was awarded the mirror license for the northeast region of Brazil on February 4, 1999. Condensed financial information for Mirror S.A., stated in US dollars is as follows:

                                                                FOR THE SIX
                                                               MONTHS ENDED
                                                               JUNE 30, 1999
                                                               -------------
                                                                (UNAUDITED)
Current assets..............................................    $10,397,000
Non-current assets..........................................     39,702,000
                                                                -----------
          Total assets......................................    $50,099,000
                                                                ===========
Current liabilities.........................................     12,562,000
Non-current liabilities.....................................     11,382,000
Stockholders' equity........................................     26,155,000
                                                                -----------
          Total liabilities and stockholders' equity........    $50,099,000
                                                                ===========
Revenue.....................................................         16,000
Expenses....................................................      3,735,000
                                                                -----------
          Net Loss..........................................    $(3,719,000)
                                                                ===========

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company holds a 35.3% interest in Megatel Holding S.A. Megatel Holding owns a 99% interest in Megatel do Brasil S.A. which is the entity that was awarded the mirror license for the Sao Paulo region of Brazil on May 5, 1999. Condensed financial information for Megatel do Brasil S.A. stated in US dollars is as follows:

                                                                FOR THE SIX
                                                               MONTHS ENDED
                                                               JUNE 30, 1999
                                                               -------------
                                                                (UNAUDITED)
Current assets..............................................    $ 1,940,000
Non-current assets..........................................     40,761,000
                                                                -----------
          Total assets......................................    $42,701,000
                                                                ===========
Current liabilities.........................................     12,862,000
Non-current liabilities.....................................     12,187,000
Stockholders' equity........................................     17,652,000
                                                                -----------
          Total liabilities and Stockholders' equity........    $42,701,000
                                                                ===========
Revenue.....................................................    $        --
Expenses....................................................        459,000
                                                                -----------
          Net Loss..........................................    $  (459,000)
                                                                ===========

(6) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              DECEMBER 31,   JUNE 30,
                                                                  1998         1999
                                                              ------------   --------
Furniture and office equipment..............................    $20,863      $ 69,205
Computer equipment..........................................     25,735        42,936
Leasehold improvements......................................         --        13,689
                                                                -------      --------
                                                                 46,598       125,830
Less- accumulated depreciation..............................     (1,026)      (16,755)
                                                                -------      --------
                                                                $45,572      $109,075
                                                                =======      ========

(7) STOCK OPTIONS

     The Company maintains a stock option plan (the "Plan") which provides for the grant of stock options, restricted stock awards and other stock grants to directors, key employees, and consultants to purchase common stock of the Company. The Plan, amended May 7, 1999 allows for 3,300,000 options available for grant. Under the Plan, incentive stock options are granted at an exercise price not less than the fair market value of the common stock on the date of the grant, as determined by the Company's Board of Directors.

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a summary of stock option transactions:

                                                                          WEIGHTED-
                                                                           AVERAGE
                                                                          EXERCISE
                                                               SHARES       PRICE
                                                              ---------   ---------
Outstanding at April 29, 1998...............................         --     $  --
  Granted...................................................  1,110,000      1.37
  Exercised.................................................         --        --
  Forfeited.................................................         --        --
                                                              ---------     -----
Outstanding at December 31, 1998............................  1,110,000      1.37
  Granted (unaudited).......................................  1,517,000      2.49
  Exercised (unaudited).....................................         --        --
  Forfeited (unaudited).....................................         --        --
                                                              ---------     -----
Outstanding as of June 30, 1999 (unaudited).................  2,627,000     $2.02
                                                              =========     =====

     At December 31, 1998 there were 2,190,000 options available for grant under the Plan. Outstanding options typically vest over four years and expire ten years from the date of grant. The weighted-average grant date fair value during 1998 and through June 30, 1999 (unaudited) is $.22 and $.52 per option, respectively. All options granted during 1998 and the six months ended June 30, 1999, were granted with an exercise price equal to the fair value of common stock.

     The following table summarizes information about stock options as of December 31, 1998:

                                                      WEIGHTED-
                                                       AVERAGE         OPTIONS       OPTIONS
                                                    EXERCISE PRICE   OUTSTANDING   EXERCISABLE
                                                    --------------   -----------   -----------
December 31, 1998.................................      $1.37         1,110,000      56,927
                                                        -----         ---------      ------
                                                        $1.37         1,110,000      56,927
                                                        =====         =========      ======

     The following table summarizes unaudited information about stock options as of June 30, 1999:

                                                      WEIGHTED-
                                                       AVERAGE         OPTIONS       OPTIONS
                                                    EXERCISE PRICE   OUTSTANDING   EXERCISABLE
                                                    --------------   -----------   -----------
June 30, 1999 (unaudited).........................      $2.02         2,627,000      265,427
                                                        -----         ---------      -------
                                                        $2.02         2,627,000      265,427
                                                        =====         =========      =======

     Fair values of employee options are estimated on the date of grant using the Black-Scholes single-option pricing model. The fair value of each option granted to employees was estimated on the date of grant using the following weighted-average assumptions:

                                                           DECEMBER 31,
                                                               1998       JUNE 30, 1999
                                                           ------------   -------------
                                                                           (UNAUDITED)
Estimated dividends......................................     None            None
Risk-free interest rate..................................  4.25%-4.56%    4.56%-5.63%
Expected life............................................    4 years        4 years
Expected volatility......................................      0%              0%

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company applies APB 25 in accounting for its stock compensation plan, and accordingly no compensation expense has been recognized in the financial statements for options granted to employees at or above fair value.

     Had the Company recognized compensation cost for options granted to employees based on the fair value of the options granted as of the grant date as prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), net loss would have increased to the pro forma amounts indicated below:

                                              FOR THE PERIOD FROM                                    CUMULATIVE
                                                APRIL 29, 1998                                     FROM APRIL 29,
                                                (INCEPTION) TO          SIX MONTHS ENDED          1998 (INCEPTION)
                                                 DECEMBER 31,             JUNE 30, 1999           TO JUNE 30, 1999
                                                     1998                  (UNAUDITED)               (UNAUDITED)
                                             ---------------------   -----------------------   -----------------------
                                                         BASIC AND                 BASIC AND                 BASIC AND
                                                          DILUTED                   DILUTED                   DILUTED
                                                         NET LOSS                  NET LOSS                  NET LOSS
                                             NET LOSS    PER SHARE    NET LOSS     PER SHARE    NET LOSS     PER SHARE
                                             ---------   ---------   -----------   ---------   -----------   ---------
As reported................................  $(844,190)    $(.52)    $(2,723,829)    $(.79)    $(3,568,019)   $(1.04)
Pro forma..................................  $(854,580)    $(.53)    $(2,853,073)    $(.83)    $(3,707,653)   $(1.08)

(8) CAPITAL STOCK

  COMMON STOCK

     As of December 31, 1998, the Company had issued a total of 3,155,000 shares of common stock, resulting in net proceeds to the Company of $3,155,000. The par value is $.01 per share. Each share of common stock constitutes one vote at any annual or special meeting, or action by written consent.

  PREFERRED STOCK

     The Company may issue from time to time shares of mandatorily stock in one or more series with designations, rights, preferences and limitations established by the Company's Board of Directors. The Company is authorized to issue 20,000,000 shares of $0.01 par value of preferred stock as of June 30, 1999.

     During 1999, the Company completed private placements of Series A mandatorily redeemable preferred stock ("Series A preferred stock"). Total net proceeds to the Company as a result of these private placements was approximately $45,000,000. The Series A preferred stock votes with, and in the same manner as, the shares of voting common stock of the Company, not as a special class except in respect of certain matters.

     Holders of preferred stock are entitled to dividends in amounts determined by the Board of Directors. No distributions may be made to holders of common stock until all dividends declared, if any, on the preferred stock have been paid.

     Each share of Series A preferred stock is convertible, at the option of the holder, into shares of the Company's common stock at the rate currently of one share of common stock for each share of Series A preferred stock. This conversion rate is subject to adjustment based on a formula to prevent dilution. Each share of Series A preferred stock is automatically convertible into common stock immediately prior to the closing of a public offering which meets certain conditions. The Company is obligated to redeem: (1) 33 1/3% of the then-outstanding shares of Series A preferred stock on the sixth anniversary of the first date of issuance, (2) 50% of the then-outstanding shares of Series A preferred stock on the seventh anniversary of the first date of issuance, and
(3) all remaining shares of Series A preferred stock on the

                         VELOCOM INC. AND SUBSIDIARIES
                      (A COMPANY IN THE DEVELOPMENT STAGE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

eighth anniversary. The redemption price for the Series A preferred stock is $3.00 per share as of June 30, 1999.

(9) SUBSEQUENT EVENTS

     On September 27, 1999, the Company completed a number of transactions that are in total referred to as the "Roll-Up Transactions."

     The Company and SLI Wireless S.A. ("SLI") executed an agreement whereby the Company acquired from SLI (a) the 12.5% interest and 12.8% interest in Mirror Holding and Megatel Holding, respectively, (b) a 100% interest in and a 50% interest in two Argentine license holding companies, (c) a 55% interest in a Delaware operating company (operating in Argentina), Telelatina Management Company ("Telelatina") and (d) a 10% indirect interest in a Colombian license holding company. In addition, SLI paid approximately $13,838,000 to the Company. In consideration for these assets and cash, the Company issued to SLI 4,330,709 shares of common stock and 7,840,000 shares of Series A preferred stock.

     The Company and Formus Communications Inc. ("Formus") executed an agreement whereby the Company acquired (a) license holding companies in Argentina, Colombia and Peru, (b) companies with pending license applications in Chile, Venezuela and Bolivia and (c) a 29.6% interest in Telelatina. In addition, Formus paid approximately $20,834,000 to the Company. In consideration for these assets and cash, the Company issued to an affiliate of Formus 1,574,803 shares of common stock and 7,866,333 shares of Series A preferred stock.

     The Company and Taquari Participacoes S.A. ("Taquari") executed an agreement whereby the Company acquired (a) the 2.5% interest in Mirror Holding and the right to purchase 1.25% of the outstanding shares in Megatel Holding. In addition, Taquari will contribute cash of approximately $3,280,000. In consideration for these assets and cash, the Company issued to Taquari and an affiliate 1,673,228 shares of common stock.

     The Company acquired from PCN do Brasil ("PCN") and Inepar S/A Industria e Construcoes ("INEPAR") (a) Inepar's 15% interest in an Argentine license holding company, (b) PCN's 15% interest in Telelatina, (c) PCN's 35% interest in an Argentine license holding company and (d) PCN's 15% indirect interest in a Colombian license holding company. In consideration for these assets, the Company paid to INEPAR, approximately $657,000 and paid to PCN approximately $1,718,000. In addition, the Company issued approximately $13,626,000 worth of 7% secured promissory notes payable due on November 10, 1999.

     As a result of these Roll-Up Transactions, the Company increased its ownership interest to approximately 49% in each Mirror Holding and Megatel Holding and owns 100% of Telelatina, an operating company expecting to launch commercial data and internet access services in 2000 and also acquired a number of other licenses and license applications in the various countries noted above.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               , 1999

                               [FORMUS.NET LOGO]

                                SHARES OF CLASS A COMMON STOCK

                              --------------------

                                   PROSPECTUS
                              --------------------

                          DONALDSON, LUFKIN & JENRETTE

                                 DLJdirect INC.

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date hereof.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Until             , 1999 (25 days after the date of this prospectus), all
dealers that effect transactions in these securities may be required to deliver a prospectus. This is an addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in the offering and when selling previously unsold allotments or subscriptions.
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $41,700
National Association of Securities Dealers, Inc. filing
  fee.......................................................   15,500
Nasdaq National Market listing fee..........................        *
Transfer agent's and registrar's fees.......................        *
Printing expenses...........................................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Blue Sky filing fees and expenses...........................        *
Miscellaneous expenses......................................        *
                                                              -------
          Total.............................................  $     *
                                                              =======

------------------------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to securities issued or sold by the Registrant within the last three years. During that time, the Registrant has issued unregistered securities in the transactions described below. Securities issued in such transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving any public offering, or under Rule 701 under the Securities Act. The sales of securities were made without the use of an underwriter and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Act.

     (1) From April 1997 to the present, we have granted options to purchase an
aggregate of           shares of common stock to employees, directors and
consultants pursuant to the Formus Communications, Inc. Equity Incentive Plan dated April 15, 1997, as amended.

     (2) On November 20, 1996, the Company entered into a Common Stock Purchase
Agreement for the sale of an aggregate           shares of Common Stock to four
institutional investors and one other sophisticated investor for an aggregate purchase price of $1,235,000.

     (3) On February 28, 1997, the Company entered into an Amended and Restated
Common Stock Purchase Agreement for the sale of an aggregate           shares of
Common Stock to seven institutional investors and one sophisticated investor for an aggregate purchase price of $1,147,000.

     (4) On August [13], 1997, the Company entered into a Stock Purchase and
Accession Agreement for the sale of an aggregate           shares of Common
Stock to three institutional investors for an aggregate purchase price of $33,500.

     (5) On August 13, 1997, the Company entered into a Preferred Stock Purchase Agreement, as amended on November 7, 1997, for the sale of an aggregate shares of Series A Preferred Stock and an aggregate 4,056,000 shares of Series B Preferred Stock to 18 institutional investors and other sophisticated investors for an aggregate purchase price of $52,625,000.

     (6) On September 28, 1998, the Company entered into a Preferred Stock Purchase Agreement for the sale of an aggregate 6,424,528 shares of Series C
Preferred Stock and an aggregate           shares of Series D Preferred Stock to
19 institutional investors for an aggregate purchase price of $25,000,003.

     (7) On September 3, 1999, the Company issued an aggregate           shares
of Series E Preferred Stock and an aggregate           shares of Series F
Preferred Stock, along with $100,000 in cash, in exchange for the remaining equity interest in Callino GmbH and its Dutch holding company that the Company did not own.

     (8) On September 3, 1999, the Company entered into a Preferred Stock
Purchase Agreement for the sale of an aggregate           shares of Series E
Preferred Stock and an aggregate           shares of Series F Preferred Stock to
53 institutional investors and other sophisticated investors for an aggregate purchase price of $115,848,170.

     (9) On September 9, 1999, the Company issued to Intel Corporation a warrant
to purchase           shares of Series E Preferred Stock in connection with
Intel's execution of a marketing assistance agreement.

     The issuances described in paragraphs (2) through (9) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The sales of securities described in paragraph (1) above were deemed to be exempt from the registration requirements of the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           Form of Underwriting Agreement
          2.1            Purchase Agreement among Formus Communications, Inc., Formus
                         International, Inc. and VeloCom Inc. dated as of August 20,
                         1999
          2.2            Exchange Agreement among Formus Communications, Inc., Formus
                         International, Inc. and the Shareholders listed on Schedule
                         1 dated as of August 30, 1999
          3.1*           Form of Amended and Restated Certificate of Incorporation of
                         Formus
          3.2*           Bylaws of Formus
          4.1*           Specimen stock certificates for shares of Common Stock of
                         Formus Communications, Inc.
          4.2            Employee Stockholders Agreement among Formus Communications,
                         Inc. and the individuals identified on the Exhibit dated as of August 1, 1997
          4.3            Fourth Amended and Restated Investors' Rights Agreement
                         among Formus Communications, Inc. and certain holders of
                         stock listed on Schedule A dated as of September 3, 1999
          4.4*           Warrant to Purchase Series E Preferred Stock of Formus
                         Communications, Inc. dated as of September 9, 1999
          4.5*           Formus Polska Sp. z o.o. Shareholders Agreement dated as of
                         November 1997 between Formus International-Poland, Inc. and
                         Elmedia Sp. z o.o.
          5.1*           Opinion of Holme Roberts & Owen LLP, regarding legality of securities being registered
         10.1            License of the License Category 3, Registration No.
                         98030188, dated September 8, 1998, as amended by Notice of
                         Change dated March 24, 1999
         10.2            License of the License Category 4, Registration No.
                         98040578, dated March 31, 1998, as amended by Notice of
                         Change dated July 22, 1998
         10.3            Certificate Provisional Frequency Allocation No. 98370188
                         dated July 21, 1999, and Allocation No. 98370059.
         10.4            Concession and Permission No. 300/97/TI dated October 31,
                         1997, as amended by Decision Number T-585/k-300(1)/98
         10.5            Formus Communications, Inc. Equity Incentive Plan effective as of April 15, 1997, as amended
         10.6            Form of Stock Option Agreement
         10.7            Letter Agreement between Osmo A. Hautanen and Formus
                         Communications, Inc. dated July 1, 1998
         10.8            Severance Agreement between Vernon F. Kenley and Formus
                         Communications, Inc. dated May 1, 1999
         10.9            Form of Letter Agreement between Formus Communications, Inc.
                         and employees
         10.10*          E120 million Multi-Tranche Secured Senior Facility Agreement among Formus Polska Sp. z o.o., as borrower, Westdeutsche
                         Landesbank (France) S.A., as facility agent, Westdeutsche
                         Landesbank Polska S.A., as security trustee, and each of the financial institutions listed in Schedule 1, dated September
                         15, 1999
         21.1            Subsidiaries of Formus Communications, Inc.
         23.1            Consent of Arthur Andersen LLP (Formus Communications, Inc.)
         23.2            Consent of Arthur Andersen LLP (VeloCom Inc.)
         23.3            Consent of Haarmann, Hemmelrath & Partner GMBH (Callino
                         GmbH)

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         23.4*           Consent of Holme Roberts & Owen LLP(included as part of
                         Exhibit 5.1)
         24.1            Powers of Attorney
         27              Financial Data Schedule

---------------

 *  To be filed by amendment.

     (b) Financial Statement Schedules:

     None.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, Colorado, on the 6th day of October, 1999.

                                            FORMUS COMMUNICATIONS, INC.

                                            By:    /s/ BERNARD G. DVORAK
                                              ----------------------------------
                                                      Bernard G. Dvorak
                                               Senior Vice President and Chief
                                                       Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----

                          *                            Chief Executive Officer and      October 6, 1999
-----------------------------------------------------    Director (Principal
                  Osmo A. Hautanen                       Executive Officer)

                /s/ BERNARD G. DVORAK                  Senior Vice President, Chief     October 6, 1999
-----------------------------------------------------    Financial Officer and
                  Bernard G. Dvorak                      Secretary (Principal
                                                         Financial Officer)

                          *                            Corporate Controller             October 6, 1999
-----------------------------------------------------    (Principal Accounting
                  Eric B. Alexander                      Officer)

                          *                            Chairman of the Board of         October 6, 1999
-----------------------------------------------------    Directors
                  William J. Elsner

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                 Steven C. Halstedt

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                  Michael R. Hannon

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                    Michael Honig

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                 William A. Johnston

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                     Ian Kidson

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                   Kevin J. Maroni

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                  Trygve E. Myhren

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                 Frederick A. Vierra

                          *                            Director                         October 6, 1999
-----------------------------------------------------
                    James F. Wade

             *By: /s/ BERNARD G. DVORAK
-----------------------------------------------------
                  Bernard G. Dvorak
                  attorney-in-fact

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           Form of Underwriting Agreement
          2.1            Purchase Agreement among Formus Communications, Inc., Formus
                         International, Inc. and VeloCom Inc. dated as of August 20,
                         1999
          2.2            Exchange Agreement among Formus Communications, Inc., Formus
                         International, Inc. and the Shareholders listed on Schedule
                         1 dated as of August 30, 1999
          3.1*           Form of Amended and Restated Certificate of Incorporation of
                         Formus
          3.2*           Bylaws of Formus
          4.1*           Specimen stock certificates for shares of Common Stock of
                         Formus Communications, Inc.
          4.2            Employee Stockholders Agreement among Formus Communications,
                         Inc. and the individuals identified on the Exhibit dated as of August 1, 1997
          4.3            Fourth Amended and Restated Investors' Rights Agreement
                         among Formus Communications, Inc. and certain holders of
                         stock listed on Schedule A dated as of September 3, 1999
          4.4*           Warrant to Purchase Series E Preferred Stock of Formus
                         Communications, Inc. dated as of September 9, 1999
          4.5*           Formus Polska Sp. z o.o. Shareholders Agreement dated as of
                         November 1997 between Formus International-Poland, Inc. and
                         Elmedia Sp. z o.o.
          5.1*           Opinion of Holme Roberts & Owen LLP, regarding legality of securities being registered
         10.1            License of the License Category 3, Registration No.
                         98030188, dated September 8, 1998, as amended by Notice of
                         Change dated March 24, 1999
         10.2            License of the License Category 4, Registration No.
                         98040578, dated March 31, 1998, as amended by Notice of
                         Change dated July 22, 1998
         10.3            Certificate Provisional Frequency Allocation No. 98370188
                         dated July 21, 1999, and Allocation No. 98370059.
         10.4            Concession and Permission No. 300/97/TI dated October 31,
                         1997, as amended by Decision Number T-585/k-300(1)/98
         10.5            Formus Communications, Inc. Equity Incentive Plan effective as of April 15, 1997, as amended
         10.6            Form of Stock Option Agreement
         10.7            Letter Agreement between Osmo A. Hautanen and Formus
                         Communications, Inc. dated July 1, 1998
         10.8            Severance Agreement between Vernon F. Kenley and Formus
                         Communications, Inc. dated May 1, 1999
         10.9            Form of Letter Agreement between Formus Communications, Inc.
                         and employees
         10.10*          E120 million Multi-Tranche Secured Senior Facility Agreement among Formus Polska Sp. z o.o., as borrower, Westdeutsche
                         Landesbank (France) S.A., as facility agent, Westdeutsche
                         Landesbank Polska S.A., as security trustee, and each of the financial institutions listed in Schedule 1, dated September
                         15, 1999
         21.1            Subsidiaries of Formus Communications, Inc.
         23.1            Consent of Arthur Andersen LLP (Formus Communications, Inc.)
         23.2            Consent of Arthur Andersen LLP (VeloCom Inc.)

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         23.3            Consent of Haarmann, Hemmelrath & Partner GMBH (Callino
                         GmbH)
         23.4*           Consent of Holme Roberts & Owen LLP(included as part of
                         Exhibit 5.1)
         24.1            Powers of Attorney
         27              Financial Data Schedule

---------------

 *  To be filed by amendment.